                                   INDENTURE



                             TELECOM ARGENTINA S.A.
                                    as Issuer



                              THE BANK OF NEW YORK
             as Trustee, Registrar, Paying Agent and Transfer Agent








                               Dated as of ., 2004

                       Certain Sections of this Indenture
                      relating to Sections 310 through 318,
                 inclusive, of the Trust Indenture Act of 1939:

Trust Indenture                                                                 Indenture
   Act Section                                                                   Section
---------------                                                              --------------
(S) 310(a)(1)........................................................             5.08
         (a)(2)......................................................             5.08
         (a)(3)......................................................        Not Applicable
         (a)(4)......................................................        Not Applicable
         (a)(5)......................................................             5.08
         (b).........................................................        5.09 and 5.10
(S) 311(a)                                                                        5.14
         (b).........................................................             5.14
(S) 312(a)                                                                        3.07
         (b).........................................................             6.09
         (c).........................................................             6.09
(S) 313(a)                                                                        3.12
         (b).........................................................             3.12
         (c).........................................................             3.12
         (d).........................................................             3.12
(S) 314(a)                                                                        3.11
         (a)(4)......................................................             3.24
         (b).........................................................        Not Applicable
         (c)(1)......................................................            12.05
         (c)(2)......................................................            12.05
         (c)(3)......................................................            12.05
         (d).........................................................        Not Applicable
         (e).........................................................            12.05
(S) 315(a)                                                                        5.01
         (b).........................................................             5.13
         (c).........................................................             5.01
         (d).........................................................             5.01
         (e).........................................................             4.13
(S) 316(a)
         (a)(1)(A)...................................................             4.10
         (a)(1)(B)...................................................             4.11
         (a)(2)......................................................        Not Applicable
         (b).........................................................             4.08
         (c).........................................................        6.01 and 6.02

Trust Indenture                                                                 Indenture
   Act Section                                                                   Section
---------------                                                              --------------
(S) 317(a)(1)........................................................        4.03 and 4.05
         (a)(2)......................................................             4.03
         (b).........................................................             3.04
(S) 318(a)...........................................................            12.01

---------------

NOTE:
This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE 1
                                                    Definitions

Section 1.01.  Certain Terms Defined..........................................................................    2
Section 1.02.  Rules of Construction..........................................................................   30

                                                     ARTICLE 2
                                                       Notes

Section 2.01.  Form and Terms of the Notes....................................................................   31
Section 2.02.  Form of Trustee's Certificate of Authentication................................................   32
Section 2.03.  Notes Issuable in Series; Aggregate Principal Amount Limited...................................   32
Section 2.04.  Authentication and Delivery of Notes...........................................................   33
Section 2.05.  Execution of Notes.............................................................................   33
Section 2.06.  Certificate of Authentication..................................................................   35
Section 2.07.  Denomination and Date of Notes; Payments and Paying Agencies; Payment of Interest..............   35
Section 2.08.  Registration, Transfer and Exchange of Notes...................................................   36
Section 2.09.  Restricted Legend..............................................................................   40
Section 2.10.  Restrictions on Transfer and Exchange..........................................................   40
Section 2.11.  Mutilated, Defaced, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes....   41
Section 2.12.  Purchase and Cancellation......................................................................   42
Section 2.13.  CUSIP Numbers..................................................................................   42
Section 2.14.  Special Provisions Regarding Unlisted Notes....................................................   43
Section 2.15.  Special Provision Regarding Title VI of the Argentine Income Tax Law...........................   45

                                                     ARTICLE 3
                                      Covenants of the Issuer and the Trustee

Section 3.01.  Payment of Principal and Interest..............................................................   46
Section 3.02.  Offices for Payments, etc......................................................................   46
Section 3.03.  Appointment to Fill a Vacancy in Office of Trustee.............................................   47
Section 3.04.  Payments and Paying Agents.....................................................................   47
Section 3.05.  Taxation.......................................................................................   49
Section 3.06.  Ranking........................................................................................   51
Section 3.07.  Noteholders Lists..............................................................................   51
Section 3.08.  Notice of Default..............................................................................   51
Section 3.09.  Maintenance of Existence.......................................................................   52
Section 3.10.  Line of Business...............................................................................   52

Section 3.11.  Limitation on Liens.............................................................   52
Section 3.12.  Limitation on Indebtedness......................................................   53
Section 3.13.  Limitations on Restricted Payments..............................................   55
Section 3.14.  Limitation on Asset Sales.......................................................   56
Section 3.15.  Limitations on Sale and Leaseback Transactions..................................   57
Section 3.16.  Limitation on Transactions with Shareholders and Affiliates.....................   57
Section 3.17.  Limitation on Capital Expenditures..............................................   59
Section 3.18.  Limitations on Payment Restrictions Affecting Restricted Subsidiaries...........   59
Section 3.19.  Limitation on Issuance of Equity Interests of Telecom Personal..................   60
Section 3.20.  Restriction on Voluntary Capital Reduction......................................   60
Section 3.21.  Reinvestment of Dividends Paid by Telecom Personal..............................   60
Section 3.22.  Limitation on Use of Proceeds of Incurrence of Indebtedness.....................   60
Section 3.23.  Redemption of Notes Upon a Change of Control....................................   61
Section 3.24.  Designation of Restricted and Unrestricted Subsidiaries.........................   61
Section 3.25.  Reports by the Issuer...........................................................   62
Section 3.26.  Reports by the Trustee..........................................................   64
Section 3.27.  Listing.........................................................................   64
Section 3.28.  Limitation of Applicability of Certain Covenants................................   65
Section 3.29.  Maintenance of the Reserve Account..............................................   65

                                              ARTICLE 4
                     Remedies of the Trustee and Noteholders on Event of Default

Section 4.01.  Events of Default...............................................................   66
Section 4.02.  Acceleration....................................................................   70
Section 4.03.  Collection of Indebtedness by Trustee; Trustee May Prove Indebtedness...........   70
Section 4.04.  Application of Proceeds.........................................................   73
Section 4.05.  Suits For Enforcement...........................................................   73
Section 4.06.  Restoration of Rights on Abandonment of Proceedings.............................   74
Section 4.07.  Limitations on Suits by Noteholders.............................................   74
Section 4.08.  Unconditional Right of Noteholders to Institute Certain Suits...................   74
Section 4.09.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.........   75
Section 4.10.  Control by Noteholders..........................................................   75
Section 4.11.  Waiver of Past Defaults.........................................................   76
Section 4.12.  Payments After a Default........................................................   76
Section 4.13.  Undertaking for Costs...........................................................   77

                                              ARTICLE 5
                                       Concerning the Trustees

Section 5.01.  Duties and Responsibilities of the Trustee......................................   77

Section 5.02.  Certain Rights of the Trustee....................................................................   79
Section 5.03.  Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof....   80
Section 5.04.  Trustee and Agents May Hold Notes; Collections, etc..............................................   80
Section 5.05.  Moneys Held by Trustee...........................................................................   80
Section 5.06.  Compensation and Indemnification of Trustee and its Prior Claim..................................   81
Section 5.07.  Right of Trustee to Rely on Officers' Certificate, etc...........................................   81
Section 5.08.  Corporate Trustee Required; Eligibility..........................................................   82
Section 5.09.  Disqualification; Conflicting Interest...........................................................   82
Section 5.10.  Resignation and Removal; Appointment of Successor Trustee........................................   83
Section 5.11.  Acceptance of Appointment By Successor Trustee...................................................   84
Section 5.12.  Merger, Conversion, Consolidation or Succession to Business of Trustee...........................   85
Section 5.13.  Notice of Defaults...............................................................................   86
Section 5.14.  Preferential Collection of Claims Against the Issuer.............................................   86
Section 5.15.  Other Capacities.................................................................................   87

                                                      ARTICLE 6
                                              Concerning the Noteholders

Section 6.01.  Evidence of Action Taken by Noteholders..........................................................   87
Section 6.02.  Proof of Execution of Instruments and of Holding of Notes; Record Date...........................   87
Section 6.03.  Holders to be Treated as Owners..................................................................   87
Section 6.04.  Notes Owned by Issuer Deemed Not Outstanding.....................................................   88
Section 6.05.  Right of Revocation of Action Taken..............................................................   88
Section 6.06.  Noteholders' Meetings............................................................................   89
Section 6.07.  Waiver of Certain Covenants......................................................................   92
Section 6.08.  Consent of Holders...............................................................................   92
Section 6.09.  Communications by Holders with Other Holders.....................................................   92

                                                      ARTICLE 7
                                               Supplemental Indentures

Section 7.01.  Supplemental Indentures without Consent of Noteholders...........................................   92
Section 7.02.  Supplemental Indentures with Consent of Noteholders..............................................   94
Section 7.03.  Effect of Supplemental Indenture.................................................................   96
Section 7.04.  Documents to be Given to Trustee.................................................................   96
Section 7.05.  Notation on Notes in Respect of Supplemental Indentures..........................................   96
Section 7.06.  Conformity with Trust Indenture Act of 1939......................................................   97

                                                          ARTICLE 8
                                           Consolidation, Merger or Sale of Assets

Section 8.01.  Consolidation, Merger or Sale of Assets and Conveyances...................................................    97

                                                          ARTICLE 9
                                  Satisfaction and Discharge of Indenture; Unclaimed Moneys

Section 9.01.  Satisfaction and Discharge of Indenture...................................................................    98
Section 9.02.  Application by Trustee of Funds Deposited for Payment of Notes............................................    99
Section 9.03.  Repayment of Moneys Held by Paying Agent..................................................................    99
Section 9.04.  Return of Moneys Held  by Trustee and Paying Agent Unclaimed for Three Years..............................    99

                                                         ARTICLE 10
                                             Redemption and Prepayment of Notes

Section 10.01.  Scheduled Redemption.....................................................................................   100
Section 10.02.  Mandatory Prepayment With Excess Cash....................................................................   101
Section 10.03.  Offer to Redeem Upon a Change in Control.................................................................   105
Section 10.04.  Payment Upon Completion of the APE.......................................................................   107
Section 10.05.  Mandatory Redemption Provisions..........................................................................   107
Section 10.06.  Redemption or Prepayment at the Option of the Issuer.....................................................   107
Section 10.07.  Redemption at the Option of the Issuer for Taxation Reasons..............................................   108
Section 10.08.  Notice of Redemption.....................................................................................   108
Section 10.09.  Selection of Notes to be Redeemed........................................................................   109
Section 10.10.  Deposit of Redemption Price..............................................................................   109
Section 10.11.  Payment of Notes Called for Redemption...................................................................   109
Section 10.12.  Exclusion of Certain Notes from Eligibility for Selection for Redemption.................................   110
Section 10.13.  Notes Redeemed in Part...................................................................................   110
Section 10.14.  Devaluation Event........................................................................................   110
Section 10.15.  Redemptions and Purchases of the New Debt................................................................   111

                                                         ARTICLE 11
                                             Defeasance and Covenant Defeasance

Section 11.01.  Issuer's Option to Effect Defeasance or Covenant Defeasance..............................................   111
Section 11.02.  Defeasance and Discharge.................................................................................   111
Section 11.03.  Covenant Defeasance......................................................................................   112
Section 11.04.  Conditions to Defeasance or Covenant Defeasance..........................................................   112
Section 11.05.  Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions......   115

Section 11.06.  Reinstatement..........................................................................  115

                                                 ARTICLE 12
                                          Miscellaneous Provisions

Section 12.01.  Incorporators, Stockholders, Members, Employees, Officers and Directors of Issuer
                Exempt from Individual Liability.......................................................  116
Section 12.02.  Provisions of Indenture for the Sole Benefit of Parties and Noteholders................  116
Section 12.03.  Successors and Assigns of Issuer Bound by Indenture....................................  116
Section 12.04.  Notices and Demands on Issuer, Trustee and Noteholders.................................  116
Section 12.05.  Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein.....  118
Section 12.06.  Payments Due on Non-business Days......................................................  120
Section 12.07.  Governing Law; Consent to Jurisdiction; Waiver of Immunities...........................  120
Section 12.08.  Foreign Exchange Restrictions..........................................................  122
Section 12.09.  Counterparts...........................................................................  123
Section 12.10.  Effect of Headings.....................................................................  123
Section 12.11.  Separability...........................................................................  123
Section 12.12.  Trust Indenture Act of 1939............................................................  123
Section 12.13.  Exchange of Notes for Loans............................................................  123

                                    EXHIBITS

Exhibit A    -    Form of Face of Note
Exhibit B    -    Form of Reverse of Note
Exhibit C    -    Restricted Legend
Exhibit D    -    Regulation S Certificate
Exhibit E    -    Form of Loan Agreement

     THIS INDENTURE, dated as of ., 2004 (the "Indenture"), between TELECOM ARGENTINA S.A. (the "Issuer"), a sociedad anonima organized under the laws of Argentina, with legal domicile at Avenida Alicia Moreau de Justo 50, 11th Floor, 1107 Buenos Aires, Argentina, incorporated on April 23, 1990 for a period ending on July 13, 2089 and registered with the Public Registry of Commerce on July 13, 1990 under Number 4750, Book 108, Volume A of Corporations, and THE BANK OF NEW YORK, as trustee hereunder (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, the Issuer by resolutions of its shareholders dated ., 2004 and of the board of directors of the Issuer dated ., 2004 has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $. (or its equivalent in other currencies) aggregate principal amount of Notes (which term has the meaning set forth in Section 1.01 herein) issued pursuant to and in compliance with the Argentine Negotiable Obligations Law, Law No. 23,576, as amended, in one or more series;

     WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer and the Trustee, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided;

     WHEREAS, this Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act;

     WHEREAS, pursuant to a Solicitation Statement dated June 22, 2004 (the "Solicitation Statement") the Issuer has solicited from the holders of outstanding Series C Medium Term Notes due 2002 (ISIN No. US879273AE01, CUSIP No. 879273AE0), Series E Medium Term Notes Due 2005 (ISIN No. XS0076226942), Series 1 Medium Term Notes Due 2003 (ISIN No. XS0109260686), Series 2 Medium Term Notes Due 2004 (ISIN No. XS0131485624), Series I Medium Term Notes Due 2004 (ISIN No. XS0096148779), Series K Medium Term Notes Due 2002 (ISIN No. XS0099123712), Series F Medium Term Notes Due 2007 (ISIN No. XS0076689024) and Series H Medium Term Notes Due 2008 (ISIN No. XS0084707313) (collectively, the "Existing Notes") and from holders of the equivalent of approximately U.S.$876 million principal amount of other unsecured, unsubordinated financial indebtedness (collectively, the "Existing Loans" and together with the Existing Notes, the "Existing Debt"), powers of attorney to, among other things, execute on their behalf an acuerdo preventivo extrajudicial or APE (which term has the meaning set forth in Section 1.01) under

Argentine Law No. 24,522, as amended (the "Argentine Bankruptcy Law") or commitments to execute the APE;

      WHEREAS, the APE has been executed and delivered by the Issuer and by or on behalf of holders of Existing Debt in accordance with the Argentine Bankruptcy Law;

      WHEREAS, the commercial court of the City of Buenos Aires, Argentina, to which the APE was submitted after its execution and delivery as aforesaid (the "Reviewing Court") has endorsed ("homologado" ) the APE (the "Court Approval");

     WHEREAS, the Court Approval has become final and no further appeal may be taken from the Court Approval or objection made to the APE;

     WHEREAS, the APE contemplates that the Series A Notes and Series B Notes (each as described in Section 2.03 herein) will be issued hereunder to give effect to the novation of the Existing Debt;

     WHEREAS, the holders of Existing Notes will receive notes which will initially be represented by global certificates in fully registered form, and the Issuer shall have obtained the authorization of the Buenos Aires Stock Exchange or the Mercado Abierto Electronico S.A. to have such notes listed therein and, with respect to notes denominated in Euro, shall have applied to have such notes listed on the Luxembourg Stock Exchange ("Listed Notes");

     WHEREAS, the holders of Existing Loans will receive a separate Series of Notes in registered definitive form, but which will not be listed on any securities exchange ("Unlisted Notes"); and

     WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions;

     NOW, THEREFORE, in consideration of the premises and the receipt of the Notes by the Holders (as defined below) thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders from time to time of the Notes, as follows:

                                    ARTICLE 1
                                   Definitions

      Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Any reference to Articles, Sections or Exhibits, unless expressly otherwise provided herein, references Articles or Sections of, or Exhibits to, this Indenture. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of this Indenture.

     "Additional Amounts" has the meaning set forth in Section 3.05.

     "Affiliate" means, with respect to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, the power to appoint or remove a majority of the members of the governing body of that Person, or otherwise.

     "AFIP" means Administracion Federal de Ingresos Publicos de Argentina.

     "Agent" means any Paying Agent or Transfer Agent.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "APE" means the acuerdo preventivo extrajudicial, an out-of-court restructuring agreement governed by Law No. 24,522, [and approved (homologado) by the Reviewing Court].

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date in the column corresponding to the "Denomination" of the Note:

     SERIES A NOTES                                                      Denomination
     Date                                            Dollar Notes     Euro Notes   Peso Notes      Yen Notes
     -------------------------------------------------------------------------------------------------------
     Issuance Date through October 15, 2008               5.53%          4.83%       3.23%           1.93%

     October 16, 2008 through maturity                    8.00%          6.89%       3.42%           3.69%

     SERIES B NOTES
     Date                                                  Dollar Notes
     -------------------------------------------------    --------------
     Issuance Date through October 15, 2005...........         9.00%
     October 16, 2005 through October 15, 2008........        10.00%
     October 16, 2008 through maturity................        11.00%

     "Argentina" means the Republic of Argentina.

     "Argentine Bankruptcy Law" has the meaning set forth in the recitals hereof.

     "Argentine GAAP" means generally accepted accounting principles in Argentina in accordance with accounting principles adopted by the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires, or CPCECABA, and in accordance with the accounting regulations adopted by the CNV applicable to all public companies in Argentina. As used herein, any reference to Argentine GAAP relating to calculation of consolidated financial information for the Issuer and its Subsidiaries (excluding Telecom Personal and its Subsidiaries) shall mean conformity to such principals except for the elimination of Telecom Personal and its Subsidiaries in consolidation. In the event Argentine GAAP should require in the future the application of inflation adjustments, calculations made hereunder shall be made using non-inflation adjusted figures.

     "Argentine Government Obligations" means obligations issued or directly and fully guaranteed or insured by Argentina or by any agent or instrumentality thereof; provided that the full faith and credit of Argentina is pledged in support thereof.

     "Arm's-Length Transaction" has the meaning set forth in Section 3.16.

     "Asset Sale" means any sale, lease, transfer or other disposition of any assets by the Issuer or any Restricted Subsidiary (other than Telecom Personal or any Subsidiary thereof), including by means of a merger, consolidation or similar transaction or distribution of assets (other than cash or Cash Equivalents or shares in the Issuer) to any Person (each of the above referred to as a "disposition"); provided that the following are not included in the definition of "Asset Sale":

   (1) the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments and financial investments that are Cash Equivalents or Permitted Investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or (iv) rights granted to others pursuant to leases or licenses;

   (2) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and the disposition of Receivables and Related Assets in a Permitted Receivables Financing;

   (3) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

   (4) a transaction permitted by Section 8.01, including the disposition by the Issuer of all or substantially all of its assets for consideration other than cash;

   (5) any Restricted Payment permitted under Section 3.13 or any Permitted Investment; or

   (6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than U.S.$5 million (or its equivalent in other currencies).

     "Attributable Debt" means, with respect to any lease that is the subject of any Sale and Leaseback Transaction, at the date of determination, the present value, discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate borne by the New Debt then Outstanding), compounded annually, of the total net amount of rent required to be paid under such lease during the remaining term thereof, including renewal terms at the option of the lessor (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents).

     "Authentication Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities of one of more series.

     "Board of Directors" means the board of directors of the Issuer.

     "Board Resolution" means any resolution or resolutions of the Board of Directors certified by the Director of Legal Affairs or any Officer of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee with an English translation of the same to be delivered reasonably thereafter.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in Buenos Aires, or on which TARGET System is not operating.

     "Calculation Date" has the meaning set forth in Section 10.02.

     "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with Argentine GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capital Stock" means capital stock or other equity participation, including partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations, but excluding any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations.

     "Cash Balance" means, as of any Calculation Date, the closing amount of cash and Cash Equivalents as shown on the consolidated cash flow statement for the Issuer and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) prepared in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation) and including any amounts in the Reserve Account as of such date that the Issuer is entitled to withdraw and use for its own account.

     "Cash Equivalents" means

     (1) Dollars, Euro, Pesos, the other official currencies of any member of the European Union or money in other currencies received or acquired in the ordinary course of business,

     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities or other sovereign debt obligations (other than those of Argentina) rated "A" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act, in each case with maturities not exceeding one year from the date of acquisition,

     (3) Argentine Government Obligations (including those of the Central Bank) or certificates representing an ownership interest in Argentine Government Obligations (including those of the Central Bank) with maturities not exceeding one year from the date of acquisition,

     (4) (i) demand deposits; (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition,
          (iii) bankers' acceptance with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Argentina or any state thereof.

     (5) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition,
          (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any state thereof or under the laws of any member state of the European Union, in each case whose short-term debt is rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act,

     (6) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

     (7) commercial paper rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition,

     (8) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (7) above, and

     (9) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

     "Central Bank" means the Central Bank of the Republic of Argentina ("Banco Central de la Republica Argentina").

     "CER" means the Coeficiente de Estabilizacion de Referencia or the reference stabilization coefficient as calculated by the Central Bank, or any successor thereto, in accordance with the formula set forth in Annex I of Argentine Law No. 25,713. If the CER is abrogated, found to be inapplicable or not published, references to "CER" shall refer to any replacement measure adopted under Argentine law or, in the absence of any such replacement measure, any adjustment that shall be necessary to provide a substantially equivalent rate of return on the Peso Notes in comparison with similar Dollar Notes.

     "Change in Working Capital" means, for any Excess Cash Period, the lesser of (i) the amount equal to the Working Capital as of the end of such period minus the Working Capital at the beginning of such period and (ii) 5% of the revenues of the Issuer and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) for the last four consecutive fiscal quarters ending on such date.

     "Change of Control" means any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (x) Nortel or Sofora (for so long as either of them continue to be held, directly or indirectly, by Telecom Italia and W de Argentina - Inversiones S.L.) or (y) an Eligible Telecommunications Operator, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that any merger or consolidation with, or sale to, an Eligible Telecommunications Operator shall not be considered a "Change of Control."

     "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

     "CNV" means the Argentine National Securities Commission ("Comision Nacional de Valores").

     "Commission" means the United States of America Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.

     "CONSOB" means the Italian Securities and Exchange Commission ("Comissione Nazionale per la Societa e la Borsa").

     "Consolidated Net Worth" means, as of any date of determination, the shareholders' equity of the Issuer and its Restricted Subsidiaries or of the surviving entity (as such term is used under Section 8.01), as applicable.

     "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes, in accordance with Argentine GAAP, is accounted for by such Person as a consolidated subsidiary.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date hereof at 101 Barclay Street, Floor 21 West, New York, New York 10286.

     "Court Approval" has the meaning set forth in the recitals hereof.

     "Default" means any event that, with giving of any notice, the passage of time, or both, would be an Event of Default.

     "Definitive Note" means a Note issued in definitive form to a Person other than the Depositary in accordance with Section 2.04.

     "Depositary" means the depositary of each Global Note, which initially will be DTC, a nominee of DTC or a common depositary for Euroclear and Clearstream, or such other depositary as may be designated with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, and, if at any time there is more than one depositary, "Depositary" as used with respect to the Notes of that Series shall mean the Depositary with respect to the Global Notes of that Series.

     "Devaluation Event Cure Period" has the meaning assigned under Section
10.14.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, carries the right to any mandatory dividend or distribution payment (other than a right that is expressly subject to compliance by the Issuer with its obligations under this Indenture), matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the relevant Note.

     "Distribution Payment" means (i) the payment by the Issuer of any dividend or other distribution on any Equity Interest in cash or Cash Equivalents and
(ii) the reduction of capital by the Issuer paid with retained earnings or free reserves. For the purpose of determining the amount of any dividend or distribution made in Cash Equivalents, the Dollar Amount of such Cash Equivalents shall be calculated as of three Business Days prior to the record date for such dividend or distribution.

     "Dollar Amount" means, as of any date, (i) with respect to outstanding Dollar Notes, the principal amount of such Dollar Notes, (ii) with respect to outstanding Euro Notes, the Dollar equivalent of the principal amount of such Euro Notes converted at the Dollar Exchange Rate for such date, (iii) with respect to outstanding Yen Notes, the Dollar equivalent of the principal amount of such Yen Notes converted at the Dollar Exchange Rate for such date, and (iv) with respect to outstanding Peso Notes, the Dollar equivalent of the principal amount of such Peso Notes converted at the Dollar Exchange Rate for such date.

     "Dollar Exchange Rate" means, for any date, (i) with respect to Euro, the exchange rate for Dollars quoted by Bloomberg L.P. at 4:59 p.m., New York City time, on such date (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, for purposes of providing quotations of exchange rates applicable to Dollars), (ii) with respect to Yen, the exchange rate for Dollars quoted by Bloomberg L.P. at 4:59 p.m., New York City time, on such date and (iii) with respect to Pesos, the Prevailing Exchange Rate.

     "Dollar Note" means any Note denominated in Dollars.

     "Dollars" and the sign "$" or "U.S.$" mean the lawful currency of the United States of America.

     "DTC" means The Depository Trust Company, a New York corporation.

     "EBITDA" means, for any period, the operating profit/loss for the Issuer and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) on a consolidated basis for such period plus, without duplication and to the extent deducted in determining such operating profit/loss, the sum of
(a) amortization of intangible assets for such period and (b) depreciation of fixed assets for such period.

     "Eligible Telecommunications Operator" means Telecom Italia or any internationally recognized telecommunications operator that meets the requirements of the Pliego de Bases y Condiciones approved by Argentine Decree No. 62/90, as amended, and that has a long-term debt rating that is Investment Grade.

     "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

     "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

     "Euro," "euro" or "(Euro)" means the single lawful currency of the member states of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

     "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Euro Note" means any Note denominated in Euro.

     "Event of Default" means any event or condition specified as such in
Section 4.01.

     "Excess Cash" means, for any given Excess Cash Period, the amount equal to the sum of the following items for the Issuer and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries):

     (1) EBITDA increased by the sum of dividends received and interest income; plus/minus

     (2)  any negative/positive Change in Working Capital; minus

     (3) aggregate amount of net financial expenses paid during such period (excluding deferred charges and financial interest); minus

     (4) all income taxes and other similar taxes paid during such Excess Cash Period; minus

     (5) all scheduled principal and interest payments (including any direct taxes on interest payment) under the New Debt and other Indebtedness of the Issuer permitted under the New Debt paid in cash during such Excess Cash Period using cash generated in such Excess Cash Period; minus

     (6) all Permitted Capital Expenditures paid in cash during such period (other than Permitted Capital Expenditures financed pursuant to item
          (4) of the definition of Permitted Indebtedness, which are not paid in cash) minus

     (7) the amount of any Permitted Investment made pursuant to the following items of the definition of Permitted Investments paid during such period: items (7) and (14), and item (12) to the extent the acquired obligations were not applied in payments of taxes or other obligations under Argentine law during such period; plus/minus

     (8) any cash collateral required to be released/posted during such period in connection with Hedging Contracts; minus

     (9) 50% of any Regulatory Capital Expenditures paid in cash during such period; minus

     (10) 50% of any Mandatory Investments paid in cash during such period;
          minus

     (11) without duplication, any other cash expenses paid in the period and not included in the calculation of operating income; plus

     (12) an amount equal to any payment of principal made during a Devaluation Event Cure Period on Indebtedness of the Issuer Incurred after the Issuance Date having an original term of three years or more;

provided, however, that for the initial Excess Cash Period the amount of Excess Cash shall be the greater of (i) the amount of Excess Cash for such period calculated pursuant to the formula set forth above or (ii) the amount (if any) by which the Cash Balance as of the Calculation Date exceeds U.S.$50 million (or its equivalent in other currencies), all as determined in Pesos in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation). In the event Argentine GAAP should require in the future the application of inflation adjustments, Excess Cash shall be calculated using non-inflation adjusted figures.

     For the purposes of determining Excess Cash, to the extent any cash amounts included in items (3) through (12) above are included in the calculation of Change in Working Capital, such amount shall not be duplicated in calculating items (3) through (12) above.

     "Excess Cash Period" has the meaning set forth in Section 10.02.

     "Exchange Act" means the United States of America Securities Exchange Act of 1934, as amended.

     "Existing Debt" has the meaning set forth in the recitals hereof.

     "Existing Loans" has the meaning set forth in the recitals hereof.

     "Existing Notes" has the meaning set forth in the recitals hereof.

     "Extinguished Covenants" has the meaning set forth in Section 3.28.

     "Global Note" means a Note evidencing all or part of a Series of Notes issued to the Depositary for such Series in accordance with Section 2.04.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Contract" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, in each case entered into in the ordinary course of business and not for speculative purposes.

     "Holder," "Holder of Notes," "Noteholder" or other similar terms means, with respect to any Note, the Person in whose name at the time such Note is registered in the Register.

     "Incur" and "Incurrence" mean, with respect to any Indebtedness, to incur, create, issue, assume or Guarantee such Indebtedness. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication,

     (1)  all obligations of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

     (4) all Attributable Debt under Sale and Leaseback Transactions under which such Person is a lessee;

     (5) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables;

     (6) all sales of Receivables and Related Assets of such Person together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith (except to the extent such sales of Receivables and Related Assets are non-recourse);

     (7)  all obligations of such Person under Hedging Contracts;

     (8)  Disqualified Stock of such Person;

     (9) all Indebtedness of others secured by any Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

     (10) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed.

     The amount of Indebtedness of any Person will be deemed to be:

     (1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

     (2) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;

     (3) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

     (4) with respect to any Hedging Contract, the net amount payable if such Hedging Contract terminated at that time due to default by such Person;

     (5) with respect to any sale of Receivables and Related Assets, the amount of the unrecovered capital or principal investment of the purchase (other than the Issuer or a wholly owned Restricted Subsidiary of the Issuer) thereof, excluding amounts representative of yield or interest earned on such investment; and

     (6)  otherwise, the outstanding principal amount thereof.

     The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

     "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the forms and terms of particular Notes established as contemplated hereunder.

     "Interest Payment Date" means April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

     "Interest Period" means (a) initially, the period commencing on the Issuance Date and ending on the first Interest Payment Date and (b) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date.

     "International Standards" has the meaning set forth in Section 2.14.

     "Investment" means,

     (1) any direct or indirect advance, loan or other extension of credit to another Person;

     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

     (3) any purchase or acquisition of Equity Interests, Indebtedness or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

     (4) any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangement would be classified and accounted for as a liability on the balance sheet of the guarantor.

     For the avoidance of doubt, Investments do not include capital expenditures.

     If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 3.24, all remaining Investments of the Issuer and its Restricted Subsidiaries in such Person shall be deemed to have been made at that time.

     "Investment Grade" means a rating of BBB-/Baa3 or higher or such similar equivalent or higher rating by an internationally recognized statistical rating organization including a statistical rating organization recognized by the Commission as a "nationally recognized statistical rating organization."

     "Issuer" means Telecom Argentina S.A., a sociedad anonima organized under the laws of Argentina, and, subject to Article 8, its successors and assigns.

     "Issuance Date" means the date of issuance and delivery of the Notes.

     "Issuer Order" means a written statement, request or order of the Issuer signed in its name by any two of the Chairman of the Board of Directors, the vice president of the Board of Directors and the chief financial officer of the Issuer.

     "Leverage Ratio" means, as of any date of determination, the ratio of (i) total outstanding Indebtedness as of such date (calculated without giving effect to the discount to net present value applied to restructured debt under Argentine GAAP pursuant to Technical Resolution no. 17 of the CPCECABA or any similar standard then in effect), to (ii) EBITDA for the most recently completed period of four consecutive fiscal quarters, in each case for the Issuer and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) on a consolidated basis as prepared in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation).

     "Leverage Ratio Adjustment Event" means (i) the making of a Distribution Payment by the Issuer or (ii) the incurrence of any capital expenditure in excess of the Permitted Capital Expenditures using funds from the Reserve Account or (iii) the making of a Mandatory Investment using funds from the Reserve Account.

     "Lien" means, with respect to any asset, any mortgage, assignment, security interest, pledge, lien, encumbrance, trust, or any preferential arrangement having the practical effect of constituting a security interest with respect to such asset.

     "Listed Notes" has the meaning set forth in the recitals hereof.

     "Loan Agreement" has the meaning set forth in Section 12.13.

     "Major Asset Sale" has the meaning set forth in Section 3.14.

     "Major Devaluation Event" means any act or series of acts taken by the government of Argentina, general market conditions or any other event which results in real devaluation of the Peso of 25% or more in any period of six consecutive months after the Issuance Date as compared to January 1, 2004. The calculation of the real devaluation of the Peso will be based on the average of the United States Consumer Price Index and the Argentine Consumer Price Index for the relevant six month period (based on the last business day of each month during such period).

     "Mandatory Investment" means Investments in the Fideicomiso de Inversion y
Desarrollo: Complejo Industrial Nacional de las Telecomunicaciones or similar vehicle created for the purpose of financing development of the Argentine telecommunications industry and related purposes.

     "Mandatory Prepayment Date" has the meaning set forth in Section 10.02.

     "Market Purchase" means the purchase of any New Debt available for sale in the secondary market through broker-dealers or similar intermediaries at a price lower than the principal amount thereof; provided that any New Debt so purchased shall be surrendered promptly to the Trustee for cancellation.

     "Measurement Date" means the end of business on the third day next preceding the applicable record date for the payment or redemption of any Note; provided that if any such day falls on a day that is not a Business Day, the next succeeding Business Day.

     "Negotiable Obligations Law" means the Negotiable Obligations Law of Argentina, Law No. 23,576, as amended.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash and (ii) proceeds from the conversion of other consideration received when converted to cash), net of, without duplication,

     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including, without limitation, reasonable fees and expenses of counsel, accountants, currency exchange agents and investment bankers;

     (2) provisions for taxes and all other governmental charges and claims of any nature whatsoever payable as result of such Asset Sale;

     (3) payments required to be made as a result of such Asset Sale or to repay Indebtedness at the time of such Asset Sale that is secured by a Lien on the property or assets sold or is required to be repaid out of the proceeds of such Asset Sale; and

     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     "Net Debt Proceeds" means with respect to Incurrence by the Issuer of any Indebtedness after the Issuance Date (excluding Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions), except to the extent that such Indebtedness does not result in cash proceeds, the aggregate net proceeds received in cash, after the payment of reasonable expenses, commissions and the like incurred in connection therewith.

     "Net Equity Proceeds" means, with respect to any sale of Qualified Equity Interests of the Issuer by the Issuer or any sale of Qualified Equity Interests by any of the Issuer's Restricted Subsidiaries to parties other than the Issuer and its Restricted Subsidiaries, the aggregate net proceeds received in cash, after the payment of reasonable expenses, commissions and the like incurred in connection therewith. If Disqualified Stock or Indebtedness is converted into Qualified Equity Interests of the Issuer, the amount so converted shall be deemed to be Net Equity Proceeds received at the time of conversion.

     "Net Income" means, for any Person for such period, the net income (loss) of such Person determined in accordance with Argentine GAAP.

     "Net Revenues" means, for any period, the net revenues of the Issuer and Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) determined in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation).

     "Net Tangible Assets" means, for any Person, the aggregate amount of assets of such Person determined in accordance with Argentine GAAP consistent with those applied in the preparation of such Person's annual audited financial statements, less goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles and any items not included in the foregoing which are treated as intangibles in conformity with Argentine GAAP.

     "New Debt" means the Notes and the New Loans.

     "New Loans" has the meaning set forth in Section 12.13.

     "Note" or "Notes" means any Series A Note or Series B Note that have been authenticated and delivered under this Indenture.

     "Note Payment" means the payment of the Outstanding Series A Notes and Series B Notes, together with accrued interest, if any, to the date fixed for payment and any Additional Amounts, which payment shall be applied to the remaining installments of the Notes in direct order of maturity, with such payment being made pro rata among the Notes based on the next remaining scheduled amortization payments; provided that any such payment made during a Devaluation Event Cure Period will be paid to Holders of Notes pro rata.

     "Nortel" means Nortel Inversora S.A.

     "Nucleo" means Nucleo S.A.

     "Nucleo Refinancing" means the refinancing of the Nucleo Syndicated Loan by agreement among Nucleo and the lenders who are parties to such syndicated loan, and the refinancing of additional indebtedness of Nucleo that is related to or conditional on the refinancing of such syndicated loan.

     "Nucleo Syndicated Loan" means the syndicated loan dated October 7, 1999 between Nucleo and a group of lending banks in an original amount equal to U.S.$55 million.

     "Offer to Prepay" has the meaning assigned to such term in the Loan Agreement.

     "Offer to Redeem" has the meaning set forth in Section 10.03.

     "Officer" means, when used with respect to the Issuer, the president, chief executive officer, chief financial officer, chief accounting officer, any member of the Board of Directors, or any of their respective attorneys-in-fact designated by the Issuer.

     "Officers' Certificate" means a certificate signed by any two Officers of the Issuer.

     "Operating Subsidiary" means (a) any Restricted Subsidiary of the Issuer that is (i) engaged directly or indirectly in and whose business consists primarily of or is related to, or whose income derives directly from, operating, acquiring, developing or constructing any telecommunications services and related business and (ii) whose business does not consist primarily of acting as a holding company or finance company or vehicle for one or more other members of the Restricted Subsidiaries or (b) any Subsidiary of an Operating Subsidiary described in clause (a).

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or other counsel which opinion and which counsel shall be reasonably satisfactory to the Trustee.

     "Optional Redemption" has the meaning set forth under Section 10.06.

     "Outstanding" when used with reference to Notes, subject to the provisions of Section 6.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (2) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Notes (if the Issuer shall act as its own paying agent); provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, written notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (3) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.11 (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

     "Participating Holder" means the holder of the Issuer's Existing Debt that participated in the APE by granting a power of attorney to execute the APE on its behalf or executed the APE.

     "Paying Agent" means a paying agent with respect to any Series of Notes appointed by the Issuer as contemplated by Section 3.02 and Section 3.04.

     "Permitted Business" means any business conducted by the Issuer or its Subsidiaries as of the Issuance Date, and any business providing telecommunications services or any business reasonably related, incidental, complementary or ancillary thereto.

     "Permitted Capital Expenditures" means the following expenditure by the Issuer or any Restricted Subsidiary (excluding Telecom Personal and any Subsidiary thereof) for investment in the business of the Issuer or any Restricted Subsidiary (other than Telecom Personal and any Subsidiary thereof):

     (1) (a) for the fiscal years 2004 through 2011, the greater of (i) 15% of Net Revenues for the prior fiscal year and (ii) U.S.$75 million (or its equivalent in other currencies) for fiscal year 2004, U.S.$110 million (or its equivalent in other currencies) for fiscal year 2005, U.S.$170 million (or its equivalent in other currencies) for fiscal year 2006, U.S.$185 million (or its equivalent in other currencies) for fiscal year 2007, U.S.$160 million (or its equivalent in other currencies) for each of fiscal years 2008 and 2009, U.S.$155 million (or its equivalent in other currencies) for each of fiscal years 2010 and 2011, respectively, and (b) for the fiscal year 2012 and thereafter, 15% of Net Revenues for the prior fiscal year ("Scheduled Permitted Capital Expenditures"), plus

     (2) for any fiscal year, the amount (if any) by which (i) the aggregate amount of Permitted Capital Expenditures for the immediately preceding fiscal year exceeds (ii) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the Issuer's most recently completed fiscal quarter ("Carry-over Amount"); provided that for any fiscal year, the maximum Carry-over Amount shall be the amount of Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

     (3)  50% of any Regulatory Capital Expenditures.

     Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Permitted Capital Expenditures shall be reduced to 50% of the Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in Permitted Capital Expenditures shall be applied to increase the Permitted Capital Expenditures for the succeeding twelve month period equally over such period.

     "Permitted Indebtedness" has the meaning set forth in Section 3.12.

     "Permitted Investment" means:

     (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer (other than Telecom Personal) that is engaged in a Permitted Business;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,

          (A) such Person becomes a Restricted Subsidiary of the Issuer engaged in a Permitted Business, or

          (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary engaged in a Permitted Business;

     (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 3.14 or received as non-cash consideration in a refinancing of an existing Investment;

     (5) any Investment acquired solely in exchange for Qualified Equity Interests in the Issuer;

     (6)  Hedging Contracts otherwise permitted under this Indenture;

     (7)  the following Investments in Telecom Personal:

          (A) up to an aggregate of U.S.$150 million (or its equivalent in other currencies) of Investments in Telecom Personal during the term of the New Debt; provided that, if at any time the Issuer's direct or indirect ownership interest in Telecom Personal falls below 90%, the amount of Investments permitted under this clause shall be reduced to the following levels: (i) if the Issuer's ownership interest is less than 90% but equal to or more than 85%, U.S.$100 million (or its equivalent in other currencies);
               (ii) if the Issuer's ownership interest is less than 85% but equal to or more than 80%, U.S.$50 million (or its equivalent in other currencies); and (iii) if the Issuer's ownership interest is less than 80%, zero, it being understood that any Investment permitted under this clause at the time the Investment is made will remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; and

          (B) any Investment in Telecom Personal made with dividends received from Telecom Personal in accordance with Section 3.21;

     (8) Investments in a Securitization Subsidiary in connection with a Permitted Receivables Financing, which Investment consists of the transfer of Receivables and Related Assets;

     (9)  any Mandatory Investments;

     (10) (i) receivables owing to the Issuer or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business, (ii) Hedging Contracts and any Cash Equivalents or other cash management investments or liquid or portfolio securities pledged on collateral pursuant to Hedging Contracts, (iii) endorsements for collection or deposit in the ordinary course of business, (iv) securities, instruments or other obligations (and related Hedging Contracts) received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, and (v) securities, instruments or other obligations received in the ordinary course of business and related Hedging Contracts received in connection with mandatory or voluntary exchange offers set up by the federal, provincial or municipal government of Argentina;

     (11) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

     (12) national, provincial or other Argentine Government Obligations acquired in the ordinary course of business, which obligations can be applied in payment of taxes or other obligations under Argentine law;

     (13) any Investment by Telecom Personal permitted under the Telecom Personal Debt; and

     (14) in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed U.S.$30 million (or its equivalent in other currencies) (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issuance Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization not to exceed the amount of such Investments in such Person made after the Issuance Date in reliance on this clause); provided that the U.S.$30 million amount of Permitted Investments under this clause will be reduced by 50% of any Mandatory Investment made by the Issuer or any Restricted Subsidiary (other than such Mandatory Investments funded out of the Reserve Account); it being understood that any Investment permitted under this clause at the time the Investment is made will remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; provided further that the U.S.$30 million amount of Permitted Investments under this clause may not be used to repurchase New Debt or any Indebtedness of any Subsidiary of the Issuer.

     "Permitted Lien" has the meaning set forth in Section 3.11.

     "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary or any third party including a trustee purchases or otherwise acquires accounts receivable of the Issuer or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries; provided that
(i) accounts receivable used in connection with such Permitted Receivables Financing transactions shall not exceed U.S.$50 million in the aggregate during the term of the New Debt, (ii) any debt obligation related to such Permitted Receivables Financing shall be non-recourse and (iii) neither the Issuer nor any Restricted Subsidiary shall be obligated to generate accounts receivable at any point pursuant to any such transaction.

     "Permitted Refinancing Indebtedness" means an extension or renewal of, replacement of, or substitution for, or issue of Indebtedness in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then Outstanding Indebtedness of the Issuer or any of its Restricted Subsidiaries Incurred under Section 3.12 in an amount not to exceed the principal amount of the Indebtedness so refinanced, plus accrued interest, premiums, fees and expenses; provided that any such refinancing (other than a refinancing that results in the repayment of all of the New Debt then Outstanding) (i) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (ii) in case the Indebtedness being refinanced is pari passu to the Notes, any such refinancing Indebtedness is made pari passu or subordinated to the Notes and, in case the Indebtedness being refinanced is subordinated indebtedness, such refinancing Indebtedness is subordinated to the Notes to the same extent as the Indebtedness being refinanced.

     "Person" means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Personal Assets Tax" has the meaning ascribed to it in the Solicitation Statement.

     "Peso," "Pesos" or "P$" means freely transferable lawful currency of Argentina.

     "Peso Note" means any Note denominated in Pesos.

     "Prevailing Exchange Rate" means the exchange rate for converting Pesos into Dollars published by Banco de la Nacion Argentina or, if such exchange rate is not published by Banco de la Nacion Argentina or reflects a rate of exchange that differs from the average rates available in the free exchange market on such day by 10% or more, the average rates for such day.

     "Process Agent" has the meaning set forth in Section 12.07.

     "Property" means any asset, revenue or other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

     "Qualified Equity Interests" means all Capital Stock of a Person other than Disqualified Stock.

     "Qualified Telecom Personal Indebtedness" has the meaning assigned under
Section 3.13.

     "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Issuer or any Restricted Subsidiary, and any assets, related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Record" has the meaning set forth in Section 2.08.

     "Record Date" means the end of business on the fifteenth day preceding an Interest Payment Date whether or not such date is a Business Day; provided that in the event the first Interest Payment Date occurs less than 15 days after the Issuance Date, the Record Date shall mean the date on or prior to the Issuance Date which shall be specified by the Issuer.

     "Register" has the meaning set forth in Section 2.08.

     "Registered Notes" means Notes in registered form without interest coupons authenticated and delivered pursuant to this Indenture.

     "Registrar" has the meaning set forth in Section 2.08.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" means any Global Note that represents, in whole or in part, a Series of Notes distributed pursuant to Regulation S and that bears the Restricted Legend.

     "Regulation S Note" means any Note distributed pursuant to Regulation S and that bears the Restricted Legend.

     "Regulatory Capital Expenditures" means any capital expenditure made by the Issuer or any of its Restricted Subsidiaries in order to comply with applicable laws and regulations.

     "Related Proceeding" has the meaning set forth in Section 12.07

     "Reserve Account" has the meaning set forth in Section 3.29.

     "Reserved Excess Cash" has the meaning set forth in Section 10.02.

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

     "Responsible Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters relating to this Indenture.

     "Restricted Legend" means the legend set forth on Exhibit C hereto.

     "Restricted Payments" has the meaning set forth in Section 3.13.

     "Restricted Period" means, with respect to any Series of Notes distributed pursuant to Regulation S, the period beginning on the date of the original issuance of such Series of Notes and ending 40 days thereafter.

     "Restricted Subsidiary" means any direct or indirect Subsidiary of the Issuer, other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means, with respect to the Issuer or any Restricted Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Issuer and one or more Restricted Subsidiaries or between or among any two or more Restricted Subsidiaries) pursuant to which the Issuer or any Restricted Subsidiary sells or transfers any property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor and which transaction or series of transactions is accounted for as a Capital Lease.

     "Securities Act" means the United States of America Securities Act of 1933, as amended.

     "Securitization Subsidiary" means a Subsidiary of the Issuer

     (1) that is designated a "Securitization Subsidiary" by the Board of Directors,

     (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

     (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

          (A)  is Guaranteed by the Issuer or any of its Restricted
               Subsidiaries,

          (B) is recourse to or obligates the Issuer or any of its Restricted Subsidiaries in any way, or

          (C) subjects any property or asset of the Issuer or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

     (4) with respect to which neither the Issuer or any of its Restricted Subsidiaries (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

     "Series" has the meaning set forth in Section 2.03.

     "Series A Notes" mean the Series A Listed Notes and Series A Unlisted Notes, as each such term is defined in Section 2.03.

     "Series B Notes" mean the Series B Listed Notes and Series B Unlisted Notes, as each such term is defined in Section 2.03.

     "Sofora" means Sofora Telecomunicaciones Sociedad Anonima or any successor holding company formed by Telecom Italia as a direct or indirect holding company holding shares of Capital Stock of Nortel.

     "Solicitation Statement" has the meaning set forth in the recitals hereof.

     "Specified Courts" has the meaning set forth Section 12.07.

     "Subordinated Indebtedness" means any Indebtedness of the Issuer that is subordinated in right of payment to the Notes pursuant to a written agreement to that effect.

     "Subsidiary" means:

     (1) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Issuer, or

     (2) any other Person (other than a corporation) in which the Issuer, directly or indirectly at the date of determination thereof, has at least a majority ownership interest.

     "Supervisory Committee" means the "Comision Fiscalizadora" or "Supervisory Committee" of the Issuer.

     "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

     "Telecom Italia" means Telecom Italia S.p.A.

     "Telecom Personal" means Telecom Personal S.A.

     "Telecom Personal Debt" means new debt instruments entered into by Telecom Personal in connection with its debt restructuring and any refinancings thereof.

     "Telecom Personal EBITDA" means, for any period, the operating profit/loss for Telecom Personal and its Restricted Subsidiaries (excluding Nucleo and its Subsidiaries) on a consolidated basis for such period plus, without duplication and to the extent deducted in determining such operating profit/loss, the sum of
(a) amortization of intangible assets for such period and (b) depreciation of fixed assets for such period.

     "Telecom Personal Net Revenues" means, for any period, the net revenues of Telecom Personal and its Subsidiaries which are Restricted Subsidiaries determined in accordance with Argentine GAAP.

     "Telecom Personal Permitted Capital Expenditures" means the following expenditures by Telecom Personal or any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof) for investment in the business of Telecom Personal and any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof):

     (1) (a) for the fiscal years 2004 through 2011, the greater of (i) 50% of Telecom Personal EBITDA for the prior fiscal year and (ii) U.S.$85 million (or its equivalent in other currencies) for each of fiscal year 2004 and 2005, U.S.$80 million (or its equivalent in other currencies) for each of fiscal year 2006 through 2009, U.S.$85 million (or its equivalent in other currencies) for fiscal year 2010, U.S.$90 million (or its equivalent in other currencies) for fiscal year 2011 and (b) for the fiscal year 2012 and thereafter, 50% of Telecom Personal EBITDA for the prior fiscal year ("Telecom Personal Scheduled Permitted Capital Expenditures"), plus

     (2) for any fiscal year, the amount (if any) by which (i) the aggregate amount of Telecom Personal Permitted Capital Expenditures for the immediately preceding fiscal year exceeds (ii) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the most recently completed fiscal quarter of Telecom

          Personal ("Telecom Personal Carry-over Amount"); provided that for any fiscal year, the maximum amount of the Telecom Personal Carry-over Amount shall be the amount of Telecom Personal Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

     (3) 50% of capital expenditures that are required by applicable laws or regulations.

     Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Telecom Personal Permitted Capital Expenditures shall be reduced to 50% of the Telecom Personal Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in the Telecom Personal Permitted Capital Expenditures shall be applied to increase the Telecom Personal Permitted Capital Expenditures for the succeeding twelve month period.

     "Tranches" has the meaning set forth in Section 2.03.

     "Transfer Agent" means a transfer agent with respect to any Series of Notes appointed by the Issuer as contemplated by Section 3.02.

     "Trust Indenture Act of 1939" (except as otherwise provided in Section 7.06) means the Trust Indenture Act of 1939 as in force at the date of this Indenture.

     "Trustee" means the Person identified as the "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any Series shall mean the trustee with respect to the Notes of such Series.

     "Unlisted Notes" has the meaning set forth in the recitals hereof.

     "Unrestricted Global Note" means any Global Note which does not bear the Restricted Legend.

     "Unrestricted Note" means any Note which does not bear the Restricted
Legend.

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer that at the time of determination has been designated an Unrestricted Subsidiary and has not subsequently been designated a Restricted Subsidiary, in accordance with Section 3.24.

     "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof.

     "Voluntary Reduction of Capital" means any reduction of capital or optional revaluation of assets undertaken by the Issuer, other than (i) any such action that is required by applicable laws or regulations, including accounting regulations applicable to publicly listed companies in Argentina and (ii) any such reduction of capital paid with retained earnings or free reserves.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Working Capital" means, as of any date, the amount equal to the current assets (excluding "cash and banks", "investments", "credits related to income tax" and similar taxes) minus the current liabilities (excluding "current financial debt", "reserves", "liabilities related to income tax", similar taxes and liabilities related to capital expenditures) of the Issuer and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) prepared in accordance with Argentine GAAP.

     "Yen" or "(Yen)" means freely transferable lawful currency of Japan.

     "Yen Note" means any Note denominated in Yen.

     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with Argentine GAAP or in accordance with generally accepted accounting principles applicable to the primary financial statements of any Subsidiary of the Issuer;

     (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

     (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Issuer may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                                      Notes

     Section 2.01. Form and Terms of the Notes. (a) The Notes shall be issued as Registered Notes without interest coupons, substantially in the forms as set forth in Exhibits A and B hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or to conform to general usage, all as may be determined by the officers of the Issuer executing such Note, as evidenced by their execution of such Note. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof. The Listed Notes will initially be issued in the form of one or more Global Notes. The Unlisted Notes will be issued only in the form of Definitive Notes.

     (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (c) The Notes issued in global form shall be substantially in the form of Exhibits A and B hereto, (including the Global Note Legend specified in Section 2.05(c) and the Schedule of Increases/Decreases of Interests in the Global Note attached as Schedule A thereto). Each Global Note shall represent such amount of Outstanding Notes of a Series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes of such Series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes of such Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Depositary, at the direction of the Trustee.

     (d) The Notes issued in definitive form shall be substantially in the form of Exhibits A and B hereto (without the Global Note Legend specified in Section

2.05(c) and without the Schedule of Increases/Decreases of Interests in the Global Note attached as Schedule A thereto). Definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Issuer, as evidenced by its execution of such Notes and subject to regulations of the CNV. Notwithstanding anything to the contrary in Section 2.01, Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to Section 2.08 may be issued in the same denominations as such beneficial interests.

     Section 2.02. Form of Trustee's Certificate of Authentication. (a) The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

          This is one of the Notes of a Series designated herein and referred to in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK, as Trustee


                                                By: ____________________________
                                                        Authorized Signatory

     Section 2.02. Notes Issuable in Series; Aggregate Principal Amount Limited.
(a) The Notes may be issued in multiple Series. All Notes to be issued pursuant to this Indenture, having the same maturity, interest payment dates and other terms (including terms as to form and listing of the Notes), shall constitute a single Series of Notes pursuant to this Indenture (each, a "Series"). There shall be up to four Series of Notes issued under this Indenture, as follows: there shall be a Series of Notes designated "Series A Listed Notes", a Series of Notes designated "Series A Unlisted Notes", a Series of Notes designated "Series B Listed Notes" and a Series of Notes designated "Series B Unlisted Notes". The Listed Notes will be issued as Series A Listed Notes and Series B Listed Notes. The Unlisted Notes will be issued as Series A Unlisted Notes and Series B Unlisted Notes. Series A Notes may be issued in one or more tranches ("Tranches"). The Series A Listed Notes may be denominated in Dollars or Euro and the Series A Unlisted Notes may be denominated in Dollars, Euro, Pesos and Yen. Series B Notes will be issued in Dollars.

     (b) There is no limit to the aggregate principal amount of Series A Notes that may be authenticated and delivered under this Indenture. The aggregate principal amount of Series B Notes that may be authenticated and delivered under this Indenture may not exceed U.S.$/1/ million (or the equivalent thereof in other currencies) at the time of issuance.

     Section 2.04. Authentication and Delivery of Notes. (a) The Issuer shall deliver Notes of any Series duly executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereafter authenticate and deliver the Notes of such Series to or upon the order of the Issuer or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order. Such Issuer Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide instructions or provide for further instructions from the Issuer, as to the amount, form and terms of the Notes of such Series. In authenticating the Notes of such Series and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Issuer Order requesting such authentication setting forth instructions as to delivery (if the Notes are not to be delivered to the Issuer) and completion of any terms not set forth in such Notes as executed by the Issuer or setting forth procedures acceptable to the Trustee as to such completion and delivery; and

     (b) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, (x) being advised by counsel determines that such action may not lawfully be taken, (y) acting in good faith through its Board of Directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

     Section 2.05. Execution of Notes. (a) The Notes shall be executed on behalf of the Issuer by each of (i) a member of its Board of Directors and (ii) a member of its Supervisory Committee. Such signatures may be the manual or, if authorized by the CNV, facsimile signatures of the present or any future Officers. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

     In case any director or member of the Supervisory Committee who shall have signed any of the Notes shall cease to be a director or member of the Supervisory Committee before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the

----------
     /1/ To be completed on issuance date.

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

Person who signed such Note had not ceased to be such director or member of the Supervisory Committee; and any Note may be signed on behalf of the Issuer by such director or member of the Supervisory Committee as, at the actual date of the execution of such Note, shall be the proper director or member of the Supervisory Committee of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not a director or member of the Supervisory Committee.

     (b) In connection with the issuance of any Global Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver for such Series of Notes one or more Global Notes that (i) initially shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Notes of such Series,
(ii) shall be registered in the name of the Depositary or the nominee of the Depositary and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction.

     (c) Any Global Notes including, for the avoidance of doubt, any Regulation S Global Notes, shall include a legend substantially to the following effect (or in the form required by the Depositary):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")] [THE BANK OF NEW YORK (DEPOSITORY) NOMINEES LTD, AS COMMON DEPOSITARY (THE "DEPOSITARY") FOR EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM, AND FOR CLEARSTREAM BANKING, SOCIETE ANONYME], TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] [THE BANK OF NEW YORK (DEPOSITORY) NOMINEES LTD] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] [THE DEPOSITARY] (AND ANY PAYMENT IS MADE TO [CEDE & CO.] [THE BANK OF NEW YORK (DEPOSITORY) NOMINEES LTD] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC] [THE DEPOSITARY]), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.] [THE BANK OF NEW YORK (DEPOSITORY) NOMINEES LTD], HAS A BENEFICIAL INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE DESCRIBED HEREIN, THIS NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     (d) In connection with the issuance of any Notes of a Series represented by Definitive Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver Definitive Notes that will be registered in the name of the Holder thereof or its nominee.

     Section 2.06. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     Section 2.07. Denomination and Date of Notes; Payments and Paying Agencies; Payment of Interest. (a) The Global Notes of each Series which are denominated in Dollars, Euro or Pesos shall be issued in denominations of U.S.$1, (Euro)1 or P$1, and integral multiples of U.S.$1, (Euro)1 or P$1, in excess thereof, as applicable.

          (i) The Global Notes of each Series which are denominated in Yen shall be issued in denominations of (Yen)100, and integral multiples of
     (Yen)100, in excess thereof.

          (ii) The Unlisted Notes of each Series shall initially be issued in denominations equal to the principal face amount of Existing Loan restructured pursuant to the APE plus capitalized interest, if any (computed as described in the APE), which is to be issued to the relevant creditor in the form of Unlisted Notes of such Series pursuant to the APE.

     (b)  Each Note shall be dated as of the date of its authentication.

     (c) Subject to Section 12.08, all payments on the Notes will be made in the currency in which such Notes are denominated or, in the event that such currency is no longer in circulation, in such funds as may then be customary for the settlement of international transactions in lieu of such currency.

     (d) Payment of principal of, and interest on, the Notes will be made (i) in the case of a Global Note, by wire transfer in immediately available funds to an account maintained by the Depositary with a bank in New York City, (ii) in the case of a Definitive Notes, either (A) by a check drawn on a bank in New York City mailed to the Holder at such Holder's registered address or (B) at the Issuer's option, or upon application to the Trustee by the Holder of at least U.S.$1 million, (Euro)1 million, P$1 million or (Yen)100 million, as applicable, in principal amount of Definitive Notes of a particular Series not later than the relevant Record Date, by wire transfer in immediately available funds to an account maintained by the Holder with a bank in New York City.

     Payments with respect to principal of the Notes at maturity will be payable to the registered Holder against surrender of such Notes.

     Payment with respect to principal of, and interest (including any Additional Amounts) on, the Notes (other than at maturity) will be made to the Person in whose name any Note is registered at the close of business on any Record Date notwithstanding the cancellation of such Note upon any exchange or transfer subsequent to the Record Date and prior to such Interest Payment Date; provided that if and to the extent the Issuer shall default in the payment of the interest (including Additional Amounts) due on an Interest Payment Date, such defaulted interest (including Additional Amounts) shall be paid to the Person in whose name such Note is registered at the close of business on a subsequent record date established by written notice given by mail by or on behalf of the Issuer to the Holders of such Notes not less than 15 days preceding such subsequent record date; provided further that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an Interest Payment Date) will be payable to the person to whom principal is payable.

     (e) Whenever it is necessary to compute any amount of accrued interest for a period of less than a full year, such interest shall be calculated (i) with respect to any Dollar Note, on the basis of a 360-day year of twelve 30-day months and (ii) with respect to any Euro Note, Yen Note or Peso Note, on the basis of a year of 365 days (in the case of a leap year, 366 days) and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (f) Interest payments on the Notes will be the amount of interest accrued from and including the Issuance Date, or from and including the last date to which interest has been paid to or duly provided for, to but excluding the Interest Payment Date or date of maturity, redemption or repayment.

     (g) Interest on any principal of, and interest on, a Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, will accrue, to the fullest extent permitted by law, at a rate per annum equal at all times to 2% per annum plus the rate otherwise applicable to such Note.

     Section 2.08. Registration, Transfer and Exchange of Notes. (a) The Trustee is hereby initially appointed to act as registrar (the "Registrar") and will keep a record of all Notes of each Series (the "Register") at the Corporate Trust Office. The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the

Holders of the Notes and any payment instructions with respect thereto (if different from a Holder's registered address). The Registrar will also maintain a record (the "Record") that will include notations as to whether the Notes have been paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Record will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Record will include notations of the Note so cancelled and the date on which such Note was cancelled. The Registrar shall at all reasonable times during office hours make the Register and the Record available to the Trustee (if the Trustee is not the Registrar), the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Issuer the Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as they may request in writing.

     The Register and the Record shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

     As long as it is required by Argentine law or by the CNV, the Issuer will cause Banco Rio de la Plata S.A., Buenos Aires, Argentina, or in the Issuer's sole discretion, any other entity in Buenos Aires, Argentina with powers to act as registrar, to keep a duplicate of the Register and the Record in such form in the Spanish language in Argentina.

     (b) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, a Holder that is a beneficial owner of a Global Note will have the right (i) to obtain evidence of its beneficial ownership interest in a Global Note in accordance with Argentine Decree 677/01, as amended, from Caja de Valores S.A. (or any other securities clearing service or collective deposit system, including DTC, Euroclear and Clearstream) and (ii) to pursue remedies against the Issuer and assert rights in a legal action brought in Argentina under Argentine law in respect of its beneficial ownership interest in a Global Note (including the right to initiate summary proceedings (accion ejecutiva) in the manner provided by the Negotiable Obligations Law with respect thereto), and for such purposes, such beneficial owner will be treated as the owner of that portion of the global note which represents its beneficial ownership interest therein. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its

Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (c) If (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary for a Global Note or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not promptly appointed within 120 days of such notice, (ii) the Depositary is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, or
(iii) the non-payment when due of amounts payable on the Notes (whether, in each case, on account of interest, redemption amounts or otherwise) shall have occurred and be continuing for 30 days, the Trustee will promptly, upon provision of executed Notes delivered to it by the Issuer therefor, exchange each beneficial interest in such Global Note for one or more Definitive Notes in equal principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon such Global Note will be deemed canceled.

     If there is an Event of Default under the Notes of any or all Series, and the Trustee has been advised by counsel that in connection with such Event of Default it is necessary or appropriate for the Trustee to obtain possession of the Notes, the Trustee may, in the reasonable exercise of its discretion, determine that the Notes represented by Global Notes shall no longer be represented by such Global Notes. In such event, the Issuer hereby agrees to execute and the Trustee will authenticate and deliver, in exchange for such Global Notes, Definitive Notes (and if the Trustee has in its possession Definitive Notes previously executed by the Issuer, the Trustee will authenticate and deliver such Definitive Notes), in authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Notes.

     In the case of a Regulation S Global Note, unless the exchange takes place during the Restricted Period, the Definitive Notes issued in exchange therefor will not bear the Restricted Legend.

     (d) Subject to Section 2.10, a Holder may transfer a Note to another person or exchange a Note for another Note or Notes of the same Series and Tranche of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Registrar will promptly register any such transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Registrar for such purpose; provided that (i) no transfer or exchange will be effective until such transfer or exchange is registered in such register and (ii) the Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (y) to register the transfer of or exchange any Note so selected for

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

redemption in whole or in part, except, in the case of a partial redemption, that portion of any such Note not being redeemed, or (z) if a redemption is to occur after a Record Date but on or before the corresponding interest payment date, to register the transfer or exchange of any Note on or after such Record Date and before such date of redemption. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

     From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.08.

     Transfer, registration and exchange shall be permitted as provided in this Indenture without any charge to the Holder except for the expenses of delivery (if any) not made by regular mail and except, if the Issuer shall so require, the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto. Registration of the transfer of a Note by the Registrar shall be deemed to be the acknowledgment of such transfer on behalf of the Issuer.

     (e) Procedures to be Followed by the Trustee. (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (ii) Global Note to Definitive Note. If a beneficial interest in a Global Note is transferred or exchanged for a Definitive Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver a new Definitive Note in like principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange) specified in writing by Depositary, registered in the name of such transferee or owner, as applicable.

          (iii) Definitive Note to Definitive Note. If a Definitive Note is transferred or exchanged for another Definitive Note, the Trustee will (x)

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

     cancel the Definitive Note being transferred or exchanged, (y) deliver a new Definitive Note in principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, deliver to the Holder thereof a new Definitive Note in principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Note, registered in the name of the Holder thereof.

     Section 2.09. Restricted Legend. (a) Each Regulation S Note will bear the Restricted Legend during the Restricted Period.

     (b) If the Issuer determines that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee in writing to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend and the Trustee will comply with such instruction.

     (c) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and the Restricted Legend.

     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.10 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this Section 2.10.

     (b) Exchanges may be made only for Notes of the same Series and Tranche. For the avoidance of doubt, no exchanges shall be permitted between Series A Listed Notes and Series A Unlisted Notes, between Series B Listed Notes and Series B Unlisted Notes or between Series A Listed Note denominated in Dollars and Series A Listed Notes denominated in currencies other than Dollars.

     (c) Registration of transfer of Unlisted Notes will be made in the amount equal to (i) U.S.$5 million, (Euro)5 million, P$5 million or (Yen)500 million and

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

integral multiples of U.S.$1.00, (Euro)1.00, P$1.00 or (Yen)100, in excess thereof, as applicable or (ii) the amount equal to the amount of such Unlisted Note.

     (d) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Notes represented thereby pursuant to this Indenture, a Global Note representing all or a portion of the Notes of any Series may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e) During the Restricted Period, no transfer or exchange of a Regulation S Note (or a beneficial interest in a Regulation S Global Note) of a Series may be made for an Unrestricted Note (or a beneficial interest in an Unrestricted Global Note) of the same Series.

     (f) During the Restricted Period, any Holder requesting a transfer or exchange of a Regulation S Note will be required to deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate in the form of Exhibit D hereto and, if required by the Issuer, an opinion of counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America.

     (g) During the Restricted Period, beneficial interests in a Regulation S Global Note may be held through the Depositary only through Euroclear and Clearstream, and their respective direct and indirect participants.

     Section 2.11. Mutilated, Defaced, Destroyed, Stolen and Lost Notes; Cancellation and Destruction of Notes. (a) The Issuer shall execute and deliver to the Trustee, Definitive Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

     (b) The Trustee is hereby authorized, in accordance with and subject to applicable law, exchange regulations any terms and conditions set forth in the Notes, and upon provision of evidence satisfactory to the Trustee and to the Issuer that any Note was mutilated, defaced, destroyed, stolen or lost, together with such security or indemnity as each of the Trustee and the Issuer may require, to authenticate and deliver from time to time such Notes in exchange for or in lieu of such Notes that become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any other Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Note.

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

     (c) All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and may destroy all such Notes surrendered for payment or exchange, in accordance with its security destruction policy; provided, however, that the Trustee shall not be required to destroy cancelled Notes.

     (d) Upon the issuance of any substitute Note of any Series, the Holder of such Note, if so requested by the Issuer, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note.

     (e) All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

     Section 2.12. Purchase and Cancellation. The Issuer may at any time and from time to time purchase Notes pursuant to Market Purchase or Optional Redemption transactions or a Note Payment, except that the Issuer is not permitted to purchase any Notes during any time that a Devaluation Event Cure Period shall have occurred and be continuing. Other than as stated in the preceding sentence, the Issuer shall not purchase any Notes or any other outstanding Indebtedness of the Issuer or any of its Subsidiaries (except for Qualified Telecom Personal Indebtedness or Permitted Refinancing Indebtedness). Any Notes so purchased by the Issuer shall be surrendered promptly to the Trustee for cancellation. The Notes so purchased, while held by or on behalf of the Issuer, shall not entitle the holder to vote at any meeting of Holders of Notes and shall not be deemed to be Outstanding for the purpose of calculating quorums at meetings of Holders of Notes. The Issuer will not acquire any Note or any beneficial interest in a Global Note, and will not permit any of its Restricted Subsidiaries to acquire any Note or any beneficial interest in any Global Note unless the Issuer or the acquiring company shall notify the Trustee in writing of such acquisition. The Trustee and all Holders of Notes shall be entitled to rely without further investigation on any such notification (or the lack thereof). The Trustee shall have no responsibilities or liability for compliance by the Issuer with this provision.

     Section 2.13. CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" and/or "CINS" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "CINS" and/or "ISIN" numbers in notices of payment or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

     Section 2.14. Special Provisions Regarding Unlisted Notes. (a) Each Holder of Unlisted Notes shall provide to the Issuer in writing, the following information (i) as promptly as practicable upon acquiring such Unlisted Notes,
(ii) no later than fifteen Business Days prior to each scheduled payment date with respect to such information as of such date, provided that in case of any change with respect to the information so provided prior to the applicable record date, the holder shall on such record date resubmit the information as of such record date, (iii) no later than fifteen Business Days after December 31 of each year with respect to such information as of December 31 of such year, (iv) promptly upon any change in the information previously provided, and (v) such other time as the Issuer shall request:

               (A) name, address, and residence for tax purposes and whether it is an individual or legal person;

               (B) in case such Holder is a legal person, it shall state whether it is a banking or financial institution, and, if so, it shall also state (x) whether it is located in a country the relevant governmental authority of which has adopted the international standards approved by the Basle Committee on Banking Regulations and Supervisory Practices (the "International Standards"), (y) whether it is located in a jurisdiction not deemed to be a low tax jurisdiction according to the Argentine income tax law and its regulatory decree, or whether it is located in a jurisdiction that has entered into an agreement of exchange of information with Argentina and if, pursuant to the applicable secrecy laws or regulations of such jurisdiction, banks can disclose information upon request of tax authorities, and
          (z) whether such banking or financial institution is under the supervision of the relevant central bank or equivalent agency;

               (C) if such Holder is a resident of a country that has in force a tax treaty with Argentina, and according to such treaty, an exemption from all or part of the applicable tax, duty, assessment or governmental charge is available, such Holder shall provide the information and documentation that allows the application of such tax treaty. In particular, such Holder shall provide the statement required by General Resolution No. 3497 issued by the AFIP of Argentina (or any similar rule or provision that may be imposed in the future), duly certified and legalized by the corresponding tax authority, on the terms and conditions set forth in such resolution; and

               (D) any other information, documents or evidence that may be requested by the Issuer pursuant to applicable law, statute, treaty or regulation of Argentina, or any written administrative instruction of the AFIP, that may allow the Issuer to determine the tax treatment of the payments to such holder in respect of the Notes.

     (b) Each Holder of Unlisted Notes who is a legal person shall provide to the Issuer in writing, (i) as promptly as practicable upon acquiring the Unlisted Notes, (ii) no later than fifteen Business Days prior to each scheduled payment date with respect to such information as of such date, provided that in case of any change with respect to the information so provided prior to the applicable record date, the holder shall on such record date resubmit the information as of such date, (iii) no later than fifteen Business Days after December 31 of each year with respect to such information as of December 31 of such year, (iv) promptly upon any change in the information previously provided and (v) such other time as the Issuer shall request:

               (A) whether its country of residence requires securities to be held in registered form ("regimen de nominatividad de titulos valores") and, if not, such Holder shall also state;

               (B) whether it is an insurance company, open-end investment fund, pension fund or bank or financial entity the head office of which is located in a country whose relevant governmental authority has adopted the International Standards.

     If neither (A) nor (B) is applicable to such Holder, it shall state and declare whether pursuant to its by-laws or juridical nature ("naturaleza juridica"), such Holder (i) does not, as its principal activity, invest outside the jurisdiction of its incorporation or (ii) is not prohibited from performing certain transactions under its by-laws or applicable laws and regulations of the jurisdiction of its incorporation.

     (c) As a proof of the exemptions mentioned in Section 2.14(b), each Holder of the Unlisted Notes shall submit:

          (i) if its country of residence does require securities to be held in registered form, a certificate issued by the relevant authority of the jurisdiction of incorporation which states that the shares or other securities representing the capital of such Holder, or in the case of a permanent establishment, the securities representing the capital of its parent company, are considered to be in registered form by the applicable law in the country of its incorporation;

          (ii) if such Holder is an insurance company, open-end investment fund or pension fund, it shall submit the by-laws or articles of incorporation of such Holder and its parent company;

          (iii) if such Holder is a banking or financial institution, it shall submit a certificate from the relevant central bank or the relevant authority of the country of incorporation or the parent company, certified by an authorized professional, stating whether the jurisdiction of its incorporation has adopted the International Standards; or

          (iv) if such Holder declares that pursuant to its by-laws or its juridical nature, such Holder (A) does not, as its principal activity, invest outside the jurisdiction of its incorporation or (B) is not prohibited from performing certain transactions under its by-laws or applicable laws and regulations of the jurisdiction of its incorporation, such Holder shall submit its by-laws and articles of incorporation. In the case of permanent establishment, it may submit a certificate certifying as to such declarations issued by its parent company duly certified by an authorized professional.

     (d) The documents to be provided pursuant to this Section 2.14 shall be notarized and, if executed outside of Argentina, either apostilled in accordance with the Hague convention or consularized by the Argentine Consulate of the country of incorporation of such entities.

     (e) If the Holders of Unlisted Notes do not timely provide all or part of the information, documents or evidence that may be required by the Issuer from time to time as described in this Section 2.14, the Issuer will not pay any Additional Amounts and will withhold or deduct the maximum amount that may be required by Argentine law in the absence of such information, documents or evidence. The Issuer will inform the Trustee in writing if the Issuer will not be obligated to pay any Additional Amounts in respect of any Holder pursuant to the information received from such Holder.

     Section 2.15. Special Provision Regarding Title VI of the Argentine Income Tax Law. Holders of Listed Notes who elect to receive payment of principal and/or interest or the redemption price, if any, in Argentina, must file an application at the specified domicile of the Paying Agent in Argentina between the fifth and the third Business Day prior to the relevant Interest Payment Date or redemption date therefor or at maturity in order to receive such payment on the relevant Interest Payment Date or redemption date or at maturity. Such filing shall be made by completing an application for payment, which is available at the specified domicile of the Paying Agent in Argentina. In such application for payment, each such Holder will be required to indicate, among other things, whether or not such Holder is subject to Section 4 of Decree 1076/92 of the executive branch of Argentina and to Title VI of the Argentine Income Tax Law (text of 1997, as restated). In the event that any such Holder shall fail to make such filing between the fifth and third Business Day prior to the relevant Interest Payment Date or redemption date or at maturity, as applicable, such Holder shall be entitled to receive the relevant payment on the third Business Day after such filing with the Paying Agent has taken place.

     Notwithstanding any other provision in Section 2.07, all payments to be made by the Paying Agent in Argentina with respect to Listed Notes shall be in cash or by wire transfer to an account of the Holder in a bank located outside the Untied States of America (provided that the Holder has provided the Paying Agent in Argentina with sufficient information concerning such account and bank not less than five Business Days prior to the relevant Interest Payment Date or redemption date therefor or maturity).

     Any Holder of the Listed Notes subject to Title VI of the Argentine Income Tax Law (text of 1997 as restated) must present its Listed Notes exclusively to the Paying Agent in Argentina and comply with the preceding paragraphs in order to receive payments of principal and/or interest thereof or the redemption price thereof.

                                   ARTICLE 3
                     Covenants of the Issuer and the Trustee

     Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each Series of Notes that it will duly and punctually pay or cause to be paid in immediately available funds to the Trustee or one or more Paying Agents appointed by it hereunder no later than 12:00 noon (New York City time) one Business Day prior to any date of payment, the principal of and interest on each of such Notes and any other payments to be made by the Issuer under such Notes and this Indenture due on such date of payment.

     Section 3.02. Offices for Payments, etc. So long as any of the Notes remain Outstanding, the Issuer will maintain in New York City the following for each Series: a Paying Agent or Registrar (i) where the Notes may be presented for payment, (ii) where the Notes may be presented for exchange, transfer or registration of transfer as provided in this Indenture, and (iii) where notices and demands to or upon the Issuer in respect of the Notes or of this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Register will be maintained, and hereby appoints the Trustee as its Paying Agent and Transfer Agent, and the Trustee hereby accepts such appointment. In case the Issuer shall fail to so designate or maintain any such Agent or Registrar or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and written notices may be served at the Corporate Trust Office.

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

     So long as any Series of Notes are authorized for their public offering in Argentina and the rules of the CNV or other applicable Argentine law so require, or are listed on the Buenos Aires Stock Exchange or on the Mercado Abierto Electronico S.A. and the rules of the Buenos Aires Stock Exchange, or of the Mercado Abierto Electronico S.A., as the case may be, so require, the Issuer will maintain a Registrar, a Paying Agent and a Transfer Agent in Argentina. Banco Rio de la Plata S.A. Buenos Aires, Argentina, will initially act as such Paying Agent and Transfer Agent.

     So long as the Notes of any Series are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, there will be a Paying Agent and a Transfer Agent in Luxembourg. The Bank of New York (Luxembourg) S.A. will initially act as such Paying Agent and Transfer Agent.

     The Issuer will give to the Trustee written notice of the location of any such Agent or Registrar and of any change of location thereof.

     Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Notes hereunder.

     Section 3.04. Payments and Paying Agents. (a) At least three Business Days prior to the first Interest Payment Date or the first principal payment date and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least three Business Days prior to each Interest Payment Date or principal payment date thereafter, the Issuer shall furnish the Trustee with an Issuer Order instructing the Trustee as to any circumstances in which payments of principal of or interest on the Notes of any Series due on such date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Issuer therefore becomes liable to pay Additional Amounts pursuant to the terms of the Notes of such Series, then at least three Business Days prior to each Interest Payment Date or principal payment date, the Issuer will furnish the Trustee with an Issuer Order that specifies the amount required to be withheld on such payment date to Holders of Notes of such Series and the Additional Amounts due to Holders of such Notes and certifies that the Issuer shall withhold such amount on such payment date from such payment, and shall pay such amount to the appropriate governmental authorities and will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders.

     The Issuer agrees to indemnify each of the Trustee and the Paying Agents for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with actions taken or omitted by it in reliance on any Issuer Order furnished pursuant to this Section or the failure of the Issuer to furnish any such Issuer Order, except to the extent that such loss, liability or expense results from its own negligence or bad faith.

     (b) Whenever the Issuer shall appoint a Paying Agent other than the Trustee for the purpose of paying amounts due in respect of the Notes of any Series, it will cause such Paying Agent to execute and deliver to the Trustee a written instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section:

          (i) that it will hold all sums received by it as such agent for the payment of the principal of or interest on or redemption payments on the Notes of such Series (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Notes of such Series) in trust for the benefit of Holders of the Notes of such Series or of the Trustee;

          (ii) that it will give the Trustee written notice of any failure by the Issuer to make any payment of the principal of or interest on the Notes of such Series and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes of such Series when the same shall be due and payable; and

          (iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above.

     The Trustee, in its capacity as the principal Paying Agent, shall arrange with all such Paying Agents for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest on, and any required redemption payments on, the Notes and of the compensation of such Paying Agents for their services as such.

     If the Issuer shall act as its own Paying Agent with respect to the Notes of any Series, it will, on or before each due date of the principal of or interest on the Notes of such Series, and any required redemption payments on, set aside, segregate and hold in trust for the benefit of Holders of the Notes of such Series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee in writing of any failure to take such action.

     Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Issuer or any Paying Agent hereunder, as required by this
Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

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

     Anything in this Section 3.04 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 9.03 and 9.04.

     Section 3.05. Taxation. (a) All payments by the Issuer in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless the Issuer is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Issuer will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts paid by the Issuer after such withholding or deduction shall equal the respective amounts of principal and interest that would have been payable by the Issuer in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Note:

          (i) if any such tax, duty, assessment or other governmental charge would not have been so imposed but for the presentation by the Holder of any such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (ii) if any such tax, duty, assessment or other governmental charge would not have been imposed or withheld but for the failure by the Holder of Notes or, any other Person as required under applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the Administracion Federal de Ingresos Publicos, or AFIP, (whether or not such Holder or Person is lawfully able to do so) to provide information, documents or other evidence, in the form and conditions as required under applicable law, statute, treaty, or regulation of Argentina or written administrative instruction of the AFIP concerning the nationality, residence, identity, or connection with Argentina of such Holder or Person or other significant information which is required or imposed by a law, statute, treaty, or regulation of Argentina or written administrative instruction of the AFIP as a precondition to exemption from all or part of such tax, duty, assessment or governmental charge;

          (iii) held by or on behalf of a Holder of Notes who is liable for taxes, duties, assessments or governmental charges in respect of such Note by reason of having some connection with Argentina (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of such Note, or the receipt of principal or interest in respect thereof;

          (iv) for any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charge;

          (v) for any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments on or in respect of any Note;

          (vi) if the Issuer is compelled by law to make any withholding or deduction for or on account of, or is obligated to act as "substitute obligor" for the Personal Assets Tax; or

          (vii) any combination of (i), (ii), (iii), (iv), (v) or (vi).

     (b) In any event, with respect to payment on any Unlisted Note the Issuer shall not pay any Additional Amounts with respect to any payment under any such Unlisted Note to any such Holder of Unlisted Notes to the extent any such tax, duty, assessment or other governmental charge is required to be deducted, withheld or otherwise imposed in an amount greater than the deduction or withholding that would be imposed on a person set forth in Section 93(c)(1) of the Argentine Income Tax Law or any amendment to such section.

     (c) Nor shall Additional Amounts be paid with respect to any payment under any Unlisted Note to any Holder of Unlisted Notes who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder of Unlisted Notes. For purposes of determining whether Additional Amounts shall be paid, the Issuer will request the information as provided in Section 2.14.

     (d) The Issuer will also: (i) make such withholding or deduction compelled by applicable law, and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

     (e) The obligation to pay Additional Amounts is subject to the provisions of Section 2.14 and 2.15 of this Indenture.

     (f) The Issuer will furnish to the Trustee, upon written request from Holders of the Notes through the Trustee, copies of such receipts evidencing the payment of any taxes, duties, assessments or other governmental charges so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such taxes, duties, assessments or other governmental charges and as is reasonably available to the Issuer to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to Holders of Notes upon written request.

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

     (g) The Issuer will pay any present or future stamp, or documentary taxes, which arise in Argentina from the execution, delivery or registration of the Notes or any other document or instrument referred to in the Notes.

     (h) If the Holders of Notes do not timely provide all or part of the information, documents or evidence that may be required by the Issuer from time to time pursuant to applicable law, statute, treaty or regulation of Argentina, or any written administrative instruction of the AFIP, the Issuer will not pay any Additional Amounts and will withhold or deduct the maximum amount that may be required by Argentine law.

     Section 3.06. Ranking. The Issuer will ensure that its obligations under each Note will at all times constitute direct, unsubordinated and unconditional obligations of the Issuer ranking at all times at least pari passu in priority of payment, in right of security and in all other respects with all other New Debt and with all other unsecured Indebtedness of the Issuer now or hereafter outstanding, except to the extent that such other Indebtedness may be preferred by mandatory provisions of applicable law.

     Section 3.07. Noteholders Lists. If and so long as the Trustee shall not be the Registrar for the Notes of any Series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of Holders of the Notes of such Series pursuant to Section 312 of the Trust Indenture Act of 1939 (i) semiannually not more than 5 Business Days after each Record Date for the payment of interest on such Notes, as hereinabove specified, as of such Record Date, and (ii) at such other times as the Trustee may request in writing, within ten days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Trustee shall preserve in as current a form as is reasonably practicable all information furnished to it or received by it pursuant to this Section 3.07 or received by it in the capacity of Paying Agent and the Trustee shall otherwise comply with Section 312(a) of the Trust Indenture Act of 1939. In addition to the obligations of the Issuer hereinbefore mentioned in this Section 3.07, the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act of 1939.

     Section 3.08. Notice of Default. The Issuer will promptly notify the Trustee by facsimile or electronic mail (receipt confirmed telephonically or by electronic mail or by electronic mail receipt) promptly after it becomes aware of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this Section shall be accompanied by a certificate of an Officer of the Issuer setting forth the details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto.

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

     Section 3.09. Maintenance of Existence. Except as otherwise permitted by
Section 3.14 or Section 8.01, the Issuer will, and will cause each of its Restricted Subsidiaries to, at all times continue to maintain its corporate existence and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

     Section 3.10. Line of Business. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except for immaterial operations incidental to acquired businesses.

     Section 3.11. Limitation on Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist, any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any Indebtedness of any Person, unless the Notes are equally and ratably secured by such Liens, other than the following ("Permitted Liens"):

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in conformity with generally accepted accounting principles applicable to the primary financial statements of the Issuer or such Restricted Subsidiary;

     (b) Liens incurred in the ordinary course of business on all or part of any assets to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof;

     (c) Liens arising in the ordinary course of business which do not secure Indebtedness and are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workers' compensation or other insurance or obligations arising from other social security laws; and (iii) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (f) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the Issuer and its Subsidiaries' business;

     (g) Liens on property at the time the Issuer or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person; provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

     (h) escrow deposits, trusts or similar accounts for the payment of debt service obligations under the New Debt; provided that such payments are applied to scheduled payments of principal and interest in direct order of maturity;

     (i) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Contracts;

     (j) Liens securing obligations under Hedging Contracts so long as such Hedging Contracts relate to Indebtedness that is permitted under this Indenture;

     (k) Liens on accounts receivable and related assets and proceeds therefrom arising in connection with a Permitted Receivables Financing;

     (l)  any interest or title of a lessor under any Capital Lease;

     (m) Liens securing Indebtedness in an aggregate principal amount not in excess of U.S.$20 million (or its equivalent in other currencies) at any time outstanding;

     (n) Liens in existence on the Issuance Date and any renewals or extensions thereof, so long as (i) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (ii) the principal amount of the Indebtedness secured by such Lien is not increased; and

     (o) Liens required under this Indenture or permitted or required under the Telecom Personal Debt.

     Section 3.12. Limitation on Indebtedness. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless on the date of the Incurrence of such Indebtedness, after giving effect to such Incurrence and the receipt and application of the proceeds therefrom, the Leverage Ratio does not exceed 2.75 to 1 or, if a Leverage Ratio Adjustment Event has occurred, 2.25 to 1.

     (b) Notwithstanding the foregoing, the Issuer and any of its Restricted Subsidiaries may, to the extent provided below, Incur the following Indebtedness ("Permitted Indebtedness"):

          (i)    Indebtedness outstanding on the Issuance Date;

          (ii)   Indebtedness issued pursuant to the APE (including the New
     Debt) and Telecom Personal Debt;

          (iii) Indebtedness of the Issuer or any of its Restricted Subsidiaries constituting Permitted Refinancing Indebtedness;

          (iv) Indebtedness of the Issuer, which may include Capital Leases, Incurred for purposes of financing Permitted Capital Expenditures; provided that the principal amount of any Indebtedness Incurred pursuant to this
     Section 3.12 may not exceed U.S.$50 million (or its equivalent in other currencies) at any time outstanding;

          (v) Hedging Contracts of the Issuer relating to Indebtedness permitted under this Indenture;

          (vi) Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit supporting performance bonds;

          (vii) Indebtedness of the Issuer or any of its Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) so long as such Indebtedness continues to be owed to the Issuer or a Restricted Subsidiary (other than Telecom Personal and its Subsidiaries) and which, if the obligor is the Issuer, is subordinated in right of payment to the Notes;

          (viii) Indebtedness of Telecom Personal or any of its Subsidiaries that is permitted under the Telecom Personal Debt;

          (ix) Up to an aggregate of U.S.$30 million (or its equivalent in other currencies) of Attributable Debt under Sale and Leaseback Transactions Incurred by the Issuer during the term of the New Debt; and

          (x) Indebtedness of the Issuer Incurred on or after the Issuance Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed U.S.$60 million (or its equivalent in other currencies); provided that such Indebtedness is Incurred for purposes relating to the operation of the business of the Issuer or any of the Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries), including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase or Optional Redemption transactions or Note Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital.

     (c) Notwithstanding Section 3.12(b), the Issuer will not permit any of its Restricted Subsidiaries to Guarantee any Indebtedness of any other Person.

     (d) For the purposes of determining compliance with this Section 3.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by Section 3.12(b) or is entitled to be Incurred pursuant to Section 3.12(a), the Issuer in its sole discretion shall classify such item of Indebtedness into one or more available categories as of the date of Incurrence.

     Section 3.13. Limitations on Restricted Payments. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

          (i)    purchase any Equity Interests of the Issuer;

          (ii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness except scheduled payments of interest or principal; or

          (iii)  make any Investments other than Permitted Investments.

     (b) (i)    For so long as any Telecom Personal Debt is outstanding in substantially the same form as issued by Telecom Personal in its restructuring, any Investment by the Issuer in Telecom Personal will be made solely in the form of debt instruments having the same terms and conditions as the Telecom Personal Debt then outstanding having the shortest maturity (including an amortization schedule matching the remaining amortization schedule of such Telecom Personal
Debt), and ranking pari passu with such Telecom Personal Debt (such debt, together with any Investment described in clause (iv) below, "Qualified Telecom Personal Indebtedness"). The Issuer will not permit Telecom Personal to apply the net cash proceeds from any Qualified Telecom Personal Indebtedness for any purpose other than to fund capital expenditures, operational expenses or debt service requirements that Telecom Personal is not able to satisfy with available cash.

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

          (ii) Any such Qualified Telecom Personal Indebtedness issued to the Issuer by Telecom Personal in accordance with clause (i) will be held in trust for the benefit of holders of the New Debt for so long as it is held by the Issuer.

          (iii) The Issuer will use its best efforts to sell such Qualified Telecom Personal Indebtedness in the secondary market as promptly as practicable following the issuance date of such Indebtedness; provided that the Issuer will not be required to sell such Qualified Telecom Personal Indebtedness if it is unable to obtain a sale price providing a yield to maturity for such Indebtedness that is equal to or higher than the yield to maturity for the Issuer notes having terms and conditions most comparable to such Qualified Telecom Personal Indebtedness, less 200 basis points.

          (iv) If no Telecom Personal Debt is outstanding in substantially the same form as issued by Telecom Personal in its restructuring, any Investment by the Issuer in Telecom Personal will be made solely in the form of (A) secured obligations that rank senior to other Indebtedness of Telecom Personal or (B) debt instruments having the same terms and conditions as outstanding Indebtedness of Telecom Personal for which a secondary market is available; provided that the Issuer shall use its best efforts to sell such Indebtedness in the secondary market as promptly as practicable following the issuance of such Indebtedness. Any such Indebtedness issued to the Issuer by Telecom Personal shall be held in trust for the benefit of holders of the New Debt for so long as it is held by the Issuer.

     Section 3.14. Limitation on Asset Sales. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless the following conditions are met:

          (i) the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

          (ii) at least 75% of the value of the consideration therefrom received is in the form of cash or Cash Equivalents; and

          (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing.

     (b) Within 45 days of completion of any Asset Sale comprising (i) any sale by the Issuer of Equity Interests of Telecom Personal held by the Issuer on the Issuance Date or Equity Interests of any Operating Subsidiary of the Issuer (other than Telecom Personal or any Subsidiary thereof) or (ii) any sale by the Issuer of Qualified Telecom Personal Indebtedness or (iii) any disposition by the

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Issuer or any Operating Subsidiary (other than Telecom Personal or any
Subsidiary thereof) of all or substantially all of its assets for cash (each such transaction, a "Major Asset Sale"), the Issuer shall, at its election, apply the Net Cash Proceeds of such Asset Sale to purchase or prepay the New Debt through Market Purchase or Optional Redemption transactions or through a Note Payment; provided that, if the Net Cash Proceeds are less than U.S.$5 million, the Issuer may elect to pay the Net Cash Proceeds that are not otherwise applied as described above into the Reserve Account.

     (c) Within 270 days after the receipt of the Net Cash Proceeds from an Asset Sale other than a Major Asset Sale, the Issuer shall, at its election, apply the Net Cash Proceeds of such Asset Sale to (i) purchase or prepay the New Debt through Market Purchase or Optional Redemption transactions or through a Note Payment or (ii) acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used by the Issuer or a Restricted Subsidiary in a Permitted Business. Pending application of the Net Cash Proceeds of any Asset Sale as described in this
Section 3.14(c), any such Net Cash Proceeds shall be paid into the Reserve Account.

     (d) Notwithstanding the foregoing, this Section 3.14 shall not apply to any Asset Sale by Telecom Personal or its Subsidiaries made in compliance with the Telecom Personal Debt.

     Section 3.15. Limitations on Sale and Leaseback Transactions. Within 45 days of completion of any Sale and Leaseback Transaction, the Issuer shall apply any net cash proceeds of such Sale and Leaseback Transaction, at the Issuer's election, to purchase or prepay the New Debt through Market Purchase or Optional Redemption transactions or through a Note Payment.

     Section 3.16. Limitation on Transactions with Shareholders and Affiliates.
(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any holder of 10% or more of the Capital Stock of the Issuer, except upon terms not less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Issuer (an "Arm's-Length Transaction").

     (b) In addition, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Issuer, except for Arm's-Length Transactions. If any such transaction or series of related

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transactions has an aggregate value in excess of 1% of the Issuer's net worth as set forth in the Issuer's latest publicly available financial statements, the Issuer will, prior to such transaction, (i) obtain a favorable written opinion from either (A) the audit committee of the Board of Directors, which committee shall include at least two independent members of the Board of Directors or (B) at least one independent consultant that the terms of the transaction are consistent with those obtained in an Arm's-Length Transaction and (ii) obtain the approval of a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a resolution of the Board of Directors.

     (c)  The foregoing Section 3.16(a) and (b) do not apply to:

          (i) any transaction between the Issuer and any of its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) or between Restricted Subsidiaries of the Issuer (excluding Telecom Personal and its Subsidiaries);

          (ii) any transaction between the Issuer and Telecom Personal (or any of its Subsidiaries) that is of the type entered into in the ordinary course of business as of the Issuance Date and the subsequent continuation or renewal thereof on comparable terms including, without limitation, finance, administrative and legal services and interconnection services;

          (iii) any transaction permitted under the Telecom Personal Debt;, except for transactions between the Issuer and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries), on the one hand, and Telecom Personal and its Subsidiaries, on the other hand, which insofar as the Indenture and the Notes are concerned, are addressed solely in this
     Section 3.16;

          (iv) any payment of reasonable and customary fees to directors of the Issuer;

          (v) any transaction or payment required pursuant to Argentine laws and regulations;

          (vi) any transaction or payment pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business; or

          (vii) up to U.S.$10 million (or its equivalent in other currencies) in any fiscal year in aggregate payments (including out-of-pocket costs and expenses) relating to technical services, assistance with specified projects undertaken at the request of the Issuer's Board of Directors and services of highly qualified personnel under the Management Contract dated August 9, 1999, as amended, modified or replaced from time to time

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     so long as the amended, modified or new provisions, taken as a whole, are no less favorable to the Issuer and its Restricted Subsidiaries than those in effect on the Issuance Date.

     Section 3.17. Limitation on Capital Expenditures. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, make any capital expenditure other than Permitted Capital Expenditures, Telecom Personal Permitted Capital Expenditures and Regulatory Capital Expenditures.

     (b) Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may apply Net Equity Proceeds, Net Cash Proceeds from any Asset Sale (other than a Major Asset Sale) or amounts expressly permitted to be withdrawn from the Reserve Account for capital expenditures in excess of Permitted Capital Expenditures without regard to this Section 3.17 and the application of such amounts will not reduce the aggregate amount of Permitted Capital Expenditures that may be made in any fiscal year under this Section 3.17.

     (c) This Section 3.17 shall not apply to any capital expenditures made by Nucleo.

     Section 3.18. Limitations on Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in Section 3.18(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to (i) create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to make, or (ii) agree to include as an event of default or prepayment event under any debt obligation or other agreement to which any Restricted Subsidiary is a party upon:

               (A) any payment of dividends or making of any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, or

               (B) any payment of any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary.

     (b) The provisions of Section 3.18(a) do not apply to any encumbrances or restrictions:

          (i) existing under or by reason of applicable law,

          (ii) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary or with respect to any Unrestricted Subsidiary, at the time it is designated as a Restricted Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of

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

     such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to Holders of Notes than the encumbrances or restrictions being extended, renewed, replaced or refinanced,

          (iii) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted by Section 3.14,

          (iv)   existing pursuant to the terms of the New Debt, or

          (v)    existing pursuant to the terms the Telecom Personal Debt.

     Section 3.19. Limitation on Issuance of Equity Interests of Telecom Personal. The Issuer will not permit Telecom Personal to issue any Equity Interests if, after giving effect to the issuance, the Issuer, directly or indirectly, would no longer own at least 50.1% of the total voting power of the Voting Stock of Telecom Personal.

     Section 3.20. Restriction on Voluntary Capital Reduction. The Issuer will not undertake a Voluntary Reduction of Capital without the prior consent of the Holders of Notes. Such consent shall be obtained as provided in Section 6.08.

     Section 3.21. Reinvestment of Dividends Paid by Telecom Personal. If Telecom Personal pays any dividend in cash or Cash Equivalents, the Issuer will reinvest any such dividends received by it in Telecom Personal. Such Investment shall be made, at the Issuer's option, by the subscription of common stock or non-redeemable shares issued by Telecom Personal, or by contribution to Telecom Personal's capital account in the form of irrevocable capital contributions ("aportes irrevocable").

     Section 3.22. Limitation on Use of Proceeds of Incurrence of Indebtedness. In the event that the Issuer Incurs any Indebtedness (other than Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions, the use of proceeds from which is addressed separately) (a) at least 50% of the Net Debt Proceeds therefrom shall be applied, within 45 days after such Incurrence, to prepay the New Debt through a Note Payment and (b) the remainder thereof shall be paid into the Reserve Account to be used by the Issuer during the twelve-month period following the deposit of such funds for purposes relating to the operation of the Issuer's or any of the Restricted Subsidiaries' (other than Telecom Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through

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

Market Purchase or Optional Redemption transactions or Note Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital, and any such proceeds remaining in the Reserve Account at the expiration of such twelve-month period shall be applied as set forth under
Section 10.02(a)(iii) on or before the next succeeding Mandatory Prepayment
Date.

     Section 3.23. Redemption of Notes Upon a Change of Control. Not later than 60 days following a Change of Control, the Issuer will make an Offer to Redeem all outstanding Notes at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued but unpaid interest to the date of purchase.

     Section 3.24. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation;

          (ii)   the Issuer could Incur at least U.S.$1.00 of Indebtedness under
     Section 3.12;

          (iii) such Subsidiary does not own any Capital Stock of the Issuer or any Restricted Subsidiary or hold any Indebtedness of, or any Lien on any property of, the Issuer or any Restricted Subsidiary; and

          (iv) the Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 3.16.

     If the Subsidiary being designated as an Unrestricted Subsidiary is, at the time of designation, a Restricted Subsidiary, the consequences set forth in
Section 3.24(c) will apply. Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 3.24(b).

     (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 3.24(a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 3.24(d).

          (ii) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

     (c)  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

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          (i)    all existing Investments of the Issuer and the Restricted
     Subsidiaries therein valued at the Issuer's proportional share of the fair market value of its assets less liabilities will be deemed made at that time;

          (ii) all existing Indebtedness of the Issuer or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it will be deemed incurred at that time;

          (iii) all existing transactions between it and the Issuer or any Restricted Subsidiary will be deemed entered into at that time; and

          (iv) it will cease to be subject to the provisions of this Indenture and the Notes as a Restricted Subsidiary.

     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

          (i) all of its Indebtedness and Disqualified Stock will be deemed Incurred at that time for purposes of Section 3.12,

          (ii) Investments therein previously charged under Section 3.13, as adjusted to reflect any change in the Issuer's proportional share of the fair market value of its assets less liabilities, will be credited thereunder; and

          (iii) it will thenceforward be subject to the provisions of this Indenture and the Notes as a Restricted Subsidiary.

     Any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary shall, unless so Noted by the Issuer, be deemed to include the designation of all of the Subsidiaries of such Subsidiary.

     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee a copy of the resolutions of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions not later than the next succeeding delivery of financial statements as required under
Section 3.25.

     Section 3.25. Reports by the Issuer. (a) The Issuer will furnish to the
Trustee:

          (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Issuer, a copy of the consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for

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

     such fiscal year, certified by independent accountants selected by the Issuer and of internationally recognized standing;

          (ii) as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Issuer, a copy of the unaudited consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as of the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Issuer for such quarter and the portion of the fiscal year through such date, certified by the chief financial officer of the Issuer as presenting fairly the financial condition and results of operations of the Issuer and its Consolidated Subsidiaries (subject to normal year-end audit adjustments);

          (iii) concurrently with the delivery of the financial statements referred to in clause (i) above, a certificate of such independent accountants certifying such financial statements, stating whether in the course of the normal audit procedures anything came to their attention (except for the APE procedure) to cause them to believe that there existed on the date of such statements any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, and if so, specifying the nature and period of existence thereof, it being understood that such independent accountants shall not be obligated to expand the scope of their examination beyond that required by their normal audit procedures (including, if applicable, procedures for companies conducting APE procedures);

          (iv) concurrently with the delivery of the financial statements referred to in clause (i) above and the financial statements for the second fiscal quarter of the Issuer referred to in clause (ii) above, a certificate of the Issuer's independent accountants certifying the calculation of Excess Cash; and

          (v) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer of the Issuer (i) stating whether, to the best of such Officer's knowledge, the Issuer during such period has kept, observed, performed and fulfilled each and every covenant and condition contained herein and whether, to the best of such Officer's knowledge, anything came to his or her attention (except for the APE procedure) to cause him or her to believe that there existed on the date of such statements any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, and if so, specifying the nature and period of existence thereof and (ii) if the Issuer

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

     purchased any New Debt in a Market Purchase during the applicable fiscal quarter, (a) the price at which the New Debt was purchased and (b) the aggregate principal amount of the New Debt that were purchased.

     (b) All of the financial statements referred to in (a)(i) and (a)(ii) above are to be complete and correct in all material respects, to be prepared in reasonable detail and in accordance with Argentine GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages.

     (c)  Whether or not the Issuer is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Issuer agrees to provide the Trustee within the time periods specified in those sections with:

          (i) all annual financial information that would be required to be contained in a filing with the Commission on Form 20-F if the Issuer were required to file such forms, including an "Operating and Financial Review and Prospects" and an audit report on such annual financial information by the Issuer's certified independent accountants, and

          (ii) all current reports that would be required to be filed with the Commission on Form 6-K if the Issuer were required to file such reports.

     In addition, whether or not required by the Commission, the Issuer will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (a)(i) and (a)(ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations.

     Section 3.26. Reports by the Trustee. Any Trustee's report required under
Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted to Holders as provided in Section 313(c) of the Trust Indenture Act of 1939 on or before July 15 in each year following the date hereof, so long as any Notes are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto. At the time it delivers such report, the Trustee shall deliver a copy thereof to the Issuer.

     The Trustee also shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act of 1939. A copy of each report at the time of its mailing to Noteholders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee in writing if the Notes become listed on any securities exchange.

     Section 3.27. Listing. With respect to the Listed Notes, the Issuer will use its best efforts to maintain a listing on the Buenos Aires Stock Exchange or the

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Mercado Abierto Electronico S.A. and, with respect to the Listed Notes denominated in Euro, on the Luxembourg Stock Exchange, provided that the Issuer will not be required to maintain a Luxembourg Stock Exchange listing if it determines that compliance with the listing requirements would be unduly burdensome. In the event there are changes in the Luxembourg Stock Exchange listing requirements or the Luxembourg Stock Exchange determines not to accept the Issuer's financial statements prepared under Argentine GAAP, the Issuer may conclude that continued listing on the Luxembourg Stock Exchange is unduly burdensome. A copy of the Luxembourg Stock Exchange listing application will be available at the office of the Luxembourg agent when complete.

     Section 3.28. Limitation of Applicability of Certain Covenants. Notwithstanding the foregoing, the Issuer's obligations to comply with the covenants described in Section 3.12 and Section 3.17 (collectively, the "Extinguished Covenants") will terminate and cease to have any further effect from and after the first date that the Issuer attains from two internationally recognized statistical rating organizations (including any statistical rating organizations recognized by the Commission as a "nationally recognized statistical rating organization") a rating on its long-term debt denominated in currencies other than Pesos that is Investment Grade; provided that if either of such statistical rating organizations subsequently ceases to provide the Issuer's long-term debt an Investment Grade rating, then, from and after the time the Issuer's long-term debt ceases to be rated Investment Grade by either rating organization, the Issuer and its Restricted Subsidiaries' obligation to comply with the Extinguished Covenants shall be reinstated.

     The Extinguished Covenants will not, however, be of any effect with regard to actions of the Issuer properly taken while the Issuer's long-term debt was rated Investment Grade, and no Default will be deemed to have occurred solely by reason of any Indebtedness Incurred or capital expenditures made while the covenants were suspended.

     Section 3.29. Maintenance of the Reserve Account. (a) The Issuer will establish one or more segregated bank and securities accounts (collectively, the "Reserve Account") to hold the following funds in the form of cash or Cash Equivalents for purposed of satisfying its obligations under the New Debt:

          (i)    50% of any Net Debt Proceeds;

          (ii)   the Reserved Excess Cash;

          (iii) Net Cash Proceeds from Asset Sales (other than Major Asset Sales); and

          (iv) Excess Cash amounts required to be deposited in the Reserve Account.

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

     Upon a written request, the Issuer shall provide to the Trustee the information regarding the amount and nature of funds held in the Reserve Account.

     (b) The Issuer will be entitled to withdraw from the Reserve Account the following funds:

          (i) Any Net Debt Proceeds may be withdrawn by the Issuer during the twelve-month period following the deposit of such funds and used for purposes relating to the operation of the Issuer's or any of the Restricted Subsidiaries' (other than Telecom Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase or Optional Redemption transactions or Note Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital;

          (ii) The deposit of the Reserved Excess Cash generated in any Excess Cash Period may be withdrawn by the Issuer during the six-month period following the deposit of such funds and (A) any and all of such funds may be used by the Issuer for purposes of making Distribution Payments, for making Mandatory Investments or for purchase of notes through Market Purchase or Optional Redemption transactions or through Note Payments and
     (B) 50% of such funds may be used by the Issuer for purposes of making capital expenditures (including capital expenditures in excess of Permitted Capital Expenditures); and

          (iii) Net Cash Proceeds from Asset Sales (other than Major Asset Sales) may be withdrawn and applied as permitted under this Indenture.

     (c) The funds in the Reserve Account will, to the fullest extent permitted by Argentine law and regulations of the Central Bank, be denominated in Dollars and Euro. Any funds held in the Reserve Account (other than funds that the Issuer is entitled to withdraw and use for its own account) as of the Calculation Date will be applied as set forth under Section 10.02(a)(iii). Notwithstanding the foregoing, the Issuer may apply any amounts remaining in the Reserve Account after the Notes have been paid in full in its sole discretion.

                                    ARTICLE 4
           Remedies of the Trustee and Noteholders On Event of Default

     Section 4.01. Events of Default. Each of the following events with respect to any Series of Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or

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

pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an event of default ("Event of Default"):

     (a) default in the payment of principal of any of the Notes of such Series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and continuance of such default for five Business Days; provided, however, that any failure to make any principal payment under circumstances provided for, and in compliance with
Section 10.14 shall not constitute an Event of Default; or

     (b) default in the payment of any interest or Additional Amounts upon any of the Notes of such Series as and when the same shall become due and payable, and such default continues for 30 days; or

     (c)  any failure to comply with the provisions of Section 8.01; or

     (d) any failure to make or consummate an Offer to Redeem in accordance with the provisions of Section 3.23; or

     (e) any failure to apply the Net Cash Proceeds from an Asset Sale in accordance with the provisions of Section 3.14; or

     (f) the Liens incurred for the benefit of Holders of the Notes in connection with the pledge of the Qualified Telecom Personal Indebtedness become or are declared to become invalid or ineffective; or

     (g) any failure to apply Excess Cash to purchase Notes in accordance with the provisions of Section 10.02 and continuance of such default for five Business Days; or

     (h) any failure on the part of the Issuer to duly observe or perform any of the covenants or agreements of the Issuer in respect of the Series A Notes or Series B Notes, respectively (other than those referred to in (a) through (g) above) for a period of more than 30 days after the date on which written notice thereof requiring the Issuer to remedy the same shall have been given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Series A Notes or Series B Notes, respectively; or

     (i) there occurs with respect to any Indebtedness (including New Debt of the same or another Series) of the Issuer or its Restricted Subsidiaries having a principal amount of U.S.$20 million (or its equivalent in other currencies) or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace

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

period, except (i) for any such default existing within 30 days of the Issuance Date of the Notes under Indebtedness of Telecom Personal or its Subsidiaries Incurred prior to the date of the APE; provided that the Issuer shall be actively seeking a waiver of this default under the New Debt or under such Indebtedness and (ii) that this clause (i) shall not apply with respect to the Indebtedness of Nucleo prior to completion of the Nucleo Refinancing; or

     (j) any event or condition shall occur or exist which results in or is reasonably likely to result in the loss or revocation of the license to operate (or a portion thereof) of the Issuer or any of its Restricted Subsidiaries by any governmental authority or court or other person or entity purporting to act under the authority of the government of Argentina, which loss or revocation of license (or a portion thereof) has or could reasonably be expected to have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the Issuer and its Restricted Subsidiaries taken as a whole; or

     (k) there shall have been entered against the Issuer or any of its Restricted Subsidiaries a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value, in excess of U.S.$20 million (or its equivalent in other currencies) and 60 days shall have passed since the entry of the order without it being satisfied, discharged or stayed; or

     (l) the Issuer or any of its Restricted Subsidiaries shall, after the Issuance Date hereof:

          (i) apply for or consent to the appointment of a receiver, trustee, liquidator or the like for itself or of its property,

          (ii)   make a general assignment for the benefit of its creditors,

          (iii) admit in writing that it is insolvent or admit in writing its inability to pay its debts generally as they become due,

          (iv)   be adjudicated bankrupt or insolvent,

          (v) (A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a "concurso preventivo de acreedores," (B) seek approval of its creditors for an "acuerdo preventivo extrajudicial" through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such "acuerdo preventivo extrajudicial," (C) file for court approval of an "acuerdo preventivo extrajudicial" or (D) make a similar court filing seeking to take advantage of any applicable insolvency law, or

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          (vi)   file any answer admitting the material allegation of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

     (m) after the Issuance Date hereof and without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Issuer or any of its Restricted
Subsidiaries: adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, a receiver, liquidator or the like of the Issuer or any of its Restricted Subsidiaries or of all or any asset thereof or other like relief in respect of the Issuer or any of its Restricted Subsidiaries under any applicable bankruptcy or insolvency law, and either

          (i) such proceeding shall not be actively contested by the Issuer or any of its Restricted Subsidiaries in good faith, or

          (ii) any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing; or

     (n) the authorization of the CNV pursuant to Law No. 17,811, as amended, and the rules and regulations of the CNV with respect to the public offering of the Listed Notes shall cease to be in full force and effect; or

     (o) any authorization, consent, approval, license, filing or registration now or hereafter legally necessary to enable the Issuer to perform its obligations under the Notes, or any law, rule or regulation necessary for a holder to enforce the Issuer's obligations under the Notes in accordance with the terms of the Notes, shall be revoked, withdrawn, withheld or modified or shall cease to remain in full force and effect which revocation, modification or cessation would reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under the Notes, or it shall become unlawful for the Issuer to perform its obligations under the Notes or any governmental agency shall contest the legality or validity of any of the Notes in a formal administrative, legislative or judicial proceeding and, in each such case, such revocation, withdrawal, cessation, illegality or invalidity shall be determined to be final and non-appealable; or

     (p) any condemnation, seizure, compulsory purchase or expropriation by any governmental authority or agency of assets of the Issuer or its Restricted Subsidiaries which, in the aggregate, would be likely to have a material adverse effect upon the business and results of operations of the Issuer and its Restricted Subsidiaries taken as a whole; or

     (q) a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Issuer or any of its Restricted Subsidiaries.

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     Section 4.02. Acceleration. (a) If an Event of Default shall have occurred and is continuing with respect to the Series A Notes or the Series B Notes, respectively, at the written direction or written request of Holders of not less than 25% in the Dollar Amount of the then outstanding aggregate principal amount of the Series A Notes or the Series B Notes, respectively, the Trustee shall, by notice in writing to the Issuer declare the principal amount of all such Series A Notes or the Series B Notes, respectively, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Issuer; provided that, if an Event of Default shall have occurred and be continuing with respect to an individual Series of Notes, such direction or request may be made by the Holders of not less than 25% of the Dollar Amount of the then outstanding aggregate principal amount of the Notes of such individual Series, and the Trustee shall, by notice in writing to the Issuer declare the principal amount of all such Series of Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Issuer.

     (b) After a declaration of acceleration of the Series A Notes or the Series B Notes, or any individual Series of Notes, respectively, but before a judgment or decree of the money due in respect of such Series of Notes has been obtained, Holders of not less than a majority in the Dollar Amount of the then outstanding aggregate principal amount of the Series A Notes or the Series B Notes, or such Series of Notes, respectively, may rescind by written notice to the Trustee an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal and interest and any Additional Amounts on such Series of Notes which have become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     Section 4.03. Collection of Indebtedness by Trustee; Trustee May Prove Indebtedness. The Issuer covenants that (i) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on any Notes of any Series when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of 30 days or (ii) in case there shall be a default in the payment of all or any part of the principal (including Additional Amounts) of any Notes of any Series when the same shall have become due and payable, whether upon maturity of such Notes or upon any redemption or by declaration or otherwise and such default shall have continued for a period of five Business Days, then upon demand by the Trustee, the Issuer will pay to the Trustee or Paying Agents for the benefit of Holders of the Notes of such Series the whole amount that then shall have become due and payable on all the Notes for principal or interest (including Additional Amounts),

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as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in the Notes of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances in respect of costs and expenses of collection made, by the Trustee and each predecessor Trustee, as provided in Section 5.06, except costs and expenses incurred as a result of its negligence or bad faith.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on any Notes of any Series (including Additional Amounts) to the Trustee or Paying Agents for the benefit of Holders thereof, whether or not the principal of and interest on such Notes (including Additional Amounts) be overdue.

     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Notes of such Series and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes of such Series, wherever situated, the moneys adjudged or decreed to be payable.

     All rights of action and of asserting claims under this Indenture or under any Notes of any Series may be enforced by the Trustee without the possession of any of the Notes of such Series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of Holders of the Notes of such Series in respect of which such action was taken.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all of Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

     In case there shall be pending proceedings relative to the Issuer upon the Notes under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator,

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sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its Property, or in case of any other comparable judicial proceedings relative to the Issuer upon the Notes of any Series, or to the creditors or Property of the Issuer, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

     (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of Holders allowed in any judicial proceedings relative to the Issuer upon the Notes of any Series, or to the creditors or Property of the Issuer,

     (b) unless prohibited by applicable law and regulations, to vote on behalf of Holders of the Notes of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

     (d) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agent, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders any plan or reorganization, arrangement, adjustment or composition affecting the Notes of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

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     Section 4.04. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any Notes of any Series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (including Additional Amounts), upon presentation of the several Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses applicable to such Notes in respect of which moneys have been collected, including compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances in respect of costs and expenses and costs of collection made, by the Trustee and each predecessor Trustee, as provided in Section 5.06, except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.06;

     SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Notes in default in the order of the maturity of the installments of such interest (including Additional Amounts), with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal and interest (including Additional Amounts), with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then first, to the payment of all interest (including Additional Amounts) and second, to principal; and

     FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

     Section 4.05. Suits For Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this

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Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 4.06. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

     Section 4.07. Limitations on Suits by Noteholders. Except as provided in
Section 4.08, no Holder of any Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any suit, action or proceeding at law or in equity, or otherwise, upon or under or with respect to this Indenture or the Notes or for any remedy thereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, (ii) Holders of not less than 25% in the Dollar Amount of the aggregate principal amount of the then Outstanding Series A Notes or Series B Notes, or, in the case of a Default in the Notes of any individual Series, the Notes of such Series, as the case may be, shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (iii) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.10; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of the applicable Series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 4.08. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of

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any Note, the right of any Holder of any Note of any Series to receive payment of the principal of and interest on such Note (including Additional Amounts) on or after the respective due dates expressed in such Note, or to institute suit, including any "accion ejecutiva individual" pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the prior consent of such Holder. To that effect, any beneficial owner of Global Notes will have the right to obtain evidence of its beneficial ownership interest in a Global Notes in accordance with Argentine Decree 677/01, as amended (including for initiating summary proceedings (accion ejecutiva) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

     Section 4.09. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 4.07, every power and remedy given by this Indenture or by law to the Trustee or to Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 4.10. Control by Noteholders. Subject to Section 5.02(iv) hereof, the Holders of a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Series A Notes or Series B Notes (to the extent Series A Notes or Series B Notes are affected), or in the case the Notes of an individual Series is affected, the Notes of such Series, respectively (each voting as a separate class) shall have the right to direct in writing the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Series A Notes, the Series B Notes or the Notes of such Series, as applicable, by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in

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good faith by action of its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes of all Series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders. This paragraph of this Section 4.10 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act of 1939, and such Section 316(a)(1)(A) of the Trust Indenture Act of 1939 is hereby expressly excluded from this Indenture and the Notes, as permitted by the Trust Indenture Act of 1939.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

     Section 4.11. Waiver of Past Defaults. Prior to a declaration of the acceleration of the maturity of the Notes of a Series, Holders of at least a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Series A Notes or Series B Notes (to the extent Series A Notes or Series B Notes are affected), or in the case the Notes of an individual Series is affected, the Notes of such Series, respectively (each voting as a separate class) may, on behalf of Holders of all Series A Notes, Series B Notes, or the Notes of such individual Series, respectively, waive any past default or Event of Default in respect of the Series A Notes, Series B Notes or the Notes of such Series, as applicable, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the unanimous consent of each Holder affected as provided in Section 7.02. In the case of any such waiver, the Issuer, the Trustee and Holders of the Notes shall be restored to their former positions and rights hereunder, respectively. This paragraph of this Section
4.11 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act of 1939, and such Section 316(a)(1)(B) of the Trust Indenture Act of 1939 is hereby expressly excluded from this Indenture and the Notes, as permitted by the Trust Indenture Act of 1939.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 4.12. Payments After a Default. Upon the occurrence of an Event of Default with respect to the Notes of any Series and the subsequent declaration by the Trustee that the principal amount of all the Notes of any Series is due and payable immediately, the Trustee may by notice in writing: (i) to the Issuer and

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any Paying Agent, require each paying agent to deliver all such Notes and all moneys, documents and records held by them with respect to the Notes to the Trustee or as the Trustee otherwise directs in such notice; and (ii) require any Paying Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all moneys, documents and records held by it in respect of such Notes on behalf of the Trustee.

     Section 4.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by a Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any Series, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or any premium or interest (including any Additional Amounts) on any Note on or after the stated maturity or maturities expressed in such Note (or, in the case of redemption, on or after the redemption date). This Section
4.13 shall be in lieu of Section 315(e) of the Trust Indenture Act of 1939, and such Section 315(e) of the Trust Indenture Act of 1939 is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939.

                                    ARTICLE 7
                             Concerning the Trustees

     Section 5.01. Duties and Responsibilities of the Trustee. (a) With respect to Holders of any Series of Notes issued hereunder, prior to the occurrence of an Event of Default with respect to the Notes of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series of Notes, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default with respect to the Notes of a Series has occurred (which has not been cured or waived), the Trustee shall with respect to such Series of Notes exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his/her own affairs.

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     (b) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of an Event of Default with respect to such Series of Notes and after the curing or waiving of all such Events of Default with respect to such Series of Notes which may have occurred, (A) the duties and obligations of the Trustee with respect to the Notes of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders of such Series of Notes pursuant to Section 4.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (iv) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not satisfactorily assured to it.

     (c) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 5.01.

     The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

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

          Section 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Issuer Order, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

          (iii) the Trustee may consult with counsel and other experts and any advice or opinion of Counsel or experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion of Counsel or expert, as the case may be;

          (iv) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby;

          (v) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (vi) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by Holders of not less than a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Notes of all Series affected; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the

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     Trustee may require from Noteholders reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, representatives or attorneys not regularly in its employ; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, representative or attorney appointed by it hereunder with the approval of the Issuer and that is acting in a capacity that has been approved by the Issuer (which approval will not be unreasonably withheld).

     Section 5.03. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. Subject to the obligations imposed on the Trustee by paragraph (c) of Section 13 of the Negotiable Obligations Law, the Trustee through the Issuer, the Issuer's attorneys and accountants and its own attorneys, has confirmed the accuracy of the information set forth on the first page of this Indenture, has reviewed an English translation of the resolution of the Issuer's shareholders meetings dated ., and of the resolutions of the Board of Directors dated ., and confirms that the terms and conditions of the Notes issued hereunder reflect accurately the terms of the resolution or resolutions adopted by the shareholders and the Board of Directors of the Issuer, respectively. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.

     Section 5.04. Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent. The Trustee or any agent of the Issuer or the Trustee is entitled to enter into business transactions with the Issuer or any of its affiliates without accounting for any profit resulting from such transactions.

     Section 5.05. Moneys Held by Trustee. Subject to the provisions of Section 9.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by

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mandatory provisions of U.S. law. Neither the Trustee nor any agent of the
Issuer or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.

     Section 5.06. Compensation and Indemnification of Trustee and its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed with the Issuer in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) for services in its capacity as Trustee, Paying Agent, Registrar and/or Authentication Agent hereunder, as applicable except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Trustee shall provide to the Issuer such supporting documentation as may be available to it and reasonably requested in writing by the Issuer relating to such expenses, disbursements and advances. The Issuer also covenants to indemnify and defend each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder as Trustee, Paying Agent, Registrar and/or Authentication Agent, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Trustee and the satisfaction and discharge of this Indenture. The Trustee shall have, with respect to such indebtedness, a prior lien to that of the Holders of the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

     Section 5.07. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or bad faith on the part

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of the Trustee, be deemed to be conclusively proved and established by an
Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 5.08. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee for each Series of Notes hereunder which shall be either (i) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and having its Corporate Trust Office located in The City of New York or (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States of America institutional trustees; in either case having a combined capital and surplus of at least $50 million. If such corporation or Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, as long as required by Argentina law, the Trustee shall also be a financial institution or broker-dealer. Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as trustee for the Notes of any Series issued hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 5.09. Disqualification; Conflicting Interest. If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act of 1939, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act of 1939 and this Indenture. The Issuer shall comply with Section 310(b)(i) of the Trust Indenture Act of 1939. The Trustee shall at all times comply with Section 310(b) of the Trust Indenture Act of 1939.

     In the event that the Trustee shall fail to comply with the provisions of the preceding sentence, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit, in the manner and to the extent provided in
Section 12.04, to all Holders of Notes notice of such failure.

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     Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act of 1939.

     Section 5.10. Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Notes in connection with its services as Trustee and/or Paying Agent by giving 30 days' written notice of resignation to the Issuer and by giving notice thereof to the Noteholders as specified in Section 12.04. Upon receiving notice of resignation as Trustee, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable Series of Notes by written instrument in duplicate, executed by authority of a Board Resolution, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to the applicable Series of Notes and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in the Dollar Amount of the then Outstanding aggregate principal amount of Notes of such Series (voting as a separate class) may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any Series of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months;

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.08 and shall fail to resign after written request therefor by or on behalf of the Issuer or by any Noteholder; or

          (iii) the Trustee shall become incapable of acting with respect to any Series of Notes, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable Series of Notes and appoint a successor trustee for such Series by written instrument, in duplicate, executed by authority of a Board Resolution, one

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copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, unless, with respect to clause (i) of paragraph (b), the Trustee's removal is stayed by the Commission in accordance with Section 310(b) of the Trust Indenture Act of 1939, any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series of Notes. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

     (c) The Holders of a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Notes of each Series at the time Outstanding may at any time remove the Trustee with respect to Notes of such Series and appoint a successor trustee with respect to the Notes of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Noteholders.

     (d) Any resignation or removal of the Trustee with respect to any Series of Notes and any appointment of a successor trustee any Series of pursuant to any of the provisions of this Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.

     Section 5.11. Acceptance of Appointment By Successor Trustee. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

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     If a successor trustee is appointed with respect to the Notes of one or more (but not all) Series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Notes of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

     Upon acceptance of appointment by any successor trustee as provided in this
Section 5.11, the Issuer shall provide notice thereof to the Noteholders of any Series for which such successor trustee is acting as trustee as specified in
Section 12.04 and to the CNV. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.10. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be provided at the expense of the Issuer.

     Section 5.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 5.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes of any Series shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes of such Series or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes of any Series in the name of

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any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 5.13. Notice of Defaults. If an Event of Default occurs and if it is actually known by a Responsible Officer of the Trustee, the Trustee shall give to Holders of Notes of any Series affected a notice, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in the payment of the principal of or interest on any Note of any Series, or the payment of any sinking or purchase fund installment, or in the case of an Event of Default that occurs as a result of a merger, consolidation or conveyance as set forth in Section 8.01, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders of Notes of any Series affected. The foregoing sentence of this Section 5.13 shall be in lieu of the proviso to Section 315(b) of the Trust Indenture Act of 1939, and such proviso to Section 315(b) of the Trust Indenture Act of 1939 is hereby expressly excluded from this Indenture and the Notes, as permitted by the Trust Indenture Act of 1939.

     Section 5.14. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act of 1939. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent indicated therein. For purposes of Section 311(b) of the Trust Indenture Act of 1939, the following terms have the following meanings:

          (a) "cash transaction" means any transaction in which full payment for good or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, proceeding, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares and merchandise previously constituting the security; provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

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     Section 5.15. Other Capacities. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Authentication Agent, Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Authentication Agent, Paying Agent and Registrar.

                                   ARTICLE 9
                           Concerning the Noteholders

     Section 6.01. Evidence of Action Taken by Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Noteholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

     Section 6.02. Proof of Execution of Instruments and of Holding of Notes; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Register maintained pursuant to Section 2.08 or by a certificate of the Trustee. The Issuer may set a record date for purposes of determining the identity of Holders of Notes of any Series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by written notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Notes of such Series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

     Section 6.03. Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat, except as otherwise provided under any applicable law and regulations, any Person in whose name

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any Note shall be registered upon the Register as the absolute owner of such
Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     Section 6.04. Notes Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes of any or all Series have concurred in any request, consent or waiver under this Indenture, Notes that are owned by the Issuer or any other obligor on the Notes with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Issuer Order listing and identifying all securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and the Trustee shall be entitled to accept such Issuer Order as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

     Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have

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consented to such action may, by filing written notice at the Corporate Trust
Office and upon proof of holding as provided in this Article or otherwise in accordance with the applicable rules of the Depositary, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Notes affected by such action.

     Section 6.06. Noteholders' Meetings. (a) The Issuer (through the Board of Directors or the Supervisory Committee of the Issuer) may at any time call a meeting of the Holders of the Notes of any Series for the purpose of entering into an acuerdo preventivo extrajudicial under Argentine law with respect to the Notes, to enter into an APE relating to the Notes, to consent to any Voluntary Capital Reduction, to enter into a supplemental indenture as provided in Article 7 or to approve a modification or amendment to, or to obtain a waiver of, any provision of this Indenture or the Notes. The meetings will be held in Buenos Aires; provided, however, that each of the Issuer and the Trustee may determine to hold any such meeting simultaneously in Buenos Aires and in New York City and/or any other city by any means of telecommunications which permits the participants to hear and speak to each other, and any such simultaneous meeting shall be deemed to constitute a single meeting for purposes of the quorum and voting percentages applicable to such meeting. In addition, the Issuer (through the Board of Directors or the Supervisory Committee of the Issuer) shall upon the written request of the Trustee or of Holders of at least 5% in aggregate principal amount of any Series of Notes at the time Outstanding call such a meeting of the Holders of the Notes of such Series. In the event the Board of Directors or the Supervisory Committee of the Issuer shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by the competent court. If a meeting is being held pursuant to a request of Noteholders, the agenda for such meeting shall be that set forth in the request made by such Noteholders and such meeting shall be convened within 40 days from the date such request is received by the Issuer and the Trustee.

     (b) For so long as applicable Argentine laws and regulations so require, notice of any meeting of Noteholders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken at such meeting), shall be called by publications as specified in Section 12.04 on five different days, not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the Official Gazette of the

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Republic of Argentina (Boletin Oficial de la Republica Argentina), the Buenos
Aires Stock Exchange Bulletin and in another widely circulated newspaper in Argentina. To be entitled to vote at any meeting of Noteholders a Person shall be (i) a Holder of one or more Notes as of the relevant Record Date determined pursuant to Section 6.02 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes; provided that a person appointed as chairman of a meeting may not be appointed as proxy. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their financial and legal counsels, any representatives of the Issuer and its financial and legal counsels and any representatives of the Trustee and its financial and legal counsels.

     (c) Amendments or supplements to this Indenture or to the Notes of any Series or waivers of any provision hereof or thereof approved at a meeting of Holders may only be approved at a meeting as provided herein and in compliance with Section 7.02. The Persons entitled to vote 60% (or such greater percentage as may be required under applicable Argentine law) in aggregate principal amount of the Series A Notes, Series B Notes or a relevant Series of Notes, respectively, at the time Outstanding shall initially constitute a quorum at any such meeting of Holders of Notes of that Series. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days nor more than 30 days, as determined by the chairman of the meeting. For so long as applicable Argentine laws and regulations so require, Notice of the reconvening of any adjourned meeting shall be given as provided above and, in addition, published in the Official Gazette of the Republic of Argentina (Boletin Oficial de la Republica Argentina), the Buenos Aires Stock Exchange Bulletin and in another widely circulated newspaper in Argentina, except that such notice need be published only for three days not less than eight days prior to the date on which the meeting is scheduled to be reconvened. The Persons entitled to vote 30% (or such greater percentage as may be required under applicable Argentine law) in aggregate principal amount of the Series A Notes, Series B Notes or such Series of Notes, respectively, at the time Outstanding shall constitute a quorum at any such reconvened adjourned meeting. Notice of the reconvening of an adjourned meeting shall state expressly the aggregate principal amount of Series A Notes, Series B Notes or Notes of that Series, as applicable, that shall constitute a quorum at said meeting.

     (d) Any Noteholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Noteholders of Series A Notes, Series B Notes or an

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

individual Series of Notes, as the case may be, duly held in accordance with this Section shall, if otherwise in compliance with this Indenture, be binding on all the Noteholders of Series A Notes, Series B Notes or such Series of Notes, respectively, whether or not present or represented at the meeting.

     (e) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank, trust company satisfactory to the Issuer or judicially certified in the manner provided under Argentine law. The following Persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee, managers and other employees of the Issuer. The holding of Notes shall be proved by the Register maintained in accordance with Section 2.08 or by a certificate or certificates of the Trustee; provided that the holding of a beneficial interest in a Global Note shall be proved by a certificate or certificates of the Depositary.

     (f) A representative of the Trustee shall act as the chairman of the meeting. If the Trustee fails to designate a representative to act as chairman of the meeting, the Issuer shall designate a member of the Supervisory Committee to act as chairman of the meeting. If the Issuer fails to designate such a Person, the CNV or the competent court shall designate a Person to act as chairman. The secretary of the meeting shall be elected by vote of the Holders of a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Notes of the relevant Series represented at the meeting. At any meeting of Noteholders of any Series, each Noteholder of such Series or proxy shall be entitled to one vote for each U.S.$1, (Euro)1, P$1 or (Yen)100, respectively, principal amount of the Notes of such Series held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of Noteholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (g) The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as

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

provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 6.07. Waiver of Certain Covenants. The Issuer may omit in any particular instance to comply with any covenant or condition contained in this Indenture, if before the time for such compliance the Holders of at least a majority in the Dollar Amount of the then Outstanding aggregate principal amount of Series A Notes, Series B Notes or, in the case of non-compliance with respect to a Series of Notes, the Notes of such individual Series, as the case may be, shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Any such waiver shall be obtained by consent of Holders as specified in Section 6.08.

     Section 6.08. Consent of Holders. With respect to any action requiring the consent of the Series A Notes, the Series B Notes or the Notes of any individual Series, as applicable, such consent may be granted by written consent of Holders of not less than a majority of the Dollar Amount of the then Outstanding aggregate principal amount of the Series A Notes, Series B Notes or the Notes of such individual Series, as applicable, or by consent of a majority of the Holders of Series A Notes, Series B Notes or the Notes of such individual Series, as applicable, present or represented at a meeting of Holders of Notes as set forth in Section 6.06.

     Section 6.09. Communications by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act of 1939 with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the Trust Indenture Act of 1939.

                                   ARTICLE 7
                             Supplemental Indentures

     Section 7.01. Supplemental Indentures without Consent of Noteholders. The Issuer and the Trustee may enter into an indenture or indentures supplemental hereto from time to time and at any time for one or more of the following purposes:

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

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Series A Notes or Series B Notes any property or assets;

          (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to
     Article 8;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer may, in its written opinion, consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Series A Notes, Series B Notes or the Notes of an individual Series to waive such an Event of Default;

          (d) to cure any ambiguity or to cure, correct or supplement any defective or inconsistent provision contained herein or in the Notes or in any supplemental indenture or to conform this Indenture or the Notes to the descriptions thereof in the APE or the Issuer's solicitation statement related thereto; or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes or under any supplemental indenture as the Issuer may, in its written opinion, deem necessary or desirable and which shall not adversely affect the rights of any Holders of Outstanding Notes in any material respect;

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Sections 5.10 and 5.11; and

          (f) to comply with any requirements of the Commission under the Trust Indenture Act of 1939.

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

     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
7.01 may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer at its expense shall give notice thereof to the Holders of Notes of any and all Series of Notes affected and to the Trustee as specified in Section 12.04, and to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 7.02. Supplemental Indentures with Consent of Noteholders. With (g) the consent, (obtained at a meeting and evidenced as provided in Article 6) of the Holders of not less than a majority in the Dollar Amount of the then Outstanding aggregate principal amount of all Series of Notes or the Notes of any Series, as the case may be, affected by such supplemental indenture (voting as a single class) present or represented at a meeting at which a quorum is present or (h) to the extent permitted under Argentine law, the written consent of the Holders of not less than a majority of the Dollar Amount of the then outstanding aggregate principal amount of all Series of Notes or the Notes of any Series, as applicable, affected by such supplemental indenture (voting as a single class), the Issuer, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes of all Series of Notes or Notes of such Series, as applicable; provided that, notwithstanding any other provision provided herein, including but not limited to Article 6 of the Indenture, the unanimous affirmative vote of the Holders of all Series of Notes or the Notes of any Series, as the case may be, affected by such supplemental indenture shall be required to approve any supplemental indenture which:

          (i) extends the final maturity of any Notes or the date on which any installment of principal is due,

          (ii)   reduces the principal amount of any Notes,

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

          (iii) reduces the rate or extends the time of payment of interest on any Notes,

          (iv) amends, changes or modifies the obligation to make mandatory prepayments in accordance with Section 10.02, in a manner materially adverse to the Holders of Notes,

          (v)    changes the obligation to pay Additional Amounts,

          (vi) changes the currency of payment of principal of or interest on the Notes (including Additional Amounts),

          (vii)  changes the governing law,

          (viii) eliminates, invalidates or amends in a manner materially adverse to the holders of the Notes any Liens incurred for the benefit of the Holders of the Notes,

          (ix) impairs or affects the right of any Holder of Notes to institute suit for the payment thereof,

          (x) modifies or changes any provision affecting the ranking of the Notes in a manner adverse to the Holders of Notes,

          (xi) changes any prepayment provision that would alter the pro rata sharing of payments required thereby,

          (xii) modifies the number of Holders necessary to waive an Event of Default,

          (xiii) amends, changes or modifies in any material respect the obligation to make an Offer to Redeem pursuant to Section 3.23 and Section 10.03, or

          (xiv) reduces the aforesaid percentage of Notes of any Series, the consent of the Holders of which is required for any such supplemental indenture, or amends the aforesaid list of provision in this Section 7.02 that cannot be amended without the unanimous affirmative vote of the Holders.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Notes, or which modifies the rights of Holders of Notes of such Series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series.

     Upon the written request of the Issuer and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and other documents, if any, required by Section 6.01 and such opinions and/or certificates as the Trustee may reasonably request, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall give notice thereof to the Holders of Notes of each Series affected thereby as provided in Section 12.04, and to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Notes subject thereto shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 7.04. Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive such Officers' Certificates, Opinions of Counsel and Board Resolutions as it shall deem necessary or advisable as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 has been duly authorized by the Issuer and otherwise complies with the applicable provisions of this Indenture.

     Section 7.05. Notation on Notes in Respect of Supplemental Indentures. Notes of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes of any Series so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer at its expense, authenticated by the Trustee and delivered in exchange for the Notes of such Series then Outstanding.

     Section 7.06. Conformity with Trust Indenture Act of 1939. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect.

                                    ARTICLE 8
                     Consolidation, Merger or Sale of Assets

     Section 8.01. Consolidation, Merger or Sale of Assets and Conveyances. (a) The Issuer will not merge into or consolidate with any Person or sell, assign, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any Person unless:

          (i) the Holders of the Notes had the opportunity to exercise opposition rights, if any, they may have under Argentine Law No. 11,867, Argentine Law No. 19,550 or any other applicable Argentine law and the Issuer shall have complied with any such opposition rights with respect to such transaction or series of transactions;

          (ii) the resulting surviving or transferee Person, which we refer to as the "surviving entity" is (a) the Issuer or any of its Argentine Affiliates or (b) a sociedad anonima organized under the laws of Argentina;

          (iii) the surviving entity (if not the Issuer) shall have expressly assumed, by a document executed and delivered to the Trustee in form and substance reasonably satisfactory to the Trustee all of the obligations of the Issuer under the Notes;

          (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

          (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of the transaction or series of transactions (a) the surviving entity shall have a Consolidated Net Worth equal to or greater than the Issuer's Consolidated Net Worth immediately prior to such transaction or series of transactions, and (b) either the surviving entity could Incur at least U.S.$1.00 of Indebtedness under Section 3.12 or the surviving entity will have a Leverage Ratio (calculated by substituting such surviving entity for the

     Issuer) equal to or less than the Leverage Ratio immediately prior to such transaction or series of transactions; and

          (vi) the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, assignment, transfer or other conveyance or disposition complies with this Section 8.01 and this Indenture.

     (b) Upon the occurrence of any of the transactions effected in accordance with this Section 8.01, the surviving entity (if not the Issuer) will succeed to and become substituted for the Issuer, and may exercise every right and power of the Issuer, with the same effect as if it had been named in the Notes and this Indenture. Following such transaction, the Issuer will be released from its liability as obligor on the Notes and under this Indenture.

     (c) This Section 8.01 shall not apply to the disposition by Issuer of all or substantially all of its assets for cash, which transaction is governed by
Section 3.14.

                                   ARTICLE 9
            Satisfaction and Discharge of Indenture; Unclaimed Moneys

     Section 9.01. Satisfaction and Discharge of Indenture. If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Notes of any Series (including Additional Amounts) Outstanding hereunder (other than Notes of such Series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Notes of any Series theretofore authenticated (other than any Notes of such Series that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) or (iii) all the Notes of such Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (iv) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.03 or 9.04) sufficient to pay at maturity or upon redemption all Notes of such Series (other than any Notes of such Series that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the

Issuer with respect to the Notes of such Series, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes of such Series, and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Noteholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; provided that the rights of Holders of the Notes to receive amounts in respect of principal of and interest (including Additional Amounts) on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees of counsel) and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 9.02. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 9.04, all moneys deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Notes of such Series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

     Section 9.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Notes shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     Section 9.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years. Any moneys paid by or on behalf of the Issuer to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note of any Series (including Additional Amounts) and not applied but remaining unclaimed for three years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, upon

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

the Issuer's written request to the Trustee therefor, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to or for the account of the Issuer by the Trustee for such Series or such Paying Agent, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer, and the Holder of the Note of such Series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                   ARTICLE 10
                       Redemption and Prepayment of Notes

     Section 10.01. Scheduled Redemption. (a) Series A Notes. Principal of Series A Notes will be due and payable in semiannual installments commencing on October 15, 2004 as shown in the amortization table below (adjusted to take into account any prepayments or repurchases):

                                                                   Percentage of
                                                             Original Principal Amount
                                                                      Payable
                                                            (Expressed as a percentage
                                                              of the principal amount
                                                                    outstanding
                                                              on the first scheduled
                   Scheduled Payment Date                     principal payment date)
     -------------------------------------------------      ----------------------------
     October 15, 2004................................                  3.20%
     April 15, 2005..................................                  2.80%
     October 15, 2005................................                  2.80%
     April 15, 2006..................................                  2.40%
     October 15, 2006................................                  2.40%
     April 15, 2007..................................                  0.80%
     October 15, 2007................................                  0.80%
     April 15, 2008..................................                  0.40%
     October 15, 2008................................                  0.40%
     April 15, 2009..................................                  7.14%
     October 15, 2009................................                  7.14%
     April 15, 2010..................................                  7.14%
     October 15, 2010................................                  7.14%
     April 15, 2011..................................                  7.14%
     October 15, 2011................................                  7.14%
     April 15, 2012..................................                  7.14%
     October 15, 2012................................                  7.14%
     April 15, 2013..................................                  7.14%
     October 15, 2013................................                  7.14%
     April 15, 2014..................................                  6.30%
     October 15, 2014................................                  6.30%

     (b) Series B Notes. Principal of the Series B Notes will be due and payable in semiannual installments commencing on October 15, 2004 as shown in

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

the amortization table below (adjusted to take into account any prepayments or repurchases):

                                                                      Percentage of
                                                                Original Principal Amount
                                                                         Payable
                                                              (Expressed as a percentage of
                                                                  the principal amount
                                                                outstanding on the first
                                                               scheduled principal payment
                     Scheduled Payment Date                               date)
     ------------------------------------------------------   ------------------------------
     October 15, 2004...................................                    4.0%
     April 15, 2005.....................................                    5.0%
     October 15, 2005...................................                    5.0%
     April 15, 2006.....................................                    6.0%
     October 15, 2006...................................                    6.0%
     April 15, 2007.....................................                    7.0%
     October 15, 2007...................................                    7.0%
     April 15, 2008.....................................                    7.5%
     October 15, 2008...................................                    7.5%
     April 15, 2009.....................................                    7.5%
     October 15, 2009...................................                    7.5%
     April 15, 2010.....................................                    7.5%
     October 15, 2010...................................                    7.5%
     April 15, 2011.....................................                    7.5%
     October 15, 2011...................................                    7.5%

     (c) In the event that the Issuance Date does not occur prior to October 15, 2004, the Issuer shall pay on the Issuance Date any payment of principal scheduled to occur prior to such Issuance Date.

     (d) Scheduled principal payments on the Notes may be rescheduled as provided in Section 10.14.

     Section 10.02. Mandatory Prepayment With Excess Cash. Subject to the authorization of the Central Bank, to the extent required by applicable law, if on the last day of any six month period beginning on July 1 or January 1 (the "Calculation Date"), which period ends after the Issuance Date (the "Excess Cash Period"), there is any Excess Cash, then, no later than the next April 15 or October 15, respectively (each, a "Mandatory Prepayment Date"), the Issuer will apply such Excess Cash as follows:

          (i) if the Issuer's Cash Balance as of the Calculation Date is less than U.S.$50 million (or its equivalent in other currencies), the Issuer will apply up to 30% of the Excess Cash for such Excess Cash Period to increase the Cash Balance as of such Calculation Date up to (but not exceeding) U.S.$50 million (or its equivalent in other currencies);

          (ii) at the Issuer's election, up to 29% of the amount equal to the Excess Cash minus any amount applied pursuant to clause (i) above ("Reserved Excess Cash") shall be deposited in the Reserve Account on such Mandatory Prepayment Date; and

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

          (iii) any remaining Excess Cash (whether or not the Cash Balance is increased to US$50 million as a result of the application of Excess Cash pursuant to clause (i) above), together with any cash that is required to be released from the Reserve Account on such date in accordance with the provisions hereunder, shall be applied (A) at the Issuer's election, to purchase or prepay New Debt through Market Purchase or Optional Redemption transactions or a Note Payment and (B) to the extent that any such Excess Cash is not so applied on or before the Mandatory Prepayment Date, such Excess Cash shall be applied to a Note Payment not later than such Mandatory Prepayment Date.

provided, however, that if at any time during such Excess Cash Period, the Issuer makes any Distribution Payment, the aggregate amount of the Excess Cash for such Excess Cash Period applied to purchase or prepay New Debt through a Note Payment (excluding any amounts in respect of accrued interest or Additional Amounts) shall be at least two and a half times such Distribution Payment, not withstanding any provision to the contrary regarding the application of Excess Cash for such Excess Cash Period.

     (b) If Excess Cash available to purchase Notes through Market Purchase or Optional Redemption transactions or a Note Payment is less than U.S.$5 million (or its equivalent in other currencies), the amount of such Excess Cash shall, to the extent not applied to purchase or prepay New Debt as provided in Section 10.02(a), be deposited in the Reserve Account and applied on the next Mandatory Prepayment Date.

     (c) Excess Cash will be calculated in Pesos in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation). For purposes of determining the amount of cash to be applied by the Issuer pursuant to Section 10.02(a)(i), the Cash Balance will be converted into dollars using exchange rates in effect as of the relevant Measurement Date. In connection with any Note Payment, for purposes of determining the amount payable to holders of New Debt (including the Noteholders) denominated in various currencies, the principal amount of all outstanding New Debt shall be deemed to equal the Dollar Amount thereof as of the relevant Measurement Date. Payments will be made to holders of New Debt in the same currency in which the underlying New Debt are denominated. Payments in currencies other than dollars will be calculated by converting the applicable amount into Pesos, Euro and Yen, as applicable, using the same rates of exchange as applied in determining the Dollar Amount of the outstanding New Debt.

     (d) To the extent that any authorization of the Central Bank required to make any such payment is not obtained on or prior to the relevant Mandatory Prepayment Date, the Issuer will deposit Excess Cash to be applied pursuant to clause (a)(iii) above in a trust account on the Mandatory Prepayment Date, and

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such funds will be held by the trustee of such trust for the benefit of the holders of the New Debt until such payment can be made. Any investment income earned by the trust will be added to the Excess Cash amount payable to holders of the New Debt. The Issuer will use its best efforts to obtain any required authorization of the Central Bank within 90 days after such Mandatory Prepayment Date. In the event that the Issuer is unable to receive the authorization of the Central Bank within such 90-day period, the Issuer will, as promptly as practicable thereafter, make such payment by following the procedures as set forth in Section 12.08. In the event of any delay in payment as contemplated herein:

          (i) The determination of the proportion of Excess Cash payable to holders of New Debt denominated in various currencies will be made as of the end of the business on the third Business Day prior to the relevant record date for such payment to holders;

          (ii) the Issuer shall make payments from the Excess Cash to holders of all New Debt of each Tranche on the same date, except for payments made to holders requesting payment in Pesos as provided under Section 12.08 (which payments may be made using funds held in the trust account referred to above); and

          (iii) the Issuer shall procure the assistance of an investment bank, commercial bank or similar entity nationally recognized in Argentina having experience in obtaining authorization from the Central Bank for access to foreign exchange in order to comply with debt obligations held by creditors outside of Argentina, and will provide to the Trustee copies of any request, application or other documentation submitted to the Central Bank requesting the approvals required in order to make the payment.

     Any such delay in payment contemplated herein within 90 days after such Mandatory Prepayment Date, and any failure to make any payment due to the inability to complete the procedures set forth under Section 12.08 (including any inability to purchase and sell Securities or acquire Dollars, Euros or Yen as applicable, through any other legal mechanism), shall not constitute an Event of Default, and no interest will be payable to holders of the New Debt in respect of any such amount.

     At the request of the Issuer, the trustee for the trust mentioned above will apply the funds held in the trust account to purchase Dollars or Euro or Yen and apply such funds to scheduled payments of principal and interest on the New Debt, if permitted by the Central Bank.

     (e) The trust account referred to in Section 10.02(d) shall operate as follows:

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          (i)   The trust account shall be opened in the name of a trustee (the
     "Collateral Trustee"), for the benefit of the holders of the New Debt under a trust created under Argentine Law 24,441, as amended.

          (ii) The Collateral Trustee shall be any of the following financial entities: . or it shall (x) be an internationally recognized financial entity authorized to act as such under Argentine law 21,526 with offices in the City of New York, State of New York, United States of America; and (y) have a rating of at least A granted by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Evaluation of Financial Entities (Evaluacion de Entidades Financieras), or, at any time when such regulations are suspended, the term deposits of such financial entity shall be rated at least A by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Investments of the Proceeds of Pension Funds
     - Rating of Assets (Inversiones con los Recursos de los Fondos de Jubilaciones y Pensiones - Calificacion de Activos).

          (iii) Any funds deposited in the trust account shall only be released in the following manner and for the following purposes:

                (A) If a default under Section 4.01 (a) or (b) of this Indenture (or equivalent provisions in the New Loans) shall not have occurred and be continuing, and the New Debt has not been accelerated pursuant to Sections 4.01 and 4.02 of this Indenture:

                     (1)  in the case of funds deposited pursuant to Section
               10.02 or 3.23 of the Indenture (or equivalent provisions in the New Loans), upon the delivery by the Issuer of (a) an Officer's Certificate stating that the authorization of the Central Bank required to make any payments under such sections has been duly obtained and is in full force and (b) a copy of the authorization of the Central Bank, the Collateral Trustee shall deliver the funds to the counterparty of the foreign exchange transaction indicated in writing by an Officer of the Issuer, in order to acquire Dollars, Euro or Yen and apply such Dollars, Euro or Yen to enable the Issuer to satisfy its obligations under such sections; or

                     (2) in the case of Qualified Telecom Personal Indebtedness deposited pursuant to Section 3.13(b) of the Indenture (or the equivalent provision in the New Loans), the Collateral Trustee shall deliver the proceeds of the sale of such indebtedness to the Issuer or

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               upon the Issuer's order in order to enable the Issuer to satisfy its obligations under such section of the Indenture and New Loans; or

               (B) if a default under Section 4.01 (a) or (b) of this Indenture (or equivalent provisions in the New Loans) shall have occurred and be continuing or the New Debt shall have been accelerated pursuant to Sections 4.01 and 4.02 of this Indenture, the Collateral Trustee shall apply the funds deposited in the trust account as instructed in writing by the Trustee on behalf of holders of the Notes (with pro rata payment made to any holder of a New Loan).

     Section 10.03. Offer to Redeem Upon a Change in Control. (a) An "Offer to Redeem" means an offer by the Issuer to redeem Notes as required by Section 3.23 of this Indenture. An Offer to Redeem must be made by written offer (the "offer") sent to the Holders. The Issuer will notify the Trustee in writing at least five days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Redeem, and the offer will be sent by the Issuer or, at the Issuer's request and having been provided to the Trustee by the Issuer, by the Trustee in the name and at the expense of the Issuer.

     (b) The offer must include or state the following as to the terms of the Offer to Redeem:

          (i) that the Offer to Redeem is being made pursuant to this provision of the Indenture;

          (ii) the aggregate principal amount of the Outstanding New Debt offered to be purchased by the Issuer pursuant to the Offer to Redeem (the "purchase amount");

          (iii) the purchase price, including the portion thereof representing accrued interest;

          (iv) an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for redemption not more than five Business Days after the expiration date;

          (v) information concerning the business of the Issuer and its Restricted Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Redeem;

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          (vi)   that a Holder may tender all or any portion of its Notes
     subject to any requirement that any portion of a Note tendered must be in a multiple of U.S.$1.00, P$1.00, (Euro)1.00 or (Yen)100;

          (vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Redeem;

          (viii) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

          (ix) that interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Redeem, will continue to accrue;

          (x) that on the redemption date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes redemption will cease to accrue on and after the redemption date;

          (xi) that Holders are entitled to withdraw Notes tendered by giving written notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

          (xii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

          (xiii) if any Note contains a CUSIP or ISIN or CINS number, no representation is being made as to the correctness of the CUSIP or ISIN or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

     (c) Prior to the redemption date, the Issuer will accept tendered Notes for redemption as required by the Offer to Redeem and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for redemption. On the redemption date the redemption price will become due and payable on each Note accepted for redemption, and interest on Notes purchased will cease to accrue on and after the redemption date. The Trustee will promptly return to Holders any Notes not accepted for redemption

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and send to Holders new Notes equal in principal amount to any portion not redeemed of any Notes accepted for redemption in part.

     The Issuer will comply with Rule 14e-1 under the Exchange Act, the regulations of the Central Bank and the CONSOB and all other applicable Argentine, Italian and the United States securities laws in making any Offer to Redeem and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provision by virtue of such conflict. To the extent that any authorization of the Central Bank is required, the Issuer will deposit the purchase amount in a trust as contemplated in Section 10.02(d).

     Section 10.04. Payment Upon Completion of the APE. If, pursuant to the APE, the Issuer applies less than U.S.$663 million to pay Option C (as defined in the APE) cash consideration, then the Issuer will, within 45 days of the Issuance Date, apply the difference between U.S.$663 million and the lower Dollar amount that the Issuer applied to Option C cash consideration to purchase Notes at the Issuer's election through Market Purchase or Optional Redemption transactions or a Note Payment.

     Section 10.05. Mandatory Redemption Provisions. Except as set forth in Sections 10.01, 10.02, 10.03 and 10.04 above and in Sections 3.14, 3.15 and 3.22, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Section 10.06. Redemption or Prepayment at the Option of the Issuer. (k) The Notes may be redeemed at the option of the Issuer, without payment of any premium or penalty, in whole or in part, at any time after the Issuance Date and prior to the maturity date specified in the terms of the Notes at the redemption price equal to 100% of the Outstanding principal amount thereof (adjusted to take into account any prepayments or repurchases), together with accrued interest, if any, to the date fixed for redemption and any Additional Amounts ("Optional Redemption"). Notice of redemption will be given pursuant to Section
12.04 not less than 10 Business Days prior to the date fixed for redemption. In the case of any Optional Redemption of less than all of the Notes, the Notes will be redeemed on a pro rata basis, or will be selected for redemption by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such notes are listed, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     (b) Subject to Section 10.14(a), the Notes may be prepaid, at the option of the Issuer, without payment of any premium or penalty, in whole or in part, at any time pursuant to Note Payments.

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     Section 10.07. Redemption at the Option of the Issuer for Taxation Reasons.
Notes of any Series (or any Tranche thereof) may be redeemed, at the option of the Issuer, as a whole, but not in part, at any time, upon giving notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable and shall be given in the manner described below), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Issuer determines and certifies in writing to the Trustee that:

     (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of issue of such Notes, the Issuer pays or would become obligated to pay Additional Amounts in respect of the Listed Notes pursuant to their terms or Additional Amounts in excess of the amounts the Issuer is obligated to pay pursuant to the terms of the Unlisted Notes, and

     (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; provided that no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of such Notes was due on such date.

     Prior to the giving of any notice of redemption of any Notes described in this Section 10.07, the Issuer shall deliver to the Trustee (i) a certificate signed by two directors of the Issuer stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer by taking reasonable measures available to it and (ii) a written opinion of independent legal counsel to the Issuer to the effect that the Issuer has become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuer cannot avoid payment of such Additional Amount by taking reasonable measures available to it.

     Section 10.08. Notice of Redemption. A notice of redemption shall be given by the Issuer or by the Trustee pursuant to an Issuer Order delivered to the Trustee not less than five days (or such shorter period as is acceptable to the Trustee) prior to the date of such redemption. Such notice shall specify the provision pursuant to which the redemption is being made; the principal amount of each Note held by such Holders to be redeemed; the date fixed for redemption; the redemption price, the place or places of payment; if applicable, that payment will be made upon presentation and surrender of such Notes; the "CUSIP" and/or "ISIN" and/or "CINS" number (if any); that interest accrued to the date fixed for

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redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation. Any notice of Redemption required to be provided to Holders of Notes of any Series to be redeemed pursuant to Section
12.04 will be given by the Issuer or by the Trustee in the name and at the expense of the Issuer.

     Section 10.09. Selection of Notes to be Redeemed. Unless otherwise provided herein, if fewer than all of the Notes of any Series are being redeemed, such Notes will be redeemed on a pro rata basis, or will be selected for redemption by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. For the avoidance of doubt, any redemption made through a Note Payment (other than during a Devaluation Event Cure Period) shall be applied to the remaining installments of the Notes in direct order of maturity, with such payment being made pro rata among the Notes based on the next remaining scheduled amortization payments.

     If any Notes are to be redeemed only in part, the notice of redemption relating to the Notes shall state the portion of the principal amount thereof to be redeemed.

     Section 10.10. Deposit of Redemption Price. On or before 12:00, noon, New York City time, at least one Business Day prior to the redemption date specified in the notice of redemption given as provided in Article 10, the Issuer will deposit with the Trustee (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

     Section 10.11. Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 9.04, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and

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surrender, pursuant to the terms of such Notes, of such Notes at a place of payment specified in said notice, said Notes shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any semiannual payment of interest and any scheduled principal payment made pursuant to Section 10.01 becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Notes registered as such on the relevant Record Date subject to the terms and provisions of Section
2.07 hereof.

     From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

     Notwithstanding any provision to the contrary in this Section 10.11, if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.

     Section 10.12. Exclusion of Certain Notes from Eligibility for Selection for Redemption. Notes of any Series shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 30 days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated, by either (i) the Issuer or (ii) an entity specifically identified in such written statement as directly or indirectly controlled by the Issuer.

     Section 10.13. Notes Redeemed in Part. Upon surrender of a Definitive Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate a new Definitive Note of the same Series equal in principal amount to the unredeemed portion of the Notes surrendered upon cancellation of the original Notes.

     Section 10.14. Devaluation Event. Upon a Major Devaluation Event, the Issuer may, at its option, elect to reschedule one principal amortization payment on any or all Series of Notes by written notice to the Trustee on or prior to the Record Date for such payment. The six-month period following the date of the rescheduled payment is referred to as the "Devaluation Event Cure Period". The Issuer may elect to reschedule the principal amortization payment occurring immediately after the Major Devaluation Event, or the next succeeding scheduled principal payment. In such event, the principal payment selected shall be rescheduled in equal installments over the remaining scheduled principal payments on such Series of Notes due after the Devaluation Event Cure Period. The Issuer may exercise its right to reschedule principal

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payments with respect to any Series of Notes up to two times, but may not elect to reschedule two consecutive payments.

     (b) The Issuer's right to reschedule any principal payment shall immediately terminate upon the making of any Distribution Payment by the Issuer. In the event that the Issuer makes a Distribution Payment during a Devaluation Event Cure Period, the principal amortization payment deferred under this
Section 10.14 will become immediately due and payable, and the original amortization schedule shall be reinstated.

     (c) In addition, during a Devaluation Event Cure Period, the Issuer will not be permitted to (i) Incur any Indebtedness other than Permitted Indebtedness (excluding Permitted Indebtedness specified in clauses iv, ix and x under Section 3.12(b) and (ii) make any Investment under clause 14 of the definition of Permitted Investment.

     Section 10.15. Redemptions and Purchases of the New Debt. In this Indenture and the Notes, the Issuer's obligations to prepay or repurchase the Notes shall be construed to give effect to the Issuer's concurrent obligation to purchase or prepay the Notes and all other outstanding New Debt of the Series to which the Notes relate, on a pro rata basis. Without limiting the foregoing, reference herein to Optional Redemption shall be construed to include the Optional Prepayment of the New Loans on a pro rata basis and reference herein to Offer to Redeem shall be construed to include the Offer to Prepay the New Loans on a pro rata basis.

                                   ARTICLE 11
                       Defeasance and Covenant Defeasance

     Section 11.01. Issuer's Option to Effect Defeasance or Covenant Defeasance. The Issuer may at its option by Board Resolution, at any time, elect to have either Section 11.02 or Section 11.03 applied to the Outstanding Notes of any Series upon compliance with the conditions set forth below in this Article 11; provided that so long as any Series B Note is outstanding, the Issuer may not elect to discharge any Series A Note.

     Section 11.02. Defeasance and Discharge. Upon the Issuer's exercise of the option provided in Section 11.01 applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of such Series and to have satisfied all its other obligations under such Notes and this Indenture insofar as

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such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: Article 18 the rights of Holders of such Series of Notes to receive payments in respect of the principal of and interest (including any Additional Amounts) on such Series of Notes when such payments are due, Article 19 the Issuer's obligations with respect to such Series of Notes under Sections 2.08, 2.11 and 3.04, Article 20 the rights, powers, trusts, duties and immunities of the Trustee hereunder and Article 21 this Article 11. Subject to compliance with this Article 11, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03.

     Section 11.03. Covenant Defeasance. Upon the Issuer's exercise of the option provided in Section 11.01 applicable to this Section, Article 22 the Issuer shall be released from its obligations under Section 3.08 through Section 3.25, Section 3.28, Section 3.29, Section 8.01 and Section 10.02 insofar as it relates to such Sections, Article 23 the occurrence of an event specified in
Section 4.01(b) with respect to Section 3.08 through Section 3.25, Section 3.28,
Section 3.29, Section 8.01 and Section 10.02, shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

     Section 11.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.02 or
Section 11.03 to the then Outstanding Notes of any Series:

          (i) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.08 who shall agree to comply with the provisions of this
     Article 11 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money (in the currency in which the Notes are denominated) in any amount or (B) U.S. Government Obligations (if the Notes are denominated in U.S. dollars) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof (if the Notes are denominated in U.S. dollars), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof

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     delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest (and Additional Amounts based on the laws in effect on the date of deposit) on such Notes on the stated maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction for the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (ii) In the case of defeasance under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of the respective Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (iii) In the case of covenant defeasance under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of the respective Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

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          (iv)   No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit or, insofar as Section 4.01(l) and Section 4.01(m) is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (v) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 5.09 and for purposes of the Trust Indenture Act with respect to any securities of the Issuer.

          (vi) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

          (vii) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section
     11.02 or the covenant defeasance under Section 11.03 (as the case may be) have been complied with and no violations under instruments or agreements governing any other outstanding Indebtedness of the Issuer would result.

          (viii) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect the Issuer's exercise of its election under Section
     11.02 or 11.03, as the case may be, will not result in any of the Issuer, the Trustee or the trust created by the Issuer's deposit of funds in connection with the exercise of its election thereunder becoming or deemed to be an investment company as defined in the Investment Company Act of 1940, as amended.

          (ix) The Issuer has delivered to the Trustee, subject to certain exceptions set forth in this Indenture, an opinion of counsel in Argentina to the effect that after two years (or with respect to any trust funds for the benefit of any Person who may be deemed an "insider" for purposes of Title 11 of the United States Code, after one year) following the deposit, the trust funds deposited in accordance with Argentine Law 24,447 as drafted as of the date hereof will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under the laws of Argentina.

          (x) The Issuer shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture.

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     Section 11.05. Deposited Money and U.S. Government Obligations to be Held
in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 12.02, all moneys and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.05, the "Trustee") pursuant to Section 5.05 in respect of Outstanding Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of Notes of such Series, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such Series.

     Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Order any money or U.S. Government Obligations held by it as provided in Section 5.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 11.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 or Section 11.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes of any Series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 11 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 11.02 or Section 11.03; provided, however, that if the Issuer makes any payment of principal of (and premium, if any) or interest on any Note of such Series following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

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                                   ARTICLE 12
                            Miscellaneous Provisions

     Section 12.01. Incorporators, Stockholders, Members, Employees, Officers and Directors of Issuer Exempt from Individual Liability. Without prejudice to the provisions of Section 34 of the Negotiable Obligations Law, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issuance of the Notes; provided that the waiver may not be effective to waive liabilities under the federal securities laws of the United States and it is the view of the Commission that such a waiver is against public policy.

     Section 12.02. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes; provided, however, that under Section 34 of the Negotiable Obligations Law, the Directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Noteholders arising from any violation of the Negotiable Obligations Law.

     Section 12.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

     Section 12.04. Notices and Demands on Issuer, Trustee and Noteholders. (a) Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Issuer may be given or served by facsimile transmission or tested telex or by being sent by courier (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Telecom Argentina S.A., Avenida Alicia Moreau de Justo 50, 11th Floor, Piso 10, 1107 Buenos Aires, Argentina (telephone: 011-541-14-968-3039; fax: 011-541-14-314-4454) attention: .. Any notice, direction, request or demand by the Issuer or any Noteholder to or upon the Trustee shall be deemed to have been

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sufficiently given or made, for all purposes, in writing and given or made at the Corporate Trust Office (telephone: .; fax: .).

     (b) Except as otherwise set forth herein, all notices regarding the Notes will be deemed to have been duly given to the Holders of the Notes if:

          (i) in writing and mailed, first-class postage prepaid, to each Holder of a Note at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such mailing;

          (ii) for so long as applicable Argentine regulations so require, in the case of Argentine Holders upon publication (x) in Buenos Aires in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Mercado Abierto Electronico S.A. (so long as the Notes are listed on the Buenos Aires Stock Exchange and/or on the Mercado Abierto Electronico S.A., as the case may be), (y) in a leading newspaper having general circulation in Buenos Aires (which is expected to be La Nacion) and (z) in the Official Gazette of the Republic of Argentina (Boletin Oficial de la Republica Argentina); and

          (iii) for so long as any Series of Notes to which such notice relates are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, upon publication in the English language (x) in a leading newspaper having general circulation in the City of London (which is expected to be the Financial Times) and (y) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if in any such case publication in either the City of London or Luxembourg is not practicable, in one other leading English language daily newspaper with general circulation in Europe, each such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

     Notices will be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the last such publication. In addition, notices will be mailed to Holders of Notes at their registered addresses.

     All notices will be given to the relevant clearing systems for delivery to owners of beneficial interests in the Notes through DTC, Euroclear and Clearstream, Luxembourg.

     In addition, the Issuer shall be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law

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of Argentina, including, without limitation, those required under the regulations issued by the CNV and the Buenos Aires Stock Exchange.

     (c) For so long as applicable laws and regulations or rules of the relevant stock exchanges so require, the Issuer will give notice of any payment of principal of or interest on the Notes in the publications referred to above as required by such laws and regulations or such stock exchange rules and no later than the relevant payment date. Such notice will specify (i) the date of payment, (ii) the places where payment will be made, (iii) the hours during which such payment will be made, and (iv) whether the payment is with respect to principal or interest and the installment of interest payment, if applicable.

     (d) Any aforementioned notice shall be deemed to have been given, made or served (i) if sent by courier as provided above, on the day on which the courier confirms delivery to the address specified above, (ii) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Section 12.04 and telephone confirmation of receipt thereof is received, (iii) if given by telex, when such telex is transmitted to the telex number specified in this Section 12.04 and telephonic confirmation of receipt thereof is received or (iv) if given by publication, or by registered mail, as provided above.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Except as otherwise provided herein or in the Notes, the Issuer agrees to give the Trustee the English text of any notice that the Issuer is required to provide to the Noteholders pursuant hereto and to the Notes, at least 5 days (or such shorter period as is acceptable to the Trustee) prior to the earliest date on which such notice is required to be given.

     In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to the Issuer and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 12.05. Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by or on behalf of the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee, at the request of the Trustee, an

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Officers' Certificate stating that all conditions precedent provided for in this
Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Any certificate, statement or opinion of a director or officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such director or officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by a director or directors or officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of a director or officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such director or officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 3.08 shall include in substance:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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          (iii)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     The Trustee shall make available to any Noteholder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon written request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Issuer pursuant to this Indenture or the Notes of any Series; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

     Section 12.06. Payments Due on Non-business Days. If the date of maturity or the date for payment of interest (including any Additional Amounts) on or principal of the Notes of any Series or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of interest (including any Additional Amounts), premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such payment, and no interest shall accrue on such payment for the period from and after such date.

     Section 12.07. Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York without regard to any rules regarding conflicts of laws; provided, however, that all matters relating to the due authorization, execution, issuance and delivery of the Notes, the capacity of the Issuer, and matters relating to the legal requirements necessary in order for the Notes to qualify as "negotiable obligations" under Argentine law, shall be governed by the Negotiable Obligations Law and other applicable Argentine laws and regulations.

     (b) The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Indenture or any Note (a "Related Proceeding") may be brought in the Supreme Court of the State of New York, County of New York; or in the United States of America District Court for the Southern District of New York; or in the courts of Argentina that sit in Buenos Aires (collectively, the "Specified Courts"), as the Person bringing such Related Proceeding may elect in its sole discretion. The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding. The agreement made by the Issuer in this Section 12.07 with respect to jurisdiction is made solely with respect to Related Proceedings and

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under no circumstances shall it be interpreted as a general agreement by the
Issuer with respect to proceedings unrelated to this Indenture or the Notes.

     (c) The Issuer agrees that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent"), and the Issuer irrevocably appoints the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with offices in New York to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (d) The Issuer irrevocably consents to and waives any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court.

     (e) To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, any immunity (sovereign or otherwise) from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States of America), it being understood that, should enforcement against assets of the Issuer be sought in Argentina, courts may refuse to grant such enforcement on the basis that assets of the Issuer are subject to the provision of an essential public service or pursuant to applicable provisions of the Argentine Bankruptcy law. The Issuer agrees that final judgment in any such suit, action or proceeding brought in any Specified Court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided, that service of process is effected upon the Issuer in the manner specified above or as otherwise permitted by law.

     (f) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under a Note in one currency into another currency, the

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Issuer and the Trustee, on behalf of the Holders, agree, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuer or such Holder, as applicable, could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day which is two Business Days prior to the day on which final judgment is rendered.

     (g) The obligation of the Issuer in respect of any sum payable by it to the Holder of a Note hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture or such Note (the "note currency"), be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the judgment currency, such Holder may in accordance with normal banking procedures purchase the note currency with the judgment currency; if the amount of the note currency so purchased is less than the sum originally due in the note currency the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the note currency so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Issuer such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Issuer failed to pay such Holder any obligations due and payable under this Indenture or such Note, in which case such excess may be applied to such obligations of the Issuer hereunder in accordance with the terms of this Indenture or such Note.

     (h) The Issuer hereby waives, to the fullest extent permitted by applicable laws, in connection with any legal proceeding arising out of or in connection with this Agreement instituted against the Issuer in Argentina, Article 1 the right to demand that the holder of a Note post a performance bond or guaranty (excepcion de arraigo) and Article 2 the right to challenge without cause the presiding judge or any other member of the court having jurisdiction over any such action or proceeding.



     Section 12.08. Foreign Exchange Restrictions. In the event of any foreign exchange restriction or prohibition in Argentina, the Issuer shall make any and all payments of any Dollar Note, Euro Note or Yen Note in Dollars, Euro, or Yen respectively (or with respect to Notes denominated in Euro or Yen, in Euro or Yen, respectively) through: (i) purchasing, with Pesos, "Bonos Externos Globales de la Republica Argentina" (Global 2008 Bonds) issued by Argentina and payable in Dollars or any other public or private securities issued in Argentina and denominated in Dollars or Euro or Yen, as applicable, or any other securities (collectively, the "Securities") and selling such instruments outside Argentina for Dollars or Euro or Yen, or (ii) any other legal mechanism for the acquisition of Dollars or Euro or Yen, as applicable, in any exchange market.

     In addition, in the event of any foreign exchange restriction or prohibition in Argentina, any Holder of Notes may elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for Dollars, Euro or Yen in an amount equivalent to the sums due and payable under the Notes. Such payment will discharge and satisfy the Issuer's payment obligations to such Holders on such payment date. In each case all

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reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Issuer.

     This Section 12.08 shall not alter the provisions set forth in Section
10.14 with respect to any Major Devaluation Event.

     Section 12.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 12.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 12.12. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act, whether or not physically contained herein. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control unless such incorporated provision may be expressly excluded herefrom and such exclusion shall have herein been evidenced.

     Section 12.13. Exchange of Notes for Loans. (k) The Issuer will permit Holders of Notes to receive new loans ("New Loans") in exchange for all, but not a portion of, the Notes issued to them hereunder, within 60 consecutive days after the Issuance Date; provided that such Holders provide the Issuer with satisfactory documentation (including an opinion of counsel) evidencing that under the laws of jurisdiction of organization of such Holder or, in the case of a natural person, the jurisdiction of residence, or under the by laws, articles of incorporation or any other organizational documents of such Holder, holding or beneficially owning Notes of the Issuer would not be permitted, or would violate such laws or organizational documents. In order to be eligible for such exchange the documentation must demonstrate that the restriction against holding or beneficially owning Notes of the Issuer has been in effect no later than January 2002.

     (b) In addition, within 60 consecutive days after the Issuance Date, the Issuer will permit such an exchange for any Holder of Notes; provided that, in the Issuer's reasonable judgment (taking into consideration the tax status of the

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Holder), such exchange will not result in unfavorable tax consequences for the
Issuer. In order to be eligible for the exchange, the participating Holder must make an election to receive loans in the letter of transmittal submitted, or election form executed in connection with their commitment to sign the APE directly, with respect to the outstanding debt restructured pursuant to the APE. The New Loans will be issued substantially in the form of the loan agreement (the "Loan Agreement") attached hereto as Exhibit E. The Issuer shall execute and deliver the New Loan to the relevant holder upon receipt of the Notes to be exchanged.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of ..

                                                    TELECOM ARGENTINA S.A.,
                                                         as Issuer
                                                    By:  _______________________
                                                         Name:
                                                         Title:


                                                    By:  _______________________
                                                         Name:
                                                         Title:


                                                    THE BANK OF NEW YORK,
                                                         as Trustee
                                                    By:  _______________________
                                                         Name:
                                                         Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]
                 [ADD LEGEND IN EXHIBIT C IF REGULATION S NOTE]
           [ADD GLOBAL NOTE LEGEND SPECIFIED IN SECTION 2.05(c) OF THE
                           INDENTURE IF GLOBAL NOTE]

                             TELECOM ARGENTINA S.A.

                    Incorporated in the City of Buenos Aires
      on April 23, 1990 and registered with the Public Registry of Commerce of the Federal Capital of Argentina on July 13, 1990, under
                 Number 4570, Book 108, Volume A of Corporations

                      Duration: 99 years from July 13, 1990

        Domicile: Alicia Moreau de Justo 50, 1107 Buenos Aires, Argentina

         No. _______                            [CUSIP] [ISIN] [CINS] No. ______

              [UNRESTRICTED][REGULATION S][GLOBAL][DEFINITIVE] NOTE

                     SERIES [A] [B] [LISTED] [UNLISTED] NOTE

     TELECOM ARGENTINA S.A. (the "Issuer"), a corporation organized under the laws of the Republic of Argentina, for value received, hereby promises to pay to [NAME OF HOLDER][Cede & Co. ("CEDE")] [The Bank of New York (Depository) Nominees Ltd], or registered assigns, upon surrender of this note the principal sum of ________ or such lesser amount as shall remain outstanding after giving effect to any scheduled payment of principal or any redemption or prepayment of this Note [IF A GLOBAL NOTE: (as such amount as shall be the outstanding principal amount hereof [after (i) subtracting the aggregate principal amount of any portion or portions of the same Series transferred or exchanged for Definitive Notes of the same Series or a portion or portions of the [Unrestricted] [Regulation S] Global Note of the same Series and (ii) adding the aggregate principal amount of any portion or portions of the [Unrestricted] [Regulation S] Global Note of the same Series transferred or exchanged for a portion or portions hereof)] on [IF SERIES A NOTE: October 15, 2014] [SERIES B
NOTE: October 15, 2011], or on such earlier redemption or repayment date or date on which the outstanding principal hereof may become due in accordance with the terms of this Note and the within-mentioned Indenture or may have been paid as permitted under the terms of the within-mentioned Indenture.

     Series: SERIES [A][B] [LISTED][UNLISTED] NOTE

     [For Series A Notes: Tranche: [DOLLAR][EURO][PESO][YEN] NOTE]

     Interest Payment Dates: April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

     Record Dates: End of business on the fifteenth day preceding an Interest Payment Date, whether or not such date is a Business Day; provided that in the event the first Interest Payment Date occurs less than fifteen days after the Issuance Date, the Record Date shall mean the date on or prior to the Issuance Date which shall be specified by the Issuer.

     Reference is made to an Indenture (the "Indenture") dated as of o, 2004 between the Issuer and The Bank of New York, as Trustee. Terms not defined herein are used as defined in the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee and the offices of the Paying Agents. The Issuer or the Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture.

     This note has been issued pursuant to the resolutions of the Board of Directors of the Issuer passed on o and the ordinary resolutions of the meeting of shareholders of the Issuer passed on o.1

     This note is a negotiable obligation (obligacion negociable) under, and has been issued pursuant to and in compliance with, all applicable requirements of the Negotiable Obligations Law of the Republic of Argentina, Law 23,576, as amended, and other applicable Argentine laws and regulations. IF LISTED NOTE:
The public offering of this note in Argentina has been authorized by the Comision Nacional de Valores (the "CNV") by Resolution No. o dated o, 2004.

     The statements in the legend set forth above are an integral part of the terms of this note and by acceptance hereof the holder of this note agrees to be subject to and bound by the terms and provisions set forth in such legend.

     Reference is made to the further provisions of this note set forth on the reverse hereof, which further provisions shall for all purposes have the same force and effect as though fully set forth at this place.

----------
     /1/To be provided after the APE filing.

     IN WITNESS WHEREOF, the Issuer has caused this note to be duly executed.

     Dated:

                                                    TELECOM ARGENTINA S.A.


                                                    By: ________________________
                                                        Name:
                                                        Title:


                                                    By: ________________________
                                                        Name:
                                                        Title:

                          Certificate of Authentication

     This note is one of the Notes of the Series designated herein and referred to in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK, as Trustee


                                                By: ____________________________
                                                       Authorized Signatory

                                                        [INCLUDE IF GLOBAL NOTE]

                                                                      SCHEDULE A

     The aggregate principal amount of any portion or portions hereof redeemed at the option of the Holder hereof or transferred or exchanged for Definitive Notes of the same Series, prepaid or repurchased, or a portion or portions of another Global Note of the same Series shall be subtracted from the outstanding principal amount hereof. The aggregate principal amount of any portion or portions of another Global Note of the same Series transferred or exchanged for a portion or portions hereof shall be added to the outstanding principal amount hereof.

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                     Redeemed,
                   Transferred                    Principal
                        or         Principal       Amount         Notation
        Date        Exchanged        Amount       Remaining        Made By
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                                       A-5

                                                                       EXHIBIT B

                            [FORM OF REVERSE OF NOTE]

                      SERIES [A][B] [LISTED][UNLISTED] NOTE

     1. General. This note is one of a duly authorized issue of obligaciones negociables of Telecom Argentina S.A. (the "Issuer") issued pursuant to an Indenture (the "Indenture") dated as of o, 2004 between the Issuer and The Bank of New York, as trustee thereunder (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "Act"). This note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this note and the terms of the Indenture, the terms of the Indenture will control.

     2. Principal. Principal will be payable on the dates set forth in paragraph 8 (a) hereof with final maturity on [IF SERIES A NOTE: October 15, 2014] [SERIES B NOTE: October 15, 2011].

     3. Interest. The Issuer promises to pay interest on the unpaid principal amount of the Notes from and including the date hereof (the "Issuance Date") and excluding the date such principal amount shall be paid in full, semiannually in arrears on each Interest Payment Date, at a rate per annum equal to the Applicable Fixed Rate.

     [INCLUDE IN EACH NOTE] The Issuer shall pay interest on any principal of and interest on a Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, to the fullest extent permitted by law, at a rate per annum equal at all times to 2% per annum plus the rate otherwise applicable to such Note.

     [INCLUDE IF PESO NOTE] CER Adjustment of Peso Notes. The Outstanding principal amount of Peso Notes shall be adjusted by the variation of CER. The interest payment amount due as of each Interest Payment Date shall be calculated based on the Outstanding principal amount as of each Interest Payment Date. The principal payment amount due as of each amortization payment date shall be calculated by applying the percentage shown in the relevant amortization schedule to the Outstanding principal amount of the Peso Notes as of the date hereof and then adjusting such amount by the variation of CER between the date hereof and each amortization payment date.

     4. Method of Payment. Payments with respect to principal of the Notes at maturity will be payable to the registered Holder against surrender of such

Notes. Payment with respect to principal of, and interest (including any Additional Amounts) on, the Notes (other than at maturity) will be made to the Person in whose name any Note is registered at the close of business on any Record Date; provided that if and to the extent the Issuer shall default in the payment of the interest (including Additional Amounts) due on an Interest Payment Date, such defaulted interest (including Additional Amounts) shall be paid to the Person in whose name such Note is registered at the close of business on a subsequent Record Date (which shall be not less than 15 Business Days prior to the date of payment of such defaulted interest) established by written notice given by mail by or on behalf of the Issuer to the Holders of such Notes not less than 15 days preceding such subsequent Record Date; provided, further, that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an Interest Payment Date) will be payable to the person to whom principal is payable. Payment of principal of, and interest on the Notes will be made (i) in the case of a Global Note, by wire transfer in immediately available funds to an account maintained by the Depositary with a bank in New York City, (ii) in the case of a Definitive Notes, either (A) by a check drawn on a bank in New York City mailed to the Holder at such Holder's registered address or (B) at the Issuer's option, or upon application to the Trustee by the Holder of at least U.S.$1 million, (Euro)1 million, P$1 million or (Yen)100 million, as applicable, in principal amount of Definitive Notes of a particular Series not later than the relevant Record Date, by wire transfer in immediately available funds to an account maintained by the Holder with a bank in New York City.

     5. Payment of Principal and Interest. Payments of principal of, and interest on, the notes (including Additional Amounts) will be made in the currency in which such Note is denominated or, in the event that such currency is no longer in circulation, in such funds as may then be customary for the settlement of international transactions in lieu of such currency. The Issuer covenants and agrees for the benefit of each Series of Notes that it will duly and punctually pay or cause to be paid in immediately available funds to the Trustee or one or more Paying Agents appointed by it hereunder no later than 12:00 noon (New York City time) one Business Day prior to any date of payment, the principal of and interest on each of such Notes and any other payments to be made by the Issuer under such Notes and this Indenture due on such date of payment.

     6. Offices for Payments, etc. So long as any of the Notes remain Outstanding, the Issuer will maintain in New York City the following: a Paying Agent or Registrar (i) where the Notes may be presented for payment, (ii) where the Notes may be presented for exchange, transfer or registration of transfer, and (iii) where notices and demands to or upon the Issuer in respect of the Notes or of this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Register will be maintained, and hereby appoints the Trustee as its Paying

Agent and Transfer Agent, and the Trustee hereby accepts such appointment. In case the Issuer shall fail to so designate or maintain any such Agent or Registrar or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and written notices may be served at the Corporate Trust Office.

     7. Registrar and Agents. Initially, the Trustee under the Indenture will act as Registrar, Paying Agent and Transfer Agent. The Issuer may at any time appoint additional or other paying agents, transfer agents, and registrars and terminate the appointment thereof; provided that while this Note is Outstanding the Issuer will maintain Paying Agent or Registrar for the payment of principal of and interest on this Note as herein provided in New York City. For so long as the Notes are authorized for their public offering in Argentina and the rules of the CNV or other applicable Argentine law so require, or are listed on the Buenos Aires Stock Exchange or on Mercado Abierto Electronico S.A. and the rules of the Buenos Aires Stock Exchange, or of Mercado Abierto Electronico S.A., as the case may be, so require, the Issuer will maintain a paying agent, a transfer agent and a registrar in Buenos Aires. For so long as the Notes of any Series are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, there shall be a paying agent and a transfer agent in Luxembourg. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar shall act shall be promptly given as provided in the Indenture.

     8.   Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

          (a) Scheduled Redemption. Principal of the Notes will be due and payable in semiannual installments according to the following schedule (adjusted to take into account any prepayments or repurchases):

     [INCLUDE IF SERIES A NOTE]

                                                                   Percentage of
                                                             Original Principal Amount
                                                                      Payable
                                                           (Expressed as a percentage of
                                                               the principal amount
                                                                    outstanding
                                                              on the first scheduled
                   Scheduled Payment Date                     principal payment date)
     ---------------------------------------------------   --------------------------------
     October 15, 2004................................                  3.20%
     April 15, 2005..................................                  2.80%
     October 15, 2005................................                  2.80%
     April 15, 2006..................................                  2.40%
     October 15, 2006................................                  2.40%
     April 15, 2007..................................                  0.80%
     October 15, 2007................................                  0.80%
     April 15, 2008..................................                  0.40%
     October 15, 2008................................                  0.40%
     April 15, 2009..................................                  7.14%
     October 15, 2009................................                  7.14%
     April 15, 2010..................................                  7.14%

                                                                   Percentage of
                                                             Original Principal Amount
                                                                      Payable
                                                           (Expressed as a percentage of
                                                               the principal amount
                                                                    outstanding
                                                              on the first scheduled
                   Scheduled Payment Date                     principal payment date)
     ---------------------------------------------------   --------------------------------
     October 15, 2010................................                  7.14%
     April 15, 2011..................................                  7.14%
     October 15, 2011................................                  7.14%
     April 15, 2012..................................                  7.14%
     October 15, 2012................................                  7.14%
     April 15, 2013..................................                  7.14%
     October 15, 2013................................                  7.14%
     April 15, 2014..................................                  6.30%
     October 15, 2014................................                  6.30%

     [INCLUDE IF SERIES B NOTE]

                                                                   Percentage of
                                                             Original Principal Amount
                                                                      Payable
                                                           (Expressed as a percentage of
                                                               the principal amount
                                                                    outstanding
                                                              on the first scheduled
                   Scheduled Payment Date                     principal payment date)
     ---------------------------------------------------   --------------------------------
     October 15, 2004................................                    4.0%
     April 15, 2005..................................                    5.0%
     October 15, 2005................................                    5.0%
     April 15, 2006..................................                    6.0%
     October 15, 2006................................                    6.0%
     April 15, 2007..................................                    7.0%
     October 15, 2007................................                    7.0%
     April 15, 2008..................................                    7.5%
     October 15, 2008................................                    7.5%
     April 15, 2009..................................                    7.5%
     October 15, 2009................................                    7.5%
     April 15, 2010..................................                    7.5%
     October 15, 2010................................                    7.5%
     April 15, 2011..................................                    7.5%
     October 15, 2011................................                    7.5%

[INCLUDE FOR ANY SERIES] Principal payments may be rescheduled upon a Devaluation Event as provided in paragraph 19 below.

          (b) Mandatory Prepayment with Excess Cash. Subject to the authorization of the Central Bank, if on the last day of any six month period beginning on July 1 or January 1 (the "Calculation Date"), which period ends after the Issuance Date (the "Excess Cash Period"), there is any Excess Cash, then, no later than the next April 15 or October 15, respectively (each, a "Mandatory Prepayment Date") the Issuer will apply such Excess Cash as follows:

               (i) if the Issuer's Cash Balance as of the Calculation Date is less than U.S.$50 million (or its equivalent in other currencies), the Issuer will retain up to 30% of the Excess Cash for such Excess Cash

          Period to raise the Cash Balance as of such Calculation Date up to (but not exceeding) U.S.$50 million (or its equivalent in other currencies);

               (ii) at the Issuer's election, up to 29% of the amount equal to the Excess Cash minus any amount applied pursuant to clause (i) above ("Reserved Excess Cash") shall be paid into the Reserve Account on such Mandatory Prepayment Date; and

               (iii) any remaining Excess Cash (whether or not the Cash Balance is increased to U.S.$50 million as a result of the application of Excess Cash pursuant to clause (i) above), together with any cash that is required to be released from the Reserve Account on such date in accordance with the Indenture, shall be applied (A) at the Issuer's election, to purchase Notes through Market Purchase or Optional Redemption transactions or Note Payments and (B) to the extent that any such Excess Cash is not so applied on or before the Mandatory Prepayment Date, such Excess Cash shall be applied to a Note Payment not later than such Mandatory Prepayment Date, provided, however, that if at any time during such Excess Cash Period, the Issuer makes any Distribution Payment, the aggregate amount of the Excess Cash for such Excess Cash Period applied to purchase Notes through a Note Payment (excluding any amounts in respect of accrued interest or Additional Amounts) shall be at least two and a half times such Distribution Payment, not withstanding any provision to the contrary regarding the application of Excess Cash for such Excess Cash Period.

          If Excess Cash available to purchase Notes through Market Purchase or Optional Redemption transactions or Note Payments is less than U.S.$5 million (or its equivalent in other currencies), the amount of such Excess Cash shall, to the extent not applied to purchase Notes as described above, be deposited in the Reserve Account and applied on the next Mandatory Prepayment Date.

          To the extent that any authorization of the Central Bank required to make any such payment is not obtained on or prior to the relevant Mandatory Prepayment Date, the Issuer will deposit the Excess Cash to be applied pursuant to paragraph (b)(iii) above in a trust account on the Mandatory Prepayment Date, and such funds will be held by the trustee of such trust for the benefit of the holders of the New Debt until such payment can be made. Any investment income earned by the trust will be added to the Excess Cash amount payable to holders of the New Debt. The Issuer will use its best efforts to obtain any required authorization of the Central Bank within 90 days after such Mandatory Prepayment Date. In the event that the Issuer is unable to receive the authorization of the

     Central Bank within such 90-day period, the Issuer will, as promptly as practicable thereafter, make such payment by following the procedures as set forth in paragraph 23 below.

          Any such delay in payment contemplated herein within 90 days after such Mandatory Prepayment Date, and any failure to make any payment due to the inability to complete the procedures set forth under paragraph 23 below (including any inability to purchase and sell Securities or acquire Dollars, Euros or Yen as applicable, through any other legal mechanism), shall not constitute an Event of Default, and no interest will be payable to holders of the New Debt in respect of any such amount.

          (c) Trust Account. The trust account referred to in paragraph 8(b) above shall operate as follows:

               (i) The trust account shall be opened in the name of a trustee (the "Collateral Trustee"), for the benefit of the holders of the New Debt under a trust created under Argentine Law 24,441, as amended.

               (ii) The Collateral Trustee shall be any of the following financial entities: ? or it shall (x) be an internationally recognized financial entity authorized to act as such under Argentine law 21,526 with offices in the City of New York, State of New York, United States of America; and (y) have a rating of at least A granted by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Evaluation of Financial Entities (Evaluacion de Entidades Financieras), or, at any time when such regulations are suspended, the term deposits of such financial entity shall be rated at least A by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Investments of the Proceeds of Pension Funds - Rating of Assets (Inversiones con los Recursos de los Fondos de Jubilaciones y Pensiones - Calificacion de Activos).

               (iii) Any funds deposited in the trust account shall only be released in the following manner and for the following purposes:

               (A) If a default in the payment of principal or interest on the Note shall not have occurred and be continuing, and the New Debt has not been accelerated:

                      (1)  in the case of funds deposited pursuant to paragraph
               (b) the above or paragraph (f) below (or equivalent provisions in the New Loans), upon the delivery by the Issuer of (a) an Officer's Certificate stating that the authorization of the Central Bank required to make any payments under such sections has been duly obtained and is in full force and (b) a copy of the authorization of the Central Bank, the Collateral Trustee shall deliver the funds to the counterparty of the foreign exchange transaction indicated in writing by an Officer of the Issuer, in order to acquire Dollars, Euro or Yen and apply such Dollars, Euro or Yen to enable the Issuer to satisfy its obligations under such sections; or

                      (2) in the case of Qualified Telecom Personal Indebtedness deposited pursuant to Section 3.13(b) of the Indenture (or the equivalent provision in the New Loans), the Collateral Trustee shall deliver the proceeds of the sale of such indebtedness to the Issuer or upon the Issuer's order in order to enable the Issuer satisfy the its obligations under such section of the Indenture and the New Loans; or

               (B) if a default in the payment of principal or interest on the Note shall have occurred and be continuing or the New Debt shall have been accelerated, the Collateral Trustee shall apply the funds deposited in the trust account as instructed in writing by the Trustee on behalf of holders of the Notes (with pro rata payment made to any holder of a New Loans).

          (d) Redemption or Prepayment Upon Completion of the APE. If, pursuant to the APE, the Issuer applies less than U.S.$663 million to pay Option C (as defined in the APE) cash consideration, then the Issuer will, within 45 days of the Issuance Date, apply the difference between U.S.$663 million and the lower Dollar amount that the Issuer applied to Option C cash consideration to purchase Notes at the Issuer's election through Market Purchase or Optional Redemption transactions or a Note Payment.

          (e) Redemption or Prepayment at the Option of the Issuer. The Notes are redeemable at the option of the Issuer at any time and principal installments of the Notes, together with accrued interest, if any, may be prepaid at the option of the Issuer at any time. The Notes are also redeemable at the option of the Issuer for taxation reasons as provided in
     Section 10.07 of the Indenture.

          (f) Offer to Redeem Upon a Change of Control. Not later than 60 days following a Change of Control, the Issuer will make an Offer to Redeem all Outstanding Notes at a purchase price equal to 100% of the Outstanding principal amount plus accrued but unpaid interest, if any, to the date of purchase and any Additional Amounts. An Offer to Redeem must be made by written offer (the "offer") sent to the Holders. The offer must include or state the following as to the terms of the Offer to Redeem: (i) that the Offer to Redeem is being made pursuant to this provision of the Indenture; (ii) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Redeem (the "purchase amount"); (iii) the purchase price, including the portion thereof representing accrued interest; (iv) an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for redemption not more than five Business Days after the expiration date; (v) information concerning the business of the Issuer and its Restricted Subsidiaries which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Redeem; (vi) that a Holder may tender all or any portion of its Notes subject to any requirement that any portion of a Note tendered must be in a multiple of U.S.$1.00, P$1.00, (Euro)1.00 or (Yen)100; (vii) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Redeem; (viii) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Issuer or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer); (ix) that interest on any Note not tendered, or tendered but not purchased by the Issuer pursuant to the Offer to Redeem, will continue to accrue; (x) that on the redemption date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes redemption will cease to accrue on and after the redemption date; (xi) that Holders are entitled to withdraw Notes tendered by giving written notice, which must be received by the Issuer or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender; (xii) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and (xiii) if any Note contains a CUSIP or ISIN or CINS number, no representation is being made as to the correctness of the CUSIP or ISIN or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes. Prior to the redemption date, the Issuer will accept tendered Notes for redemption as required by the Offer to Redeem and deliver to the Trustee all Notes so accepted together with an Officers' Certificate specifying which Notes have been accepted for redemption. On the redemption date the redemption price will become due and payable on each Note accepted for redemption, and interest on Notes purchased will cease to accrue on and after the redemption date. The Trustee will promptly return to Holders any Notes not accepted for redemption and send to Holders new Notes equal in principal amount to any portion not redeemed of any Notes accepted for redemption in part. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provision by virtue of such conflict. To the extent that any authorization of the Central Bank is required, the Issuer will deposit the purchase amount in a trust as contemplated in paragraph 8(b) above.

          (g) Purchase. The Issuer may at any time purchase any Note in the open market or otherwise at any price. Any Note so purchased by the Issuer shall be surrendered promptly to the Trustee for cancellation.

          (h) Defeasance. The Notes shall be subject to defeasance at the option of the Issuer as provided in Article 11 of the Indenture.

          (i) Selection of Notes to be Redeemed. Unless otherwise provided herein, if fewer than all of the Notes of any Series are being redeemed, such Notes will be redeemed on a pro rata basis, or will be selected for redemption by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. For the avoidance of doubt, any redemption made through a Note Payment (other than during a Devaluation Event Cure Period) shall be applied to the remaining installments of the Notes in direct order of maturity, with such payment being made pro rata among the Notes based on the next remaining scheduled amortization payments. If any Notes are to be redeemed only in part, the notice of redemption relating to the Notes shall state the portion of the principal amount thereof to be redeemed.

          (j) Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Notes so called for redemption shall cease to accrue and, except as provided in Sections 5.05 and 9.04 of the Indenture, such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and surrender, pursuant to the terms of such Notes, of such Notes at a place of payment specified in said notice, said

     Notes shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any semiannual payment of interest and any scheduled principal payment made pursuant to paragraph 8(a) above becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Notes registered as such on the relevant Record Date subject to the terms and provisions of Section
     2.07 of the Indenture.

     From and after the redemption date, if moneys for the redemption of the Notes called for redemption shall have been made available as provided herein for redemption on the redemption date, such Notes shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

     Notwithstanding any provision to the contrary, if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Note.

     9. Taxation. (a) All payments by the Issuer in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless the Issuer is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Issuer will pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts paid by the Issuer after such withholding or deduction shall equal the respective amounts of principal and interest that would have been payable by the Issuer in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Note:

               (i) if any such tax, duty, assessment or other governmental charge would not have been so imposed but for the presentation by the Holder of any such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

               (ii) if any such tax, duty, assessment or other governmental charge would not have been imposed or withheld but for the failure by the Holder of Notes or, any other Person as required under applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP, (whether or not such Holder or Person is lawfully able to do so) to provide information, documents or other evidence, in the form and conditions as required under applicable law, statute, treaty, or regulation of Argentina or written administrative instruction of the AFIP concerning the nationality, residence, identity, or connection with Argentina of such Holder or Person or other significant information which is required or imposed by a law, statute, treaty, or regulation of Argentina or written administrative instruction of the AFIP as a precondition to exemption from all or part of such tax, duty, assessment or governmental charge;

               (iii) held by or on behalf of a Holder of Notes who is liable for taxes, duties, assessments or governmental charges in respect of such Note by reason of having some connection with Argentina (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of such Note, or the receipt of principal or interest in respect thereof;

               (iv) for any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charge;

               (v) for any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charge;

               (vi) for any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments on or in respect of any Note;

               (vii) if the Issuer is compelled by law to make any withholding or deduction for or on account of, or is obligated to act as "substitute obligor" for the Personal Assets Tax; or

               (viii) any combination of (i), (ii), (iii), (iv), (v) or (vi).

     (b) In any event, with respect to payment on any Unlisted Note the Issuer shall not pay any Additional Amounts with respect to any payment under any such Unlisted Note to any such Holder of Unlisted Notes to the extent any such tax, duty, assessment or other governmental charge is required to be deducted, withheld or otherwise imposed in an amount greater than the deduction or withholding that would be imposed on a person set forth in Section 93(c)(1) of the Argentine Income Tax Law or any amendment to such section.

     (c) Nor shall Additional Amounts be paid with respect to any payment under any Unlisted Note to any Holder of Unlisted Notes who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder of Unlisted Notes. For purposes of determining whether Additional Amounts shall be paid, the Issuer will require that the holder provide certain information as provided in Section 2.14 of the Indenture.

     (d) The Issuer will also: (i) make such withholding or deduction compelled by applicable law, and (i) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

     (e) The obligation to pay Additional Amounts is subject to the provisions of Section 2.14 of the Indenture (Special Provisions Regarding Unlisted Notes). If the Holders of Unlisted Notes do not timely provide all or part of the information, documents or evidence that may be required by the Issuer from time to time, the Issuer will not pay any Additional Amounts and will withhold or deduct the maximum amount that may be required by Argentine law in the absence of such information, documents or evidence. The obligation to pay Additional Amounts is further subject to the provisions of Section 2.15 of the Indenture (regarding payments made to holders of Listed Notes in Argentina).

     (f) The Issuer will furnish to the Trustee, upon written request from Holders of the Notes through the Trustee, copies of such receipts evidencing the payment of any taxes, duties, assessments or other governmental charges so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such taxes, duties, assessments or other governmental charges and as is reasonably available to the Issuer to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to Holders of Notes upon written request.

     (g) The Issuer will pay any present or future stamp, or documentary taxes, which arise in Argentina from the execution, delivery or registration of the Notes or any other document or instrument referred to in the Notes.

     (h) If the Holders of Notes do not timely provide all or part of the information, documents or evidence that may be required by the Issuer from time to time pursuant to applicable law, statute, treaty or regulation of Argentina, or any written administrative instruction of the AFIP, the Issuer will not pay any Additional Amounts and will withhold or deduct the maximum amount that may be required by Argentine law.

     10. Denominations, Transfer and Exchange. (a) The Notes are in registered form without coupons. [INSERT IF SERIES A LISTED NOTE] The Notes will be denominated in Dollars, Euro, Pesos or Yen and shall be issued in denominations of U.S.$1, (Euro)1, P$1 or (Yen)100, and integral multiples of U.S.$1, (Euro)1, P$1 or (Yen)100, in excess thereof, as applicable. [INSERT IF SERIES B LISTED NOTE] Dollars and shall be issued in denominations of U.S.$1, and integral multiples of U.S.$1, in excess thereof. [INSERT IF UNLISTED NOTE] The Notes will initially be issued in denominations equal to the principal face amount of Existing Loans restructured pursuant to the APE plus capitalized interest, if any (computed as described in the APE).

     (b) Subject to the restrictions on transfer and exchange summarized below, a Holder may transfer a Note to another person or exchange a Note for another Note or Notes of the same Series and Tranche of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document summarized below. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Exchanges may be made only for Notes of the same Series and Tranche. For the avoidance of doubt, no exchanges shall be permitted between Series A Listed Notes and Series A Unlisted Notes, between Series B Listed Notes and Series B Unlisted Notes or between Series A Listed Note denominated in Dollars and Series A Listed Notes denominated in currencies other than Dollars.

     Registration of transfer of Unlisted Notes will be made in the amount equal to (i) U.S.$5 million, (Euro)5 million, P$5 million or (Yen)500 million and integral multiples of U.S.$1.00, (Euro)1.00, P$1.00 or (Yen)100, in excess thereof, as applicable or (ii) the amount equal to the amount of such Unlisted Note.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Notes represented thereby pursuant to this Indenture, a Global Note representing all or a portion of the Notes of any Series may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     During the Restricted Period, no transfer or exchange of a Regulation S Note (or a beneficial interest in a Regulation S Global Note) of a Series may be made for an Unrestricted Note (or a beneficial interest in an Unrestricted Global Note) of the same Series.

     During the Restricted Period, any Holder requesting a transfer or exchange of a Regulation S Note will be required to deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate in the form of Exhibit D hereto and, if required by the Issuer, an opinion of counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any State of the United States of America.

     During the Restricted Period, beneficial interests in a Regulation S Global Note may be held through the Depositary only through Euroclear and Clearstream, and their respective direct and indirect participants.

     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Notwithstanding the foregoing, a Holder that is a beneficial owner of a Global Note will have the right (i) to obtain evidence of its beneficial ownership interest in a Global Note in accordance with Argentine Decree 677/01, as amended, from Caja de Valores S.A. (or any other securities clearing service or collective deposit system, including DTC, Euroclear and Clearstream) and (ii) to pursue remedies against the Issuer and assert rights in a legal action brought in Argentina under Argentine law in respect of its beneficial ownership interest in a Global Note (including the right to initiate summary proceedings (accion ejecutiva) in the manner provided by the Negotiable Obligations Law with respect thereto), and for such purposes, such beneficial owner will be treated as the owner of that portion of the global note which represents its beneficial ownership interest therein.

     12. Amendment and Supplement. (a) With (1) the consent, (obtained at a meeting and evidenced as provided in Article 6 of the Indenture) of the Holders of not less than a majority in the Dollar Amount of the then Outstanding aggregate principal amount of all Series of Notes or the Notes of any Series affected by such supplemental indenture (voting as a single class) represented at a meeting at which a quorum is present or (2) to the extent permitted under Argentine law, the written consent of the Holders of not less than a majority of the Dollar Amount of the then outstanding aggregate principal amount of all Series of Notes or the Notes of any Series, as applicable, affected by such supplemental indenture present at such meeting (voting as one class), the Issuer, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or of any supplemental indenture or of modifying in any manner the rights of the Holders of Notes of all Series of Notes or the Notes of such Series, as applicable; provided that, notwithstanding any other provision provided herein, the unanimous affirmative vote of the Holders of all Series of Notes or the Notes of any Series, as the case may be, affected by such supplemental indenture shall be required to approve any supplemental indenture which:

     (A) extends the final maturity of any Notes or the date on which any installment of principal is due,

     (B)  reduces the principal amount of any Notes,

     (C) reduces the rate or extends the time of payment of interest on any Notes,

     (D) amends, changes or modifies the obligation to make mandatory prepayments in accordance with paragraph 8(b) above, in a manner materially adverse to the Holders of Notes,

     (E)  changes the obligation to pay Additional Amounts,

     (F) changes the currency of payment of principal of or interest on the Notes (including Additional Amounts),

     (G)  changes the governing law,

     (H) eliminates, invalidates or amends in a manner materially adverse to the Holders of the Notes any Liens incurred for the benefit of the Holders of the Notes,

     (I) impairs or affect the right of any Holder of Notes to institute suit for the payment thereof,

     (J) modifies or changes any provision affecting the ranking of the Notes in a manner adverse to the Holders of Notes,

     (K) changes any prepayment provision that would alter the pro rata sharing of payments required thereby,

     (L)  modifies the number of Holders necessary to waive an Event of Default,

     (M) amends, changes or modifies in any material respect the obligation to make an Offer to Redeem; or

     (N) reduces the aforesaid percentage of notes of any Series, the consent of the Holders of which is required for any such supplemental indenture, or amends the aforesaid list of provision that cannot be amended without the unanimous affirmative vote of the Holders.

     The Indenture contains provisions that govern the convening of meetings of Holders of Notes of each Series to consider matters affecting their interests, including modifications and amendments to the Indenture or the provisions of the Notes of such series, and waiver of future compliance therewith or past default by the Issuer.

     (b) The Issuer and the Trustee may enter into an indenture or indentures supplemental hereto from time to time and at any time for one or more of the following purposes:

               (i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

               (ii) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer;

               (iii) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer may, in its written opinion, consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in the Dollar Amount of the then Outstanding aggregate principal amount of the Series A Notes, Series B Notes or the Notes of an individual Series to waive such an Event of Default;

               (iv) to cure any ambiguity or to cure, correct or supplement any defective or inconsistent provision contained herein or in the Notes or in any supplemental indenture or to conform this Indenture or the Notes to the descriptions thereof in the APE or the Issuer's solicitation statement related thereto; or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes or under any supplemental indenture as the Issuer may, in its written opinion, deem necessary or desirable and which shall not adversely affect the rights of any Holders of Outstanding Notes in any material respect;

               (v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; and

               (vi) to comply with any requirements of the Commission under the Trust Indenture Act of 1939.

     (c) Any supplemental indenture may be executed without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of paragraph (b) above.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer at its expense shall give notice thereof to the Holders of Notes of any and all Series of Notes affected and to the Trustee, and to the CNV, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer to, among other things, incur additional Indebtedness or Liens, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must report to the Trustee on compliance with such limitations quarterly. Set forth below are certain covenants of the Issuer as set forth in the Indenture.

          (a)  Maintenance of Existence. Except as otherwise permitted by
     Section 3.14 (Limitation on Asset Sales) or Section 8.01 (Consolidation Merger or Sale of Assets and Conveyances) of the Indenture, the Issuer will, and will cause each of its Restricted Subsidiaries to, at all times continue to maintain its corporate existence and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

          (b) Ranking. The Issuer will ensure that its obligations under each Note will at all times constitute direct, unsubordinated and unconditional obligations of the Issuer ranking at all times at least pari passu in priority of payment, in right of security and in all other respects with other Notes and with all other unsecured Indebtedness of the Issuer now or hereafter outstanding, except to the extent that such other Indebtedness may be preferred by mandatory provisions of applicable law.

          (c) Line of Business. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except for immaterial operations incidental to acquired businesses.

          (d) Limitation on Liens. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist, any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any Indebtedness of any Person, unless the Notes are equally and ratably secured by such Liens, other than Permitted Liens.

          (e) Limitation on Indebtedness. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, except for Permitted Indebtedness, unless on the date of the Incurrence of such Indebtedness, after giving effect to such Incurrence and the receipt and application of the proceeds therefrom, the Leverage Ratio does not exceed 2.75 to 1 or, if a Leverage Ratio Adjustment Event has occurred,
     2.25 to 1. The Issuer will not permit any of its Restricted Subsidiaries to Guarantee any Indebtedness of any other Person.

          (f) Limitations on Restricted Payments. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payments, meaning to: (i) purchase any Equity Interests of the Issuer; (ii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness except scheduled payments of interest or principal; or (iii) make any Investments other than Permitted Investments. Under certain circumstances the Issuer may make Investments in Telecom Personal.

          (g) Limitation on Asset Sales. (i) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless the following conditions are met: (A) the Asset Sale is for fair market value, as determined in good faith by the Board of Directors; (B) at least 75% of the value of the consideration therefrom received is in the form of cash or Cash Equivalents; and (C) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing.

               (ii) Within 45 days of completion of a Major Asset Sale, the Issuer shall, at its election, apply the Net Cash Proceeds of such Asset Sale to purchase Notes through Market Purchase or Optional Redemption transactions or through a Note Payment; provided that, if the Net Cash Proceeds are less than U.S.$5 million, the Issuer may elect to pay the Net Cash Proceeds that are not otherwise applied as described above into the Reserve Account.

               (iii) Within 270 days after the receipt of the Net Cash Proceeds from an Asset Sale other than a Major Asset Sale, the Issuer shall, at its election, apply the Net Cash Proceeds of such Asset Sale to (A) purchase Notes through Market Purchase or Optional Redemption transactions or through a Note Payment or (B) acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used by the Issuer or a

          Restricted Subsidiary in a Permitted Business. Pending application of the Net Cash Proceeds of any Asset Sale as described in this paragraph, any such Net Cash Proceeds shall be paid into the Reserve Account.

               (iv) Notwithstanding the foregoing, the restrictions above shall not apply to any Asset Sale by Telecom Personal or its Subsidiaries made in compliance with the Telecom Personal Debt.

          (h) Limitations on Sale and Leaseback Transactions. Within 45 days of completion of any Sale and Leaseback Transaction, the Issuer shall apply any net cash proceeds of such Sale and Leaseback Transaction, at the Issuer's election, to purchase Notes through Market Purchase or Optional Redemption transactions or through a Note Payment.

          (i) Limitation on Transactions with Shareholders and Affiliates. Subject to certain exceptions, (i) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any holder of 10% or more of the Capital Stock of the Issuer, except for Arm's-Length Transactions.

               (ii) In addition, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Issuer, except for Arm's-Length Transactions. If any such transaction or series of related transactions has an aggregate value in excess of 1% of the Issuer's net worth as set forth in the Issuer's latest publicly available financial statements, the Issuer will, prior to such transaction, (A) obtain a favorable written opinion from either (x) the audit committee of the Board of Directors, which committee shall include at least two independent members of the Board of Directors or (y) at least one independent consultant that the terms of the transaction are consistent with those obtained in an Arm's-Length Transaction and (B) obtain the approval of a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a resolution of the Board of Directors.

          (j) Limitation on Capital Expenditures. Subject to certain exceptions, the Issuer will not, and will not permit any Restricted Subsidiary to, make any capital expenditure other than Permitted Capital Expenditures, Telecom Personal Permitted Capital Expenditures and Regulatory Capital Expenditures.

          (k) Limitations on Payment Restrictions Affecting Restricted Subsidiaries. Subject to certain exceptions, the Issuer will not, and will not permit any of its Restricted Subsidiaries to (i) create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to make, or (ii) agree to include as an event of default or prepayment event under any debt obligation or other agreement to which any Restricted Subsidiary is a party upon:

                    (A) any payment of dividends or making of any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Issuer or any other Restricted Subsidiary, or

                    (B) any payment of any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary.

          (l) Limitation on Issuance of Equity Interests of Telecom Personal. The Issuer will not permit Telecom Personal to issue any Equity Interests if, after giving effect to the issuance, the Issuer, directly or indirectly, would no longer own at least 50.1% of the total voting power of the Voting Stock of Telecom Personal.

          (m) Restriction on Voluntary Capital Reduction. The Issuer will not undertake a Voluntary Reduction of Capital without the prior consent of the Holders of Notes. Such consent shall be obtained as provided in Section
     6.08 of the Indenture.

          (n) Reinvestment of Dividends Paid by Telecom Personal. If Telecom Personal pays any dividend in cash or Cash Equivalents, the Issuer will reinvest any such dividends received by it in Telecom Personal. Such Investment shall be made, at the Issuer's option, by the subscription of common stock or non-redeemable shares issued by Telecom Personal, or by contribution to Telecom Personal's capital account in the form of irrevocable capital contributions ("aportes irrevocables").

          (o) Limitation on Use of Proceeds of Incurrence of Indebtedness. The event that the Issuer Incurs any Indebtedness (other than Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions, the use of proceeds from which is addressed separately) (i) at least 50% of the Net Debt Proceeds therefrom shall be applied, within 45 days after such Incurrence, to prepay the Notes through a Note Payment and (ii) the remainder thereof shall be paid into the Reserve Account to be used by the Issuer during the twelve-month period following the deposit of such funds for purposes relating to the operation of the Issuer's or any of the Restricted Subsidiaries' (other than Telecom

     Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase or Optional Redemption transactions or Note Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital, and any such proceeds remaining in the Reserve Account at the expiration of such twelve-month period shall be applied as set forth under paragraph 8(b)(iii) above on or before the next succeeding Mandatory Prepayment Date.

          (p)  Reports by the Issuer. The Issuer will furnish to the Trustee:
     (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Issuer, the copy of the annual financial statements of the Issuer and its Consolidated Subsidiaries as set forth in Section 3.25(a)(i) of the Indenture; (ii) as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Issuer, the copy of the quarterly financial statements of the Issuer and its Consolidated Subsidiaries as set forth in Section 3.25(a)(ii) of the Indenture; (iii) concurrently with the delivery of the financial statements referred to in clause (i) above, a certificate of the Issuer's independent accountants certifying such financial statements and stating such matters as specified under Section 3.25(a)(iii) of the Indenture; (iv) concurrently with the delivery of the financial statements referred to in clause (i) above and the financial statements for the second fiscal quarter of the Issuer referred to in clause (ii) above, a certificate of the Issuer's independent accountants certifying the calculation of Excess Cash; and (v) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer of the Issuer stating such matters as specified under Section 3.25(a)(v) of the Indenture.

          (q) Maintenance of the Reserve Account. The Issuer will establish one or more segregated bank and securities accounts for the benefit of Holders of the Notes (collectively, the "Reserve Account"), to hold the following funds, in the form of cash or Cash Equivalents, for purposed of satisfying its obligations under the Notes: (i) 50% of any Net Debt Proceeds; (ii) the Reserved Excess Cash; (iii) Net Cash Proceeds from Asset Sales (other than Major Asset Sales); and (iv) Excess Cash amounts required to be deposited in the Reserve Account. Upon a written request, the Issuer shall provide to the Trustee information regarding the amount and nature of funds held in the Reserve Account. The Issuer will be entitled to withdraw funds from the Reserve Account as provided in Section 3.29(b) of the Indenture.

          (r) Consolidation, Merger or Sale of Assets and Conveyances. Subject to certain exceptions, the Issuer will not merge into or consolidate with any Person or sell, assign, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any Person.

     14. Events of Default. Each of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an event of default ("Event of Default"):

          (a) default in the payment of principal of any of the Notes as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and continuance of such default for five Business Days; provided, however, that any failure to make any principal payment under circumstances provided for, and in compliance with paragraph 19 shall not constitute an Event of Default; or

          (b) default in the payment of any interest or Additional Amounts upon any of the Notes as and when the same shall become due and payable, and such default continues for 30 days; or

          (c) any failure to comply with the provisions of the Indenture described in paragraph 13(r) above; or

          (d) any failure to make or consummate an Offer to Redeem in accordance with the provisions of the Indenture or

          (e) any failure to apply the Net Cash Proceeds from an Asset Sale in accordance with the provisions of the Indenture; or

          (f) the Liens incurred for the benefit of Holders of the Notes in connection with the pledge of the Qualified Telecom Personal Indebtedness become or are declared to become invalid or ineffective; or

          (g) any failure to apply Excess Cash to purchase Notes in accordance with the provisions of the Indenture and continuance of such default for five Business Days; or

          (h) any failure on the part of the Issuer to duly observe or perform any of the covenants or agreements of the Issuer in respect of the Notes (other than those referred to in (a) through (g) above) for a period of more than 30 days after the date on which written notice thereof requiring the Issuer to remedy the same shall have been given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes; or

          (i) there occurs with respect to any Indebtedness (including any other Series of Notes) of the Issuer or its Restricted Subsidiaries having a principal amount of U.S.$20 million (or its equivalent in other currencies) or more in the aggregate for all such Indebtedness of all such Persons (a) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (g) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, except (i) for any such default existing within 30 days of the Issuance Date of the Notes under Indebtedness of Telecom Personal or its Subsidiaries Incurred prior to the date of the APE; provided that the Issuer shall be actively seeking a waiver of this default under the Notes or under such Indebtedness and (ii) that this clause (i) shall not apply with respect to the Indebtedness of Nucleo prior to completion of the Nucleo Refinancing; or

          (j) any event or condition shall occur or exist which results in or is reasonably likely to result in the loss or revocation of the license to operate (or a portion thereof) of the Issuer or any of its Restricted Subsidiaries by any governmental authority or court or other person or entity purporting to act under the authority of the government of Argentina, which loss or revocation of license (or a portion thereof) has or could reasonably be expected to have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the Issuer and its Restricted Subsidiaries taken as a whole; or

          (k) there shall have been entered against the Issuer or any of its Restricted Subsidiaries a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value, in excess of U.S.$20 million (or its equivalent in other currencies) and 60 days shall have passed since the entry of the order without it being satisfied, discharged or stayed; or

          (l) the Issuer or any of its Restricted Subsidiaries shall, after the Issuance Date hereof:

               (i) apply for or consent to the appointment of a receiver, trustee, liquidator or the like for itself or of its property,

               (ii) make a general assignment for the benefit of its creditors,

               (iii) admit in writing that it is insolvent or admit in writing its inability to pay its debts generally as they become due,

               (iv)   be adjudicated bankrupt or insolvent,

               (v) (A) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a "concurso preventivo de acreedores," (B) seek approval of its creditors for an "acuerdo preventivo extrajudicial" through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such "acuerdo preventivo extrajudicial," (C) file for court approval of an "acuerdo preventivo extrajudicial" or (D) make a similar court filing seeking to take advantage of any applicable insolvency law, or

               (vi) file any answer admitting the material allegation of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

          (m) after the Issuance Date hereof and without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Issuer or any of its Restricted Subsidiaries: adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, a receiver, liquidator or the like of the Issuer or any of its Restricted Subsidiaries or of all or any asset thereof or other like relief in respect of the Issuer or any of its Restricted Subsidiaries under any applicable bankruptcy or insolvency law, and either

               (i) such proceeding shall not be actively contested by the Issuer or any of its Restricted Subsidiaries in good faith, or

               (ii) any order, judgment or decree shall be entered by any court of competent jurisdiction to effect any of the foregoing; or

          (n) the authorization of the CNV pursuant to Law No. 17,811, as amended, and the rules and regulations of the CNV with respect to the public offering of the Listed Notes shall cease to be in full force and effect; or

          (o) any authorization, consent, approval, license, filing or registration now or hereafter legally necessary to enable the Issuer to perform its obligations under the Notes, or any law, rule or regulation necessary for a holder to enforce the Issuer's obligations under the Notes in accordance with the terms of the Notes, shall be revoked, withdrawn, withheld or modified or shall cease to remain in full force and effect which revocation, modification or cessation would reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under the Notes, or it shall become unlawful for the Issuer to perform its obligations under the Notes or any governmental agency shall contest the legality or validity of any of the Notes in a formal administrative, legislative or judicial proceeding and, in each such case, such revocation, withdrawal, cessation, illegality or invalidity shall be determined to be final and non-appealable; or

          (p) any condemnation, seizure, compulsory purchase or expropriation by any governmental authority or agency of assets of the Issuer or its Restricted Subsidiaries which, in the aggregate, would be likely to have a material adverse effect upon the business and results of operations of the Issuer and its Restricted Subsidiaries taken as a whole; or

          (q) a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Issuer or any of its Restricted Subsidiaries.

     15. Notice of Default. The Issuer will promptly notify the Trustee by facsimile or electronic mail (receipt confirmed telephonically or by electronic mail or by electronic mail receipt) promptly after it becomes aware of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this Section shall be accompanied by a certificate of an Officer of the Issuer setting forth the details of the occurrence referred to therein and stating what action the Issuer proposes to take with respect thereto.

     16. Acceleration. If an Event of Default shall have occurred and is continuing with respect to the [SERIES A NOTES] [SERIES B NOTES], at the direction or request of Holders of not less than 25% in the Dollar Amount of the then outstanding aggregate principal amount of the [SERIES A NOTES] [SERIES B NOTES], respectively, the Trustee shall, by notice in writing to the Issuer declare the principal amount of all such [SERIES A NOTES] [SERIES B NOTES], respectively, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Issuer; provided, that if an Event of Default shall have occurred and be continuing with respect to an individual Series of Notes, such direction or request may be made by the Holders of not less than 25% of the Dollar Amount of the then outstanding aggregate principal amount of the Notes of such individual Series, and the Trustee shall, by notice in writing to the Issuer declare the principal amount of all such Series of Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Issuer.

     After a declaration of acceleration of the Series A Notes or the Series B Notes, or any individual Series of Notes, respectively, but before a judgment or decree of the money due in respect of such Series of Notes has been obtained, Holders of not less than a majority in the Dollar Amount of the then outstanding aggregate principal amount of the Series A Notes or the Series B Notes, or such Series of Notes, respectively, may rescind by written notice to the Trustee an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal and interest and any Additional Amounts on such Notes which have become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     17. Unconditional Right of Noteholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note of any Series to receive payment of the principal of and interest on such Note (including Additional Amounts) on or after the respective due dates expressed in such Note, or to institute suit, including any "accion ejecutiva individual" pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the prior consent of such Holder. To that effect, any beneficial owner of Global Notes will have the right to obtain evidence of its beneficial ownership interest in a Global Notes in accordance with Argentine Decree 677/01, as amended (including for initiating summary proceedings (accion ejecutiva) in the manner provided by the Negotiable Obligations Law), and for such purposes, such beneficial owner will be treated as the owner of that portion of the Global Note which represents its beneficial ownership interest therein.

     18. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; andevery power and remedy given by this Indenture or by law to the Trustee or to Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders. The provisions of this paragraph are subject to section 4.07 of the Indenture, which places certain limitations on suits by Noteholders.

     19. Devaluation Event. (a) Upon a Major Devaluation Event, the Issuer may, at its option, elect to reschedule one principal amortization payment on any or all Series of Notes by written notice to the Trustee on or prior to the Record

Date for such payment. The six-month period following the date of the rescheduled payment is referred to as the "Devaluation Event Cure Period". The Issuer may elect to reschedule the principal amortization payment occurring immediately after the Major Devaluation Event, or the next succeeding scheduled principal payment. In such event, the principal payment selected shall be rescheduled in equal installments over the remaining scheduled principal payments on such Series of Notes due after the Devaluation Event Cure Period. The Issuer may exercise its right to reschedule principal payments with respect to any Series of Notes up to two times, but may not elect to reschedule two consecutive payments.

          (b) The Issuer's right to reschedule any principal payment shall immediately terminate upon the making of any Distribution Payment by the Issuer. In the event that the Issuer makes a Distribution Payment during a Devaluation Event Cure Period, the principal amortization payment deferred will become immediately due and payable, and the original amortization schedule shall be reinstated.

          (c) In addition, during a Devaluation Event Cure Period, the Issuer will not be permitted to (i) Incur any Indebtedness other than Permitted Indebtedness (excluding clauses iv, ix and x of the definition of Permitted Indebtedness) and (ii) make any Investment under clause (xiv) of the definition of Permitted Investment.

     20. Noteholders Meetings. The Indenture contains provisions that govern the convening of meetings or holders of Notes of each series to consider matters affecting their interests, including modifications and amendments to the indenture or the provisions of the Notes of such series, and waiver of future compliance therewith or past default by the issuer.

     21. Notices and Demands on Noteholders. Except as otherwise set forth in the Indenture, all notices regarding the Notes will be deemed to have been duly given to the Holders of the Notes if:

               (i) in writing and mailed, first-class postage prepaid, to each Holder of a Note at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice and any such notice shall be deemed to have been given on the date of such mailing;

               (ii) for so long as applicable Argentine regulations so require, in the case of Argentine Holders upon publication (x) in Buenos Aires in the Bulletin of the Buenos Aires Stock Exchange and/or in the Bulletin of the Mercado Abierto Electronico S.A. (so long as the Notes are listed on the Buenos Aires Stock Exchange and/or on the Mercado Abierto Electronico S.A., as the case may

          be), (y) in a leading newspaper having general circulation in Buenos Aires (which is expected to be La Nacion) and (z) in the Official Gazette of the Republic of Argentina (Boletin Oficial de la Republica Argentina); and

               (iii) for so long as any Series of Notes to which such notice relates are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, upon publication in the English language (x) in a leading newspaper having general circulation in the City of London (which is expected to be the Financial Times) and (y) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if in any such case publication in either the City of London or Luxembourg is not practicable, in one other leading English language daily newspaper with general circulation in Europe, each such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

     Notices will be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the last such publication. In addition, notices will be mailed to Holders of Notes at their registered addresses.

     All notices will be given to the relevant clearing systems for delivery to owners of beneficial interests in the Notes through DTC, Euroclear and Clearstream, Luxembourg.

     In addition, the Issuer shall be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law of Argentina, including, without limitation, those required under the regulations issued by the CNV and the Buenos Aires Stock Exchange.

     For so long as applicable laws and regulations or rules of the relevant stock exchanges so require, the Issuer will give notice of any payment of principal of or interest on the Notes in the publications referred to above as required by such laws and regulations or such stock exchange rules and no later than the relevant payment date. Such notice will specify (i) the date of payment, (ii) the places where payment will be made, (iii) the hours during which such payment will be made, and (iv) whether the payment is with respect to principal or interest and the installment of interest payment, if applicable.

     22. Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to any rules regarding conflicts of laws; provided, however, that all matters relating to the due authorization, execution, issuance and delivery of this Note, the capacity of the Issuer, and matters relating to the legal requirements necessary in order for the Notes to qualify as "negotiable obligations" under Argentine law, shall be governed by the Negotiable Obligations Law and other applicable Argentine laws and regulations.

          (b) The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Indenture or any Note (a "Related Proceeding") may be brought in the Supreme Court of the State of New York, County of New York; or in the United States of America District Court for the Southern District of New York; or in the courts of Argentina that sit in Buenos Aires (collectively, the "Specified Courts"), as the Person bringing such Related Proceeding may elect in its sole discretion. The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding. The agreement made by the Issuer in Section 12.07 of the Indenture with respect to jurisdiction is made solely with respect to Related Proceedings and under no circumstances shall it be interpreted as a general agreement by the Issuer with respect to proceedings unrelated to this Indenture or the Notes.

          (c) The Issuer agrees that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011 (the "Process Agent"), and the Issuer irrevocably appoints the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with offices in New York to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

          (d) The Issuer irrevocably consents to and waives any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court.

          (e) To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, any immunity (sovereign or otherwise) from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States of America), it being understood that, should enforcement against assets of the Issuer be sought in Argentina, courts may refuse to grant such enforcement on the basis that assets of the Issuer are subject to the provision of an essential public service or pursuant to applicable provisions of the Argentine Bankruptcy law. The Issuer agrees that final judgment in any such suit, action or proceeding brought in any Specified Court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided, that service of process is effected upon the Issuer in the manner specified above or as otherwise permitted by law.

          (f) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under a Note in one currency into another currency, the Issuer and the Trustee, on behalf of the Holders, agree, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuer or such Holder, as applicable, could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day which is two Business Days prior to the day on which final judgment is rendered.

          (g) The obligation of the Issuer in respect of any sum payable by it to the Holder of a Note hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture or such Note (the "note currency"), be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the judgment currency, such Holder may in accordance with normal banking procedures purchase the note currency with the judgment currency; if the amount of the note currency so purchased is less than the sum originally due in the note currency the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the note currency so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Issuer such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Issuer failed to pay such Holder any obligations due and payable under the Indenture or such Note, in which case such excess may be applied to such obligations of the Issuer hereunder in accordance with the terms of the Indenture or such Note.

     23. Foreign Exchange Restrictions. In the event of any foreign exchange restriction or prohibition in Argentina, the Issuer shall make any and all payments of any Dollar Note, Euro Note or Yen Note in Dollars, Euro, or Yen respectively (or with respect to Notes denominated in Euro or Yen, in Euro or Yen, respectively) through: (i) purchasing, with Pesos, "Bonos Externos Globales de la Republica Argentina" (Global 2008 Bonds) issued by Argentina and payable in Dollars or any other public or private securities issued in Argentina and denominated in Dollars or Euro or Yen, as applicable, or any other securities (collectively, the "Securities") and selling such instruments outside Argentina for Dollars or Euro or Yen, or (ii) any other legal mechanism for the acquisition of Dollars or Euro or Yen, as applicable, in any exchange market.

     In addition, in the event of any foreign exchange restriction or prohibition in Argentina, any Holder of Notes may elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for Dollars, Euro or Yen in an amount equivalent to the sums due and payable under the Notes. Such payment will discharge and satisfy the Issuer's payment obligations to such Holders on such payment date. In each case all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Issuer.

     This provision shall not alter the provisions set forth in paragraph 19 above with respect to any Major Devaluation Event.

     24. Authentication. This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

     25. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     26. Certain Defined Terms. For all purposes of this Note, except as otherwise provided or unless the context otherwise requires, the terms defined below have the meanings assigned to them and include the plural as well as the singular.

     "Additional Amounts" has the meaning set forth in Paragraph 9 above.

     "Affiliate" means, with respect to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, the power to appoint or remove a majority of the members of the governing body of that Person, or otherwise.

     "AFIP" means Administracion Federal de Ingresos Publicos de Argentina.

     "APE" means the acuerdo preventivo extrajudicial, an out-of-court restructuring agreement governed by Law No. 24,522, as amended, attached to the Solicitation Statement [and approved (homologado) by the Reviewing Court].

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date in the column corresponding to the "Denomination" of the Note:

     [INCLUDE IF SERIES A NOTE]                                      Denomination
                                                     ----------------------------------------------
                                                         Dollar       Euro       Peso         Yen
     Date                                              Notes       Notes      Notes       Notes
     -------------------------------------------     ----------------------------------------------
     Issuance Date through October 15, 2008....        5.53%        4.83%      3.23%      1.93%
     October 16, 2008 through maturity.........        8.00%        6.89 %     3.42%      3.69%

     [INCLUDE IF SERIES B NOTE]

                                                                  Dollar
     Date                                                          Notes
     ----------------------------------------------------------  --------
     Issuance Date through October 15, 2005....................    9.00%
     October 16, 2005 through October 15, 2008.................   10.00%
     October 16, 2008 through maturity.........................   11.00%

     "Arm's-Length Transaction" means a comparable arm's-length transaction with a Person that is not an Affiliate of the Issuer.

     "Asset Sale" means any sale, lease, transfer or other disposition of any assets by the Issuer or any Restricted Subsidiary (other than Telecom Personal or any Subsidiary thereof), including by means of a merger, consolidation or similar transaction or distribution of assets (other than cash or Cash Equivalents or shares in the Issuer) to any Person (each of the above referred to as a "disposition"); provided that the following are not included in the definition of "Asset Sale":

     (1) the disposition by the Issuer or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments and financial investments that are Cash Equivalents or Permitted Investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or (iv) rights granted to others pursuant to leases or licenses;

     (2) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and the disposition of Receivables and Related Assets in a Permitted Receivables Financing;

     (3) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

     (4) a transaction permitted by Section 8.01, including the disposition by the Issuer of all or substantially all of its assets for consideration other than cash;

     (5) any Restricted Payment permitted under Section 3.13 or any Permitted Investment; or

     (6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than U.S.$5 million (or its equivalent in other currencies).

     "Authentication Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities of one of more series.

     "Board Resolution" means any resolution or resolutions of the Board of Directors certified by the Director of Legal Affairs or any Officer of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee with an English translation of the same to be delivered reasonably thereafter.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in Buenos Aires, or on which TARGET System is not operating.

     "Capital Stock" means capital stock or other equity participation, including partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations, but excluding any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations.

     "Cash Equivalents" means

     (1) Dollars, Euro, Pesos, the other official currencies of any member of the European Union or money in other currencies received or acquired in the ordinary course of business,

     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the

          European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities or other sovereign debt obligations (other than those of Argentina) rated "A" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act, in each case with maturities not exceeding one year from the date of acquisition,

     (3) Argentine Government Obligations (including those of the Central Bank) or certificates representing an ownership interest in Argentine Government Obligations (including those of the Central Bank) with maturities not exceeding one year from the date of acquisition,

     (4) (i) demand deposits; (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition,
          (iii) bankers' acceptance with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Argentina or any state thereof.

     (5) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition,
          (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States of America or any state thereof or under the laws of any member state of the European Union, in each case whose short-term debt is rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act,

     (6) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

     (7) commercial paper rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition,

     (8) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (7) above, and

     (9) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

     "Central Bank" means the Central Bank of the Republic of Argentina ("Banco Central de la Republica Argentina").

     "CER" means the Coeficiente de Establizacion de Referencia or the reference stabilization coefficient as calculated by the Central Bank, or any successor thereto, in accordance with the formula set forth in Annex I of Argentine Law No. 25,713. If the CER is abrogated, found to be inapplicable or not published, references to "CER" shall refer to any replacement measure adopted under Argentine law or, in the absence of any such replacement measure, any adjustment that shall be necessary to provide a substantially equivalent rate of return on the Peso Notes in comparison with similar Dollar Notes.

     "Change of Control" means any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (x) Nortel or Sofora (for so long as either of them continue to be held, directly or indirectly, by Telecom Italia and W de Argentina - Inversiones S.L.) or (y) an Eligible Telecommunications Operator, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; provided that any merger or consolidation with, or sale to, an Eligible Telecommunications Operator shall not be considered a "Change of Control."

     "CNV" means the Argentine National Securities Commission ("Comision Nacional de Valores").

     "CONSOB" means the Italian Securities and Exchange Commission ("Comissione Nazionale per la Societa e la Borsa").

     "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes, in accordance with Argentine GAAP, is accounted for by such Person as a consolidated subsidiary.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date hereof at 101 Barclay Street, Floor 21 West, New York, New York 10286.

     "Default" means any event that, with giving of any notice, the passage of time, or both, would be an Event of Default.

     "Definitive Note" means a Note issued in definitive form to a Person other than the Depositary in accordance with Section 2.04 on the Indenture.

     "Depositary" means the depositary of each Global Note, which initially will be DTC, a nominee of DTC or a common depositary for Euroclear and Clearstream, or such other depositary as may be designated with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, and, if at any time there is more than one depositary, "Depositary" as used with respect to the Notes of that Series shall mean the Depositary with respect to the Global Notes of that Series.

     "Devaluation Event Cure Period" has the meaning in paragraph 19 above.

     "Distribution Payment" means (i) the payment by the Issuer of any dividend or other distribution on any Equity Interest in cash or Cash Equivalents and
(ii) the reduction of capital by the Issuer paid with retained earnings or free reserves. For the purpose of determining the amount of any dividend or distribution made in Cash Equivalents, the Dollar Amount of such Cash Equivalents shall be calculated as of three Business Days prior to the record date for such dividend or distribution.

     "Dollar Amount" means, as of any date, (i) with respect to outstanding Dollar Notes, the principal amount of such Dollar Notes, (ii) with respect to outstanding Euro Notes, the Dollar equivalent of the principal amount of such Euro Notes converted at the Dollar Exchange Rate for such date, (iii) with respect to outstanding Yen Notes, the Dollar equivalent of the principal amount of such Yen Notes converted at the Dollar Exchange Rate for such date, and (iv) with respect to outstanding Peso Notes, the Dollar equivalent of the principal amount of such Peso Notes converted at the Dollar Exchange Rate for such date.

     "DTC" means The Depository Trust Company, a New York corporation.

     "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

     "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Event of Default" means any event or condition specified as such in paragraph 14 above.

     "Excess Cash" means, for any given Excess Cash Period, the amount equal to the sum of the following items for the Issuer and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries):

     (1) EBITDA increased by the sum of dividends received and interest income; plus/minus

     (2)  any negative/positive Change in Working Capital; minus

     (3) aggregate amount of net financial expenses paid during such period (excluding deferred charges and financial interest); minus

     (4) all income taxes and other similar taxes paid during such Excess Cash Period; minus

     (5) all scheduled principal and interest payments (including any direct taxes on interest payment) under the New Debt and other Indebtedness of the Issuer permitted under the New Debt paid in cash during such Excess Cash Period using cash generated in such Excess Cash Period; minus

     (6) all Permitted Capital Expenditures paid in cash during such period (other than Permitted Capital Expenditures financed pursuant to item
          (iv) of the definition of Permitted Indebtedness, which are not paid in cash) minus

     (7) the amount of any Permitted Investment made pursuant to the following items of the definition of Permitted Investments paid during such period: items (7) and (14), and item (12) to the extent the acquired obligations were not applied in payments of taxes or other obligations under Argentine law during such period; plus/minus

     (8) any cash collateral required to be released/posted during such period in connection with Hedging Contracts; minus

     (9) 50% of any Regulatory Capital Expenditures paid in cash during such period; minus

     (10) 50% of any Mandatory Investments paid in cash during such period;
          minus

     (11) without duplication, any other cash expenses paid in the period and not included in the calculation of operating income; plus

     (12) an amount equal to any payment of principal made during a Devaluation Event Cure Period on Indebtedness of the Issuer Incurred after the Issuance Date having an original term of three years or more;

     provided, however, that for the initial Excess Cash Period the amount of Excess Cash shall be the greater of (i) the amount of Excess Cash for such period calculated pursuant to the formula set forth above or (ii) the amount (if any) by which the Cash Balance as of the Calculation Date exceeds U.S.$50 million (or its equivalent in other currencies), all as determined in Pesos in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation). In the event Argentine GAAP should require in the future the application of inflation adjustments, Excess Cash shall be calculated using non-inflation adjusted figures.

     For the purposes of determining Excess Cash, to the extent any cash amounts included in items (3) through (12) above are included in the calculation of Change in Working Capital, such amount shall not be duplicated in calculating items (3) through (12) above.

     "Exchange Act" means the United States of America Securities Exchange Act of 1934, as amended.

     "Existing Loans" has the meaning set forth in the recitals hereof.

     "Global Note" means a Note evidencing all or part of a Series of Notes issued to the Depositary for such Series in accordance with Section 2.04 of the Indenture.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder," "Holder of Notes," "Noteholder" or other similar terms means, with respect to any Note, the Person in whose name at the time such Note is registered in the Register.

     "Indebtedness" means, with respect to any Person, without duplication,

     (1)  all obligations of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

     (4) all Attributable Debt under Sale and Leaseback Transactions under which such Person is a lessee;

     (5) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables;

     (6) all sales of Receivables and Related Assets of such Person together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith (except to the extent such sales of Receivables and Related Assets are non-recourse);

     (7)  all obligations of such Person under Hedging Contracts;

     (8)  Disqualified Stock of such Person;

     (9) all Indebtedness of others secured by any Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

     (10) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed.

     The amount of Indebtedness of any Person will be deemed to be:

     (1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

     (2) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;

     (3) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

     (4) with respect to any Hedging Contract, the net amount payable if such Hedging Contract terminated at that time due to default by such Person;

     (5) with respect to any sale of Receivables and Related Assets, the amount of the unrecovered capital or principal investment of the purchase (other than the Issuer or a wholly owned Restricted Subsidiary of the Issuer) thereof, excluding amounts representative of yield or interest earned on such investment; and

     (6)  otherwise, the outstanding principal amount thereof.

     The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

     "Interest Payment Date" means April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

     "Issuance Date" means the date of issuance and delivery of the Notes.

     "Leverage Ratio" means, as of any date of determination, the ratio of (i) total outstanding Indebtedness as of such date (calculated without giving effect to the discount to net present value applied to restructured debt under Argentine GAAP pursuant to Technical Resolution no. 17 of the CPCECABA or any similar standard then in effect), to (ii) EBITDA for the most recently completed period of four consecutive fiscal quarters, in each case for the Issuer and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) on a consolidated basis as prepared in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation).

     "Leverage Ratio Adjustment Event" means (i) the making of a Distribution Payment by the Issuer or (ii) the incurrence of any capital expenditure in excess of the Permitted Capital Expenditures using funds from the Reserve Account or (iii) the making of a Mandatory Investment using funds from the Reserve Account.

     "Lien" means, with respect to any asset, any mortgage, assignment, security interest, pledge, lien, encumbrance, trust, or any preferential arrangement having the practical effect of constituting a security interest with respect to such asset.

     "Listed Notes" has the meaning set forth in the recitals hereof.

     "Major Asset Sale" means (i) any sale by the Issuer of Equity Interests of Telecom Personal held by the Issuer on the Issuance Date or Equity Interests of any Operating Subsidiary of the Issuer (other than Telecom Personal or any Subsidiary thereof) or (ii) any sale by the Issuer of Qualified Telecom Personal Indebtedness or (iii) any disposition by the Issuer or any Operating Subsidiary (other than Telecom Personal or any Subsidiary thereof) of all or substantially all of its assets for cash.

     "Major Devaluation Event" means any act or series of acts taken by the government of Argentina, general market conditions or any other event which results in real devaluation of the Peso of 25% or more in any period of six consecutive months after the Issuance Date as compared to January 1, 2004. The calculation of the real devaluation of the Peso will be based on the average of the United States Consumer Price Index and the Argentine Consumer Price Index for the relevant six month period (based on the last business day of each month during such period).

     "Mandatory Prepayment Date" means the next April 15 or October 15, respectively, after a Calculation Date.

     "Market Purchase" means the purchase of any Notes available for sale in the secondary market through broker-dealers or similar intermediaries at a price lower than the principal amount thereof; provided that any Notes so purchased shall be surrendered promptly to the Trustee for cancellation.

     "Negotiable Obligations Law" means the Negotiable Obligations Law of Argentina, Law No. 23,576, as amended.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash and (ii) proceeds from the conversion of other consideration received when converted to cash), net of, without duplication,

     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including, without limitation, reasonable fees and expenses of counsel, accountants, currency exchange agents and investment bankers;

     (2) provisions for taxes and all other governmental charges and claims of any nature whatsoever payable as result of such Asset Sale;

     (3) payments required to be made as a result of such Asset Sale or to repay Indebtedness at the time of such Asset Sale that is secured by a Lien on the property or assets sold or is required to be repaid out of the proceeds of such Asset Sale; and

     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     "Net Debt Proceeds" means with respect to Incurrence by the Issuer of any Indebtedness after the Issuance Date (excluding Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions), except to the extent that such Indebtedness does not result in cash proceeds, the aggregate net proceeds received in cash, after the payment of reasonable expenses, commissions and the like incurred in connection therewith.

     "New Debt" means the Notes and the New Loans.

     "New Loans" means new loans pursuant to Section 12.13 of the Indenture.

     "Note Payment" means the payment of the Outstanding Series A Notes and Series B Notes, together with accrued interest, if any, to the date fixed for payment and any Additional Amounts, which payment shall be applied to the remaining installments of the Notes in direct order of maturity, with such payment being made pro rata among the Notes based on the next remaining scheduled amortization payments; provided that any such payment made during a Devaluation Event Cure Period will be paid to Holders of Notes pro rata.

     "Offer to Redeem" means an offer by the Issuer to redeem Notes as required by paragraph 8(f).

     "Officers' Certificate" means a certificate signed by any two Officers of the Issuer.

     "Optional Redemption" means the redemption at the option of the Issuer, without payment of any premium or penalty, in whole or in part, at any time after the Issuance Date and prior to the maturity date specified in the terms of the Notes at the redemption price equal to 100% of the Outstanding principal amount thereof (adjusted to take into account any prepayments or repurchases), together with accrued interest, if any, to the date fixed for redemption and any Additional Amounts.

     "Outstanding" when used with reference to Notes, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

     (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (2) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Notes (if the Issuer shall act as its own paying agent); provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, written notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (3) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.11 of the Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

     "Paying Agent" means a paying agent with respect to any Series of Notes appointed by the Issuer under Indenture.

     "Permitted Business" means any business conducted by the Issuer or its Subsidiaries as of the Issuance Date, and any business providing telecommunications services or any business reasonably related, incidental, complementary or ancillary thereto.

     "Permitted Capital Expenditures" means the following expenditure by the Issuer or any Restricted Subsidiary (excluding Telecom Personal and any Subsidiary thereof) for investment in the business of the Issuer or any Restricted Subsidiary (other than Telecom Personal and any Subsidiary thereof):

     (1) (a) for the fiscal years 2004 through 2011, the greater of (i) 15% of Net Revenues for the prior fiscal year and (ii) U.S.$75 million (or its equivalent in other currencies) for fiscal year 2004, U.S.$110 million (or its equivalent in other currencies) for fiscal year 2005, U.S.$170 million (or its equivalent in other currencies) for fiscal year 2006, U.S.$185 million (or its equivalent in other currencies) for fiscal year 2007, U.S.$160 million (or its equivalent in other currencies) for each of fiscal years 2008 and 2009, U.S.$155 million (or its equivalent in other currencies) for each of fiscal years 2010 and 2011, respectively, and (b) for the fiscal year 2012 and thereafter, 15% of Net Revenues for the prior fiscal year ("Scheduled Permitted Capital Expenditures"), plus

     (2) for any fiscal year, the amount (if any) by which (i) the aggregate amount of Permitted Capital Expenditures for the immediately preceding fiscal year exceeds (ii) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the Issuer's most recently completed fiscal quarter ("Carry-over Amount"); provided that for any fiscal year, the maximum Carry-over Amount shall be the amount of Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

     (3)  50% of any Regulatory Capital Expenditures.

     Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Permitted Capital Expenditures shall be reduced to 50% of the Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in Permitted Capital Expenditures shall be applied to increase the Permitted Capital Expenditures for the succeeding twelve month period equally over such period.

     "Permitted Indebtedness" means

     (i)     Indebtedness outstanding on the Issuance Date;

     (ii) Indebtedness issued pursuant to the APE (including the Notes) and Telecom Personal Debt;

     (iii) Indebtedness of the Issuer or any of its Restricted Subsidiaries constituting Permitted Refinancing Indebtedness;

     (iv) Indebtedness of the Issuer, which may include Capital Leases, Incurred for purposes of financing Permitted Capital Expenditures; provided that the principal amount of any Indebtedness Incurred pursuant to this Section 3.12 may not exceed U.S.$50 million (or its equivalent in other currencies) at any time outstanding;

     (v) Hedging Contracts of the Issuer relating to Indebtedness permitted under this Indenture;

     (vi) Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit supporting performance bonds;

     (vii) Indebtedness of the Issuer or any of its Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) so long as such Indebtedness continues to be owed to the Issuer or a Restricted Subsidiary (other than Telecom Personal and its Subsidiaries) and which, if the obligor is the Issuer, is subordinated in right of payment to the Notes;

     (viii) Indebtedness of Telecom Personal or any of its Subsidiaries that is permitted under the Telecom Personal Debt;

     (ix) Up to an aggregate of U.S.$30 million (or its equivalent in other currencies) of Attributable Debt under Sale and Leaseback Transactions Incurred by the Issuer during the term of the Notes; and

     (x) Indebtedness of the Issuer Incurred on or after the Issuance Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed U.S.$60 million (or its equivalent in other currencies); provided that such Indebtedness is Incurred for purposes relating to the operation of the business of the Issuer or any of the Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries), including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase or Optional Redemption transactions or Note Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital.

     "Permitted Investment" means:

     (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer (other than Telecom Personal) that is engaged in a Permitted Business;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if as a result of such Investment,

          (A) such Person becomes a Restricted Subsidiary of the Issuer engaged in a Permitted Business, or

          (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary engaged in a Permitted Business;

     (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with paragraph 13(g) above or received as non-cash consideration in a refinancing of an existing Investment;

     (5) any Investment acquired solely in exchange for Qualified Equity Interests in the Issuer;

     (6)  Hedging Contracts otherwise permitted under this Indenture;

     (7)  the following Investments in Telecom Personal:

          (A) up to an aggregate of U.S.$150 million (or its equivalent in other currencies) of Investments in Telecom Personal during the term of the New Debt; provided that, if at any time the Issuer's direct or indirect ownership interest in Telecom Personal falls below 90%, the amount of Investments permitted under this clause shall be reduced to the following levels: (i) if the Issuer's ownership interest is less than 90% but equal to or more than 85%, U.S.$100 million (or its equivalent in other currencies);
               (ii) if the Issuer's
               ownership interest is less than 85% but equal to or more than 80%, U.S.$50 million (or its equivalent in other currencies); and
               (iii) if the Issuer's ownership interest is less than 80%, zero, it being understood that any Investment permitted under this clause at the time the Investment is made will remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; and

          (B) any Investment in Telecom Personal made with dividends received from Telecom Personal in accordance with paragraph 13(n) above;

     (8) Investments in a Securitization Subsidiary in connection with a Permitted Receivables Financing, which Investment consists of the transfer of Receivables and Related Assets;

     (9)  any Mandatory Investments;

     (10) (i) receivables owing to the Issuer or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business, (ii) Hedging Contracts and any Cash Equivalents or other cash management investments or liquid or portfolio securities pledged on collateral pursuant to Hedging Contracts, (iii) endorsements for collection or deposit in the ordinary course of business, (iv) securities, instruments or other obligations (and related Hedging Contracts) received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, and (v) securities, instruments or other obligations received in the ordinary course of business and related Hedging Contracts received in connection with mandatory or voluntary exchange offers set up by the federal, provincial or municipal government of Argentina;

     (11) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

     (12) national, provincial or other Argentine Government Obligations acquired in the ordinary course of business, which obligations can be applied in payment of taxes or other obligations under Argentine law;

     (13) any Investment by Telecom Personal permitted under the Telecom Personal Debt; and

     in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed U.S.$30 million (or its equivalent in other currencies) (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issuance Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization not to exceed the amount of such Investments in such Person made after the Issuance Date in reliance on this clause); provided that the U.S.$30 million amount of Permitted Investments under this clause will be reduced by 50% of any Mandatory Investment made by the Issuer or any Restricted Subsidiary (other than such Mandatory Investments funded out of the Reserve Account); it being understood that any Investment permitted under this clause at the time the Investment is made will remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; provided further that the U.S.$30 million amount of Permitted Investments under this clause may not be used to repurchase Notes or any Indebtedness of any Subsidiary of the Issuer.

     "Permitted Lien" means

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in conformity with generally accepted accounting principles applicable to the primary financial statements of the Issuer or such Restricted Subsidiary;

     (b) Liens incurred in the ordinary course of business on all or part of any assets to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof;

     (c) Liens arising in the ordinary course of business which do not secure Indebtedness and are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workers' compensation or other insurance or obligations arising from other social security laws; and (iii) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (f) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the Issuer and its Subsidiaries' business;

     (g) Liens on property at the time the Issuer or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person; provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;

     (h) escrow deposits, trusts or similar accounts for the payment of debt service obligations under the Notes; provided that such payments are applied to scheduled payments of principal and interest in direct order of maturity;

     (i) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Contracts;

     (j) Liens securing obligations under Hedging Contracts so long as such Hedging Contracts relate to Indebtedness that is permitted under this Indenture;

     (k) Liens on accounts receivable and related assets and proceeds therefrom arising in connection with a Permitted Receivables Financing;

     (l)  any interest or title of a lessor under any Capital Lease;

     (m) Liens securing Indebtedness in an aggregate principal amount not in excess of U.S.$20 million (or its equivalent in other currencies) at any time outstanding;

     (n) Liens in existence on the Issuance Date and any renewals or extensions thereof, so long as (i) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (ii) the principal amount of the Indebtedness secured by such Lien is not increased; and

     (o) Liens required under this Indenture or permitted or required under the Telecom Personal Debt.

     "Person" means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Personal Asset Tax" has the meaning ascribed to it in the Solicitation Statement.

         "Process Agent" has the meaning set forth in paragraph 22(c) above.

         "Qualified Telecom Personal Indebtedness" has the meaning assigned under Section 3.13 of the Indenture.

         "Record Date" means the end of business on the fifteenth day preceding an Interest Payment Date whether or not such date is a Business Day; provided that in the event the first Interest Payment Date occurs less than 15 days after the Issuance Date, the Record Date shall mean the date on or prior to the Issuance Date which shall be specified by the Issuer.

         "Register" means the record of all Notes of each Series.

         "Registrar" means the Person appointed to act as registrar.

         "Regulation S Global Note" means any Global Note that represents, in whole or in part, a Series of Notes distributed pursuant to Regulation S and that bears the Restricted Legend.

         "Regulation S Note" means any Note distributed pursuant to Regulation S and that bears the Restricted Legend.

         "Regulatory Capital Expenditures" means any capital expenditure made by the Issuer or any of its Restricted Subsidiaries in order to comply with applicable laws and regulations.

         "Related Proceeding" has the meaning set forth in paragraph 22(b) above.

         "Reserve Account" has the meaning set forth in paragraph 13(q) above.

         "Reserved Excess Cash" has the meaning set forth in paragraph 8(b)(ii) above.

         "Restricted Legend" means the legend set forth on Exhibit C hereto.

         "Restricted Payments" means the actions described in the following clauses: (i) purchase any Equity Interests of the Issuer; (ii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness except scheduled payments of interest or principal; or (iii) make any Investments other than Permitted Investments.

         "Restricted Period" means, with respect to any Series of Notes distributed pursuant to Regulation S, the period beginning on the date of the original issuance of such Series of Notes and ending 40 days thereafter.

         "Restricted Subsidiary" means any direct or indirect Subsidiary of the Issuer, other than an Unrestricted Subsidiary.

         "Sale and Leaseback Transaction" means, with respect to the Issuer or any Restricted Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Issuer and one or more Restricted Subsidiaries or between or among any two or more Restricted Subsidiaries) pursuant to which the Issuer or any Restricted Subsidiary sells or transfers any property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor and which transaction or series of transactions is accounted for as a Capital Lease.

         "Securities Act" means the United States of America Securities Act of 1933, as amended.

         "Series" means a series of Notes pursuant to this Indenture.

         "Series A Notes" mean the Series A Listed Notes and Series A Unlisted Notes.

         "Series B Notes" mean the Series B Listed Notes and Series B Unlisted Notes.

         "Specified Courts" has the meaning set forth in paragraph 21(b) above.

         "Telecom Personal" means Telecom Personal S.A.

         "Telecom Personal Debt" means new debt instruments entered into by Telecom Personal in connection with its debt restructuring and any refinancings thereof.

         "Telecom Personal Permitted Capital Expenditures" means the following expenditures by Telecom Personal or any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof) for investment in the business of Telecom Personal and any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof):

         (14) (a) for the fiscal years 2004 through 2011, the greater of (i) 50% of Telecom Personal EBITDA for the prior fiscal year and (ii) U.S.$85 million (or its equivalent in other currencies) for each of fiscal year 2004 and 2005, U.S.$80 million (or its equivalent in other currencies) for each of fiscal year 2006 through 2009, U.S.$85 million (or its equivalent in other currencies) for fiscal year 2010,

              U.S.$90 million (or its equivalent in other currencies) for fiscal year 2011 and (b) for the fiscal year 2012 and thereafter, 50% of Telecom Personal EBITDA for the prior fiscal year ("Telecom Personal Scheduled Permitted Capital Expenditures"), plus

         (15) for any fiscal year, the amount (if any) by which (i) the aggregate amount of Telecom Personal Permitted Capital Expenditures for the immediately preceding fiscal year exceeds
              (ii) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the most recently completed fiscal quarter of Telecom Personal ("Telecom Personal Carry-over Amount"); provided that for any fiscal year, the maximum amount of the Telecom Personal Carry-over Amount shall be the amount of Telecom Personal Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

         (16) 50% of capital expenditures that are required by applicable laws or regulations.

         Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Telecom Personal Permitted Capital Expenditures shall be reduced to 50% of the Telecom Personal Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in the Telecom Personal Permitted Capital Expenditures shall be applied to increase the Telecom Personal Permitted Capital Expenditures for the succeeding twelve month period.

         "Tranches" means tranches of Series A Notes.

         "Transfer Agent" means a transfer agent with respect to any Series of Notes appointed by the Issuer.

         "Trustee" means the Person identified as the "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, "Trustee" as used with respect to the Notes of any Series shall mean the trustee with respect to the Notes of such Series.

         "Unlisted Notes" has the meaning set forth in the recitals hereof.

         "Unrestricted Global Note" means any Global Note which does not bear the Restricted Legend.

         "Unrestricted Note" means any Note which does not bear the Restricted Legend.

         "Voluntary Reduction of Capital" means any reduction of capital or optional revaluation of assets undertaken by the Issuer, other than (i) any such action that is required by applicable laws or regulations, including accounting regulations applicable to publicly listed companies in Argentina and (ii) any such reduction of capital paid with retained earnings or free reserves.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person

                                                                       EXHIBIT C

                               [RESTRICTED LEGEND]

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                       EXHIBIT D

                           [REGULATION S CERTIFICATE]

To:  The Bank of New York, as Trustee (the "Trustee")

Re: Series [A][B] [LISTED][UNLISTED] Notes (the "Notes") denominated in [Dollars][Euro][Pesos][Yen] issued under the Indenture (the "Indenture") dated as of . between Telecom Argentina S.A. (the "Issuer") and the Trustee

Ladies and Gentlemen:

     Terms are used in this Certificate as used in Regulation S ("Regulation S") under the United States of America Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

     [CHECK A OR B AS APPLICABLE.]

     [_] A. This Certificate relates to our proposed transfer of ____ principal amount of the Notes issued under the Indenture. We hereby certify as follows:

     1. The offer and sale of the Notes was not and will not be made to a person in the United States of America (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

     2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States of America.

     3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States of America with respect to the Notes.

     4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

     [_] B. This Certificate relates to our proposed exchange of ____ principal amount of the Notes issued under the Indenture for an equal principal amount of the Notes to be held by us. We hereby certify as follows:

     1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States of America or (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

     2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States of America or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States of America.

     3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               [NAME OF SELLER (FOR
                                               TRANSFERS) OR OWNER (FOR
                                               EXCHANGES)]
                                               By: _____________________________
                                                   Name:
                                                   Title:
                                                   Address:

Date:____________

                                                                       EXHIBIT E

                            [FORM OF LOAN AGREEMENT]

                                   dated as of

                             [               ], 2004
                              ---------------

                                     between

                             TELECOM ARGENTINA S.A.,
                                  as Borrower,

                                       and

                    the Lender from time to time party hereto

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                   Definitions

Section 1.01. Defined Terms..............................................     2
Section 1.02. Interpretation.............................................    28

                                    ARTICLE 2
                       Amount And Terms Of Loan; Payments

Section 2.01. Loan.......................................................    29
Section 2.02. Scheduled Payment Terms....................................    29
Section 2.03. [CER Adjustment of the Loan ...............................    29
Section 2.04. Optional Prepayments and Purchases.........................    30
Section 2.05. Optional Prepayments for Taxation Reasons..................    30
Section 2.06. Mandatory Prepayments with Excess Cash.....................    31
Section 2.07. Offer to Prepay upon a Change of Control...................    35
Section 2.08. Foreign Exchange Restrictions..............................    36
Section 2.09. Taxation...................................................    37
Section 2.10. Change in Increased Costs and Taxes upon an Assignment or
                 Change in Lending Office................................    40
Section 2.11. Devaluation Event..........................................    41
Section 2.12. Prepayments and Purchases of the New Debt..................    41

                                    ARTICLE 3
                            Covenants of the Borrower

Section 3.01. Ranking of the Loan........................................    41
Section 3.02. Limitation on Liens........................................    42
Section 3.03. Limitation on Indebtedness.................................    44
Section 3.04. Limitation on Use of Proceeds of Incurrence of
                 Indebtedness............................................    45
Section 3.05. Limitation on Asset Sales..................................    45
Section 3.06. Limitations on Sale and Leaseback Transactions.............    46
Section 3.07. Limitation on Transactions with Shareholders and
                 Affiliates..............................................    47
Section 3.08. Limitation on Capital Expenditures.........................    48
Section 3.09. Limitation on Restricted Payments..........................    48
Section 3.10. Limitations on Payment Restrictions affecting Restricted
                 Subsidiaries............................................    50
Section 3.11. Limitation on Issuance of Equity Interests of Telecom
                 Personal................................................    51
Section 3.12. Restriction on Voluntary Capital Reduction.................    51
Section 3.13. Reinvestment Of Dividends Paid By Telecom Personal.........    51
Section 3.14. Reports by the Borrower....................................    51
Section 3.15. Notice of Default..........................................    53

Section 3.16. Maintenance of Existence...................................    53
Section 3.17. Line of Business...........................................    53
Section 3.18. Redemption of Loan upon a Change of Control................    53
Section 3.19. Designation of Restricted and Unrestricted Subsidiaries....    53
Section 3.20. Limitations on Mergers, Consolidations, Sales and
                 Conveyances.............................................    55
Section 3.21. Limitation of Applicability of Certain Covenants...........    56
Section 3.22. Reserve Account............................................    57

                                    ARTICLE 4
                                Events of Default

Section 4.01. Events of Default..........................................    58

                                    ARTICLE 5
                                  Miscellaneous

Section 5.01. Amendments and Waivers.....................................    62
Section 5.02. No Waiver; Cumulative Remedies.............................    63
Section 5.03. Confidentiality............................................    63
Section 5.04. No Liability of Directors, Officers, Employees,
                 Incorporators, Members and Stockholders.................    64
Section 5.05. Notices....................................................    64
Section 5.06. Successors and Assigns; Assignments........................    64
Section 5.07. Counterparts...............................................    66
Section 5.08. Severability...............................................    66
Section 5.09. Governing Law..............................................    66
Section 5.10. Submission to Jurisdiction; Judgment Currency; Waiver of
                 Immunities; Waiver of Jury Trial........................    66
Section 5.11. Entire Agreement/Construction of the Agreement and
                 Indenture...............................................    69

SCHEDULES

Schedule I    Lender and Lending Office; Initial Amount of Loan
Schedule 2.02 Terms of Loan
A. Terms of Series A Loan
B. Terms of Series B Loan

Schedule 5.07 Notice Information

EXHIBITS

Exhibit A     Form of Note
Exhibit B     Form of Acknowledgment of Debt
Exhibit C     Form of Assignment and Acceptance

     LOAN AGREEMENT dated as of [           ], 2004 (the "Agreement") between
                                 -------- --
TELECOM ARGENTINA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Borrower"), and the Lender from time to time party hereto.

                                    RECITALS

     WHEREAS, pursuant to a Solicitation Statement dated   , 2004 (the
                                                         --
"Solicitation Statement") the Borrower has solicited from the holders of outstanding Series C Medium Term Notes due 2002 (ISIN No. US879273AE01, CUSIP No. 879273AE0), Series E Medium Term Notes Due 2005 (ISIN No. XS0076226942), Series 1 Medium Term Notes Due 2003 (ISIN No. XS0109260686), Series 2 Medium Term Notes Due 2004 (ISIN No. XS0131485624), Series I Medium Term Notes Due 2004 (ISIN No. XS0096148779), Series K Medium Term Notes Due 2002 (ISIN No. XS0099123712), Series F Medium Term Notes Due 2007 (ISIN No. XS0076689024) and Series H Medium Term Notes Due 2008 (ISIN No. XS0084707313) (collectively, the "Existing Notes") and from holders of the equivalent of approximately U.S.$876 million principal amount of other unsecured, unsubordinated financial indebtedness (collectively, the "Existing Loans" and together with the Existing Notes, the "Existing Debt"), powers of attorney to, among other things, execute on their behalf an acuerdo preventivo extrajudicial, or APE, under Argentine Law No. 24,522, as amended (the "Argentine Bankruptcy Law") or commitments to execute the APE;

     WHEREAS, the APE has been executed and delivered by the Borrower and by or on behalf of holders of Existing Debt in accordance with the Argentine Bankruptcy Law;

     [WHEREAS, the commercial court of the City of Buenos Aires, Argentina, to which the APE was submitted after its execution and delivery as aforesaid (the "Reviewing Court") has endorsed ("homologado" ) the APE (the "Court Approval");

     WHEREAS, the Court Approval has become final and no further appeal may be taken from the Court Approval or objection made to the APE;]

     WHEREAS, pursuant to the APE, the New Notes (as defined below) have been
issued under the indenture dated [     ], 2004 (the "Indenture") between the
                                  -----
Borrower and The Bank of New York, as trustee (the "Trustee"), to give effect to the novation of the Existing Debt;

     WHEREAS, the Indenture contemplates that holders of the New Notes may, on the terms and conditions provided therein, receive new loans, including the Loan (as defined below) entered hereunder (the "New Loans"), in exchange for all, but not a portion, of the New Notes issued to them pursuant to the APE, such New Loans comprising loans due 2014 the terms of which are included in

Schedule 2.02(a) hereto (the "Series A Loans") and loans due 2011 the terms of which are included in Schedule 2.02(b) hereto (the "Series B Loans");

     WHEREAS, the Lender (as defined below) and the Borrower have agreed to enter into a loan on the terms and conditions set forth in this Agreement in exchange for Series [ ] Notes issued pursuant to the APE;

     WHEREAS, the Lender has delivered to the Borrower its New Notes in consideration for the issuance of this Loan; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in the APE and this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   Definitions

     Section 1.01. Defined Terms. As used in this Agreement (including, to the extent not otherwise defined therein, in the Schedules and Exhibits hereto), the following terms shall have the following meanings:

     "Acknowledgement of Debt" has the meaning assigned to such term in Section 2.01(c) of Schedule 2.02 to this Agreement.

     "Additional Amounts" has the meaning assigned to such term in Section 2.09(a).

     "Affiliate" means, with respect to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, the power to appoint or remove a majority of the members of the governing body of that Person or otherwise.

     "AFIP" means Administracion Federal de Ingresos Publicos.

     "Agreement" has the meaning assigned to such term in the introductory paragraph hereto.

     "Agreement Currency" has the meaning assigned to such term in Section 5.10.

     "APE" means the acuerdo preventivo extrajudicial, an out-of-court restructuring agreement governed by Law No. 24,522, [and approved (homologado) by the Reviewing Court].

     "Argentina" means the Republic of Argentina.

     "Argentine Bankruptcy Law" has the meaning assigned to such term in the recitals of this Agreement.

     "Argentine GAAP" means generally accepted accounting principles in Argentina in accordance with accounting principles adopted by the Professional Council in Economic Sciences of the Autonomous City of Buenos Aires, or CPCECABA, and in accordance with the accounting regulations adopted by the CNV applicable to all public companies in Argentina. As used herein, any reference to Argentine GAAP relating to calculation of consolidated financial information for the Borrower and its Subsidiaries (excluding Telecom Personal and its Subsidiaries) shall mean conformity to such principles except for the elimination of Telecom Personal and its Subsidiaries in consolidation. In the event Argentine GAAP should require in the future the application of inflation adjustments, calculations made hereunder shall be made using non-inflation adjusted figures.

     "Argentine Government Obligations" means obligations issued or directly and fully guaranteed or insured by the Republic of Argentina or by any agent or instrumentality thereof; provided that the full faith and credit of Argentina is pledged in support thereof.

     "Arm's-Length Transaction" has the meaning assigned to such term under
Section 3.07.

     "Asset Sale" means any sale, lease, transfer or other disposition of any assets by the Borrower or any Restricted Subsidiary (other than Telecom Personal or any Subsidiary thereof), including by means of a merger, consolidation or similar transaction or distribution of assets (other than cash or Cash Equivalents or shares in the Borrower) to any Person (each of the above referred to as a "disposition"); provided that the following are not included in the definition of "Asset Sale":

     (1) the disposition by the Borrower or any Restricted Subsidiary in the ordinary course of business of (a) cash and cash management investments and financial investments that are Cash Equivalents or Permitted Investments, (b) inventory and other assets acquired and held for resale in the ordinary course of business, (c) damaged, worn out or obsolete assets or (d) rights granted to others pursuant to leases or licenses;

     (2) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and the disposition of Receivables and Related Assets in a Permitted Receivables Financing;

     (3) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

     (4) a transaction permitted by Section 3.20, including the disposition by the Borrower of all or substantially all of its assets for consideration other than cash;

     (5) any Restricted Payment permitted under Section 3.09 or any Permitted Investment; or

     (6) any disposition in a transaction or series of related transactions of assets with a fair market value of less than U.S.$5 million (or its equivalent in other currencies).

     "Assigning Lender" has the meaning assigned to such term in Section 2.10.

     "Assignment and Acceptance" means an assignment and acceptance entered into by the Lender and an assignee, and delivered to the Borrower, in substantially the form of Exhibit C hereto.

     "Attributable Debt" means, with respect to any lease that is the subject of any Sale and Leaseback Transaction, at the date of determination, the present value, discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate borne by the New Debt then outstanding), compounded annually, of the total net amount of rent required to be paid under such lease during the remaining term thereof, including renewal terms at the option of the lessor (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents).

     "Board of Directors" means the board of directors of the Borrower.

     "Borrower" has the meaning assigned to such term in the introductory paragraph hereto.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in Buenos Aires, or on which TARGET System is not operating.

     "Calculation Date" has the meaning assigned to such term in Section 2.06.

     "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with Argentine GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capital Stock" means capital stock or other equity participation, including partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations, but excluding any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations.

     "Cash Balance" means, as of any Calculation Date, the closing amount of cash and Cash Equivalents as shown on the consolidated cash flow statement for the Borrower and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) prepared in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation) and including any amounts in the Reserve Account as of such date that the Borrower is entitled to withdraw and use for its own account.

     "Cash Equivalents" means

     (1) U.S. Dollars, Euro, Pesos, the other official currencies of any member of the European Union or money in other currencies received or acquired in the ordinary course of business,

     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations, or securities issued directly and fully guaranteed or insured by any member of the European Union, or any agency or instrumentality thereof (provided that the full faith and credit of such member is pledged in support of those securities or other sovereign debt obligations (other than those of Argentina) rated "A" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act, in each case with maturities not exceeding one year from the date of acquisition,

     (3) Argentine Government Obligations (including those of the Central Bank) or certificates representing an ownership interest in Argentine Government Obligations (including those of the Central Bank) with maturities not exceeding one year from the date of acquisition,

     (4) (a) demand deposits; (b) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (c) bankers' acceptance with maturities not exceeding one year from the date of acquisition, and (d) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Argentina or any state thereof,

     (5) (a) demand deposits, (b) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (c) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (d) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, in each case whose short-term debt is rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act,

     (6) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above,

     (7) commercial paper rated "A-2" or higher or such similar equivalent or higher rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition,

     (8) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (7) above, and

     (9) substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

     "Central Bank" means the Central Bank of the Republic of Argentina ("Banco Central de la Republica Argentina").

     "CER" means the Coeficiente de Estabilizacion de Referencia or the reference stabilization coefficient as calculated by the Central Bank, or any successor thereto, in accordance with the formula set forth in Annex I of Argentine Law No. 25,713. If the CER is abrogated, found to be inapplicable or not published, references to "CER" shall refer to any replacement measure adopted under the laws of Argentina or, in the absence of any such replacement measure, any adjustment that shall be necessary to provide a substantially equivalent rate of return on Peso Loans in comparison with similar Dollar Loans.

     "Change in Working Capital" means, for any Excess Cash Period, the lesser of (a) the amount equal to the Working Capital as of the end of such period minus the Working Capital at the beginning of such period and (b) 5% of the revenues of the Borrower and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) for the last four consecutive fiscal quarters ending on such date.

     "Change of Control" means any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than (a) Nortel or Sofora (for so long as either of them continue to be held, directly or indirectly, by Telecom Italia and W de Argentina - Inversiones S.L.) or (b) an Eligible Telecommunications Operator, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower; provided that any merger or consolidation with, or sale to, an Eligible Telecommunications Operator shall not be considered a "Change of Control."

     "CNV" means the Argentine National Securities Commission (Comision Nacional de Valores).

     "Commission" means the United States of America Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

     "Confidential Information" means all non public information furnished to the Lender, by or on behalf of the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.

     "Consolidated Net Worth" means, as of any date of determination, the shareholders' equity of the Borrower and its Restricted Subsidiaries or of the surviving entity (as such term is used under Section 3.20), as applicable.

     "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes, in accordance with Argentine GAAP, is accounted for by such Person as a consolidated subsidiary.

     "Court Approval" has the meaning assigned to such term in the recitals of this Agreement.

     "Debt Payment" means the payment of the outstanding New Debt, together with accrued interest, if any, to the date fixed for payment and any Additional Amounts, which payment shall be applied to the remaining scheduled amortization payments of the New Debt in direct order of maturity, with such payment being made pro rata among the New Debt based on the next remaining scheduled amortization payments; provided that any such payment made during a Devaluation Event Cure Period shall be paid to holders of New Debt pro rata.

     "Default" means any event that, with giving of any notice, the passage of time, or both, would be an Event of Default.

     "Devaluation Event Cure Period" has the meaning assigned to such term under
Section 2.11.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, carries the right to any mandatory dividend or distribution payment (other than a right that is expressly subject to compliance by the Borrower with its obligations under the Agreement), matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Loan.

     "Distribution Payment" means (a) the payment by the Borrower of any dividend or other distribution on any Equity Interest in cash or Cash Equivalents and (b) the reduction of capital by the Borrower paid with retained earnings or free reserves. For the purpose of determining the amount of any dividend payment or distribution made in Cash Equivalents, the U.S. Dollar Amount of such Cash Equivalents shall be calculated as of three Business Days prior to the record date for the Related Series of Notes for such dividend payment or distribution.

     "Dollar Loan" means any New Loan denominated in U.S. Dollars.

     "EBITDA" means, for any period, the operating profit/loss for the Borrower and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) on a consolidated basis for such period plus without duplication and to the extent deducted in determining such operating profit/loss, the sum of
(a) amortization of intangible assets for such period and (b) depreciation of fixed assets for such period.

     "Eligible Telecommunications Operator" means Telecom Italia or any internationally recognized telecommunications operator that meets the requirements of the Pliego de Bases y Condiciones approved by Argentine Decree No. 62/90, as amended, and that has a long-term debt rating that is Investment Grade.

     "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

     "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity.

     "Euro" or "(euro)" means the single lawful currency of the member states of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

     "Euro Loan" means any New Loan denominated in Euro.

     "Event of Default" has the meaning assigned to such term under Section
4.01.

     "Excess Cash" means, for any Excess Cash Period, the amount equal to the sum of the following items for the Borrower and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries):

     (1) EBITDA increased by the sum of dividends received and interest income; plus/minus

     (2)  any negative/positive Change in Working Capital; minus

     (3) aggregate amount of net financial expenses paid during such period (excluding deferred charges and financial interest); minus

     (4) all income taxes and other similar taxes paid during such Excess Cash Period; minus

     (5) all scheduled principal and interest payments (including any direct taxes on interest payment) under the New Debt and other Indebtedness of the Borrower permitted under the New Debt paid in cash during such Excess Cash Period using cash generated in such Excess Cash Period; minus

     (6) all Permitted Capital Expenditures paid in cash during such period (other than Permitted Capital Expenditures financed pursuant to item
          (4) of the definition of Permitted Indebtedness, which are not paid in cash); minus

     (7) the amount of any Permitted Investment made pursuant to the following items of the definition of Permitted Investments paid during such period: items (7) and (14), and item (12) to the extent the acquired obligations were not applied in payments of taxes or other obligations under Argentine law during such period; plus/minus

     (8) any cash collateral required to be released/posted during such period in connection with Hedging Contracts; minus

     (9) 50% of any Regulatory Capital Expenditures paid in cash during such period; minus

     (10) 50% of any Mandatory Investments paid in cash during such period;
          minus

     (11) without duplication, any other cash expenses paid in the period and not included in the calculation of operating income; plus

     (12) an amount equal to any payment of principal made during a Devaluation Event Cure Period on Indebtedness of the Borrower Incurred after the Issuance Date having an original term of three years or more;

provided, however, that for the initial Excess Cash Period after the Issuance Date the amount of Excess Cash shall be the greater of (a) the amount of Excess Cash for such period calculated pursuant to the formula set forth above or (b) the amount (if any) by which the Cash Balance as of the Calculation Date exceeds U.S.$50 million (or its equivalent in other currencies), all as determined in Pesos in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation). In the event Argentine GAAP should require in the future the application of inflation adjustments, Excess Cash shall be calculated using non-inflation adjusted figures.

     For the purposes of determining Excess Cash, to the extent any cash amounts included in items (3) through (12) above are included in the calculation of Change in Working Capital, such amount shall not be duplicated in calculating items (3) through (12) above.

     "Excess Cash Period" has the meaning assigned to such term in Section 2.06.

     "Exchange Act" means the United States of America Securities Exchange Act of 1934, as amended.

     "Existing Debt" has the meaning assigned to such term in the recitals of this Agreement.

     "Existing Loans" has the meaning assigned to such term in the recitals of this Agreement.

     "Existing Notes" has the meaning assigned to such term in the recitals of this Agreement.

     "Extinguished Covenants" has the meaning assigned to such term under
Section 3.21.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Contract" means (a) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (b) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates, in each case entered into in the ordinary course of business and not for speculative purposes.

     "Incur" and "Incurrence" means, with respect to any Indebtedness, to incur, create, issue, assume or Guarantee such Indebtedness. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication,

     (1)  all obligations of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

     (4) all Attributable Debt under Sale and Leaseback Transactions under which such Person is a lessee;

     (5) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers' acceptances issued in respect of trade payables;

     (6) all sales of Receivables and Related Assets of such Person together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith (except to the extent such sales of Receivables and Related Assets are non-recourse);

     (7)  all obligations of such Person under Hedging Contracts;

     (8)  Disqualified Stock of such Person;

     (9) all Indebtedness of others secured by any Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

     (10) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed.

     The amount of Indebtedness of any Person will be deemed to be:

     (1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

     (2) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (a) the fair market value of such asset on the date the Lien attached and (b) the amount of such Indebtedness;

     (3) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

     (4) with respect to any Hedging Contract, the net amount payable if such Hedging Contract terminated at that time due to default by such Person;

     (5) with respect to any sale of Receivables and Related Assets, the amount of the unrecovered capital or principal investment of the purchase (other than the Borrower or a wholly owned Restricted Subsidiary of the Borrower) thereof, excluding amounts representative of yield or interest earned on such investment; and

     (6)  otherwise, the outstanding principal amount thereof.

     The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

     "Indenture" means the Indenture referred to in the recitals hereof as originally executed and delivered or, if amended or supplemented as therein provided, as so amended or supplemented or both, and such term shall include the forms and terms of particular New Notes established as contemplated thereunder.

     "Interest Payment Date" means April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

     "Interest Period" means, for the Loan, (a) initially, the period commencing on the Issuance Date and ending on the first Interest Payment Date and (b) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date.

     "International Standards" has the meaning assigned to such term in Section 2.09.

     "Investment" means,

     (1) any direct or indirect advance, loan or other extension of credit to another Person;

     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

     (3) any purchase or acquisition of Equity Interests, Indebtedness or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

     (4) any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangement would be classified and accounted for as a liability on the balance sheet of the guarantor.

     For the avoidance of doubt, Investments do not include capital expenditures.

     If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Borrower, or designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 3.19, all remaining Investments of the Borrower and its Restricted Subsidiaries in such Person shall be deemed to have been made at that time.

     "Investment Grade" means a rating of BBB-/Baa3 or higher or such similar equivalent or higher rating by an internationally recognized statistical rating organization including a statistical rating organization recognized by the Commission as a "nationally recognized statistical rating organization.".

     "Issuance Date" means the date of issuance and delivery of the New Notes under the Indenture.

     "Judgment Currency" has the meaning assigned to such term in Section 5.10.

     "Lender" means the Person listed on Schedule I hereto on the date hereof, and each Person that shall become a party hereto pursuant to an Assignment and Acceptance.

     "Lending Office" with respect to the Lender, means the office of the Lender specified as its "Lending Office" opposite its name on Schedule I hereto, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

     "Leverage Ratio" means, as of any date of determination, the ratio of (a) total outstanding Indebtedness as of such date (calculated without giving effect to the discount to net present value applied to restructured debt under Argentine GAAP pursuant to Technical Resolution no. 17 of the CPCECABA or any similar standard then in effect) to (b) EBITDA for the most recently completed period of four consecutive fiscal quarters, in each case for the Borrower and its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) on a consolidated basis as prepared in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation).

     "Leverage Ratio Adjustment Event" means (a) the making of a Distribution Payment by the Borrower or (b) the incurrence of any capital expenditure in excess of the Permitted Capital Expenditures using funds from the Reserve Account or (c) the making of a Mandatory Investment using funds from the Reserve Account.

     "Lien" means, with respect to any asset, any mortgage, assignment, security interest, pledge, lien, encumbrance, trust, or any preferential arrangement having the practical effect of constituting a security interest with respect to such asset.

     "Loan" has the meaning assigned to such term in Section 2.01.

     "Major Asset Sale" has the meaning assigned to such term in Section 3.05.

     "Major Devaluation Event" means any act or series of acts taken by the government of Argentina, general market conditions or any other event which results in real devaluation of the Peso of 25% or more in any period of six consecutive months after the Issuance Date as compared to January 1, 2004. The calculation of the real devaluation of the Peso will be based on the average of the United States Consumer Price Index and the Argentine Consumer Price Index for the relevant six month period (based on the last Business Day of each month during such period).

     "Mandatory Investments" means Investments in the Fideicomiso de Inversion y
Desarrollo: Complejo Industrial Nacional de las Telecomunicaciones or similar vehicle created for the purpose of financing development of the Argentine telecommunications industry and related purposes.

     "Mandatory Prepayment Date" has the meaning assigned to such term under
Section 2.06.

     "Market Purchase" means the purchase of any New Debt available for sale in the secondary market through broker-dealers or similar intermediaries at a price lower than the principal amount thereof; provided that any New Debt so purchased shall be promptly cancelled.

     "Maturity Date" has the meaning assigned to such term in Schedule 2.02 hereto.

     "Measurement Date" means the end of business on the third day next preceding the applicable record date for the payment or redemption of the Related Series of Notes; provided that if any such day falls on a day that is not a Business Day, the next succeeding Business Day.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (a) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash and (b) proceeds from the conversion of other consideration received when converted to cash), net of, without duplication,

     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including, without limitation, reasonable fees and expenses of counsel, accountants, currency exchange agents and investment bankers;

     (2) provisions for taxes and all other governmental charges and claims of any nature whatsoever payable as result of such Asset Sale;

     (3) payments required to be made as a result of such Asset Sale or to repay Indebtedness at the time of such Asset Sale that is secured by a Lien on the property or assets sold or is required to be repaid out of the proceeds of such Asset Sale; and

     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

     "Net Debt Proceeds" means, with respect to Incurrence by the Borrower of Indebtedness after the Issuance Date (excluding Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions), except to the extent that such Indebtedness does not result in cash proceeds, the aggregate net proceeds received in cash, after the payment of reasonable expenses, commissions and the like incurred in connection therewith.

     "Net Equity Proceeds" means, with respect to any sale of Qualified Equity Interests of the Borrower by the Borrower or any sale of Qualified Equity Interests by any of the Borrower's Restricted Subsidiaries to parties other than the Borrower and its Restricted Subsidiaries, the aggregate net proceeds received in cash, after the payment of reasonable expenses, commissions and the like incurred in connection therewith. If Disqualified Stock or Indebtedness is converted into Qualified Equity Interests of the Borrower, the amount so converted shall be deemed to be Net Equity Proceeds received at the time of conversion.

     "Net Income" means, for any Person for such period, the net income (loss) of such Person determined in accordance with Argentine GAAP.

     "Net Revenues" means, for any period, the net revenues of the Borrower and Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) determined in accordance with Argentine GAAP (except for the exclusion of Telecom Personal and its Subsidiaries in the consolidation).

     "Net Tangible Assets" means, for any Person, the aggregate amount of assets of such Person determined in accordance with Argentine GAAP consistent with those applied in the preparation of such Person's annual audited financial statements, less goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles and any items not included in the foregoing which are treated as intangibles in conformity with Argentine GAAP.

     "New Debt" means the New Notes and the New Loans.

     "New Lender" has the meaning assigned to such term in Section 2.10.

     "New Loans" has the meaning assigned to such term in the recitals of this Agreement.

     "New Notes" means Series A Notes and Series B Notes issued under the Indenture.

     "Nortel" means Nortel Inversora S.A.

     "Note" has the meaning assigned to such term in Section 2.01(c) of Schedule
2.02 hereto.

     "Nucleo" means Nucleo S.A.

     "Nucleo Refinancing" means the refinancing of the Nucleo Syndicated Loan by agreement among Nucleo and the lenders who are parties to such syndicated loan and the refinancing of additional indebtedness of Nucleo that is related to or conditioned on the refinancing of such syndicated loan.

     "Nucleo Syndicated Loan" means the syndicated loan dated October 7, 1999 between Nucleo and a group of lending banks in an original amount equal to US$55 million.

     "Offer Prepayment Date" shall have the meaning assigned to such term under
Section 2.07.

     "Offer Termination Date" shall have the meaning assigned to such term under
Section 2.07.

     "Offer to Prepay" shall have the meaning assigned to such term under
Section 2.07.

     "Officer" means, when used with respect to the Borrower, the president, chief executive officer, chief financial officer, chief accounting officer, any member of the Board of Directors, or any of their respective attorneys-in-fact designated by the Borrower.

     "Officers' Certificate" means a certificate signed by any two Officers of the Borrower.

     "Operating Subsidiary" means (a) any Restricted Subsidiary of the Borrower that is (i) engaged directly or indirectly in and whose business consists primarily of or is related to, or whose income derives directly from, operating, acquiring, developing or constructing any telecommunications services and related business and (ii) whose business does not consist primarily of acting as a holding company or finance company or vehicle for one or more other members of the Restricted Subsidiaries or (b) any Subsidiary of a Operating Subsidiary described in clause (a).

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Borrower or other counsel which opinion and which counsel shall be reasonably satisfactory to the Lender.

     "Optional Prepayment" has the meaning assigned to such term in Section
2.04.

     "Optional Redemption" has the meaning assigned to such term in the Indenture.

     "Permitted Business" means any business conducted by the Borrower or its Subsidiaries as of the Issuance Date, and any business providing telecommunications services or any business reasonably related, incidental, complementary or ancillary thereto.

     "Permitted Capital Expenditures" means the following expenditure by the Borrower or any Restricted Subsidiary (excluding Telecom Personal and any Subsidiary thereof) for investment in the business of the Borrower or any Restricted Subsidiary (other than Telecom Personal and any Subsidiary thereof):

     (1) (a) for the fiscal years 2004 through 2011, the greater of (i) 15% of Net Revenues for the prior fiscal year and (ii) U.S.$75 million (or its equivalent in other currencies) for fiscal year 2004, U.S.$110 million (or its equivalent in other currencies) for fiscal year 2005, U.S.$170 million (or its equivalent in other currencies) for fiscal year 2006, U.S.$185 million (or its equivalent in other currencies) for fiscal year 2007, U.S.$160 million (or its equivalent in other currencies) for each of fiscal years 2008 and 2009, U.S.$155 million (or its equivalent in other currencies) for each of fiscal years 2010 and 2011, respectively, and (b) for the fiscal year 2012 and thereafter, 15% of Net Revenues for the prior fiscal year ("Scheduled Permitted Capital Expenditures"), plus

     (2) for any fiscal year, the amount (if any) by which (i) the aggregate amount of Permitted Capital Expenditures for the immediately preceding fiscal year exceeds (ii) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the Borrower's most recently completed fiscal quarter ("Carry-over Amount"); provided that for any fiscal year, the maximum Carry-over Amount shall be the amount of Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

     (3)  50% of any Regulatory Capital Expenditures.

     Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Permitted Capital Expenditures shall be reduced to 50% of the Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in Permitted Capital Expenditures shall be applied to increase the Permitted Capital Expenditures for the succeeding twelve month period equally over such period.

     "Permitted Indebtedness" has the meaning assigned to such term in Section 3.03.

     "Permitted Investment" means:

     (1) any Investment in the Borrower or in a Restricted Subsidiary of the Borrower (other than Telecom Personal) that is engaged in a Permitted Business;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such Investment,

          (A) such Person becomes a Restricted Subsidiary of the Borrower engaged in a Permitted Business, or

          (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary engaged in a Permitted Business;

     (4) Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with Section 3.05 or received as non-cash consideration in a refinancing of an existing Investment;

     (5) any Investment acquired solely in exchange for Qualified Equity Interests in the Borrower;

     (6)  Hedging Contracts otherwise permitted under this Agreement;

     (7)  the following Investments in Telecom Personal:

          (A) up to an aggregate of U.S.$150 million (or its equivalent in other currencies) of Investments in Telecom Personal during the term of the New Debt; provided that if at any time the Borrower's direct or indirect ownership interest in Telecom Personal falls below 90%, the amount of Investments permitted under this clause shall be reduced to the following levels: (i) if the Borrower's ownership interest is less than 90% but equal to or more than 85%, U.S.$100 million (or its equivalent in other currencies); (ii) if the Borrower's ownership interest is less than 85% but equal to or more than 80%, U.S.$50 million (or its equivalent in other currencies); and (iii) if the Borrower's ownership interest is less than 80%, zero, it being understood that any Investment permitted under this clause at the time the Investment is made shall remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; and

          (B) any Investment in Telecom Personal made with dividends received from Telecom Personal in accordance with Section 3.13.

     (8) Investments in a Securitization Subsidiary in connection with a Permitted Receivables Financing, which Investment consists of the transfer of Receivables and Related Assets;

     (9)  any Mandatory Investments;

     (10) (a) receivables owing to the Borrower or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business, (b) Hedging Contracts and any Cash Equivalents or other cash management investments or liquid or portfolio securities pledged on collateral pursuant to Hedging Contracts, (c) endorsements for collection or deposit in the ordinary course of business, (d) securities, instruments or other obligations (and related Hedging Contracts) received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments, and (e) securities, instruments or other obligations received in the ordinary course of business and related Hedging Contracts received in connection with mandatory or voluntary exchange offers set up by the federal, provincial or municipal government of Argentina;

     (11) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

     (12) national, provincial or other Argentine Government Obligations acquired in the ordinary course of business, which obligations can be applied in payment of taxes or other obligations under Argentine law;

     (13) any Investment by Telecom Personal permitted under the Telecom Personal Debt; and

     (14) in addition to Investments listed above, Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed U.S.$30 million (or its equivalent in other currencies) (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issuance Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization not to exceed the amount of such Investments in such Person made after the Issuance Date in reliance on this clause); provided that the U.S.$30 million amount of Permitted Investments under this clause shall be reduced by 50% of any Mandatory Investment made by the Borrower or any Restricted Subsidiary (other than such Mandatory Investments funded out of the Reserve Account), it being understood that any Investment permitted under this clause at the time the Investment is made shall remain a Permitted Investment notwithstanding a subsequent reduction in the amounts permitted hereunder; provided further that the U.S.$30 million amount of Permitted Investments under this clause may not be used to repurchase the New Debt or any Indebtedness of any Subsidiary of the Borrower.

     "Permitted Liens" shall have the meaning assigned to such term in Section 3.02.

     "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary or any third party including a trustee purchases or otherwise acquires accounts receivable of the Borrower or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Borrower and its Restricted Subsidiaries; provided that
(a) accounts receivable used in connection with such Permitted Receivables Financing transactions shall not exceed U.S.$50 million in the aggregate during the term of the New Debt, (b) any debt obligation related to such Permitted Receivables Financing shall be non-recourse and (c) neither the Borrower nor any Restricted Subsidiary shall be obligated to generate accounts receivable at any point pursuant to any such transaction.

     "Permitted Refinancing Indebtedness" means an extension or renewal of, replacement of, or substitution for, or issue of Indebtedness in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Indebtedness of the Borrower or any of its Restricted Subsidiaries Incurred under Section 3.03 in an amount not to exceed the principal amount of the Indebtedness so refinanced, plus accrued interest, premiums, fees and expenses; provided that any such refinancing (other than a refinancing that results in the repayment of all of the New Debt then outstanding) (a) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (b) in case the Indebtedness being refinanced is pari passu to the Loan, any such refinancing Indebtedness is made pari passu or subordinated to the Loan and, in case the Indebtedness being refinanced is subordinated indebtedness, such refinancing Indebtedness is subordinated to the Loan to the same extent as the Indebtedness being refinanced.

     "Person" means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Personal Assets Tax" has the meaning assigned to such term in the Solicitation Statement.

     "Peso", "Pesos" or "P$" means freely transferable lawful currency of Argentina.

     "Peso Loan" means any New Loan denominated in Pesos.

     "Prevailing Exchange Rate" means the exchange rate for converting Pesos into U.S. Dollars published by Banco de la Nacion Argentina or, if such exchange rate is not published by Banco de la Nacion Argentina or reflects a rate of exchange that differs from the average rates available in the free exchange market on such day by 10% or more, the average rates for such day.

     "Process Agent" has the meaning assigned to such term in Section 5.10.

     "Property" means any asset, revenue or other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

     "Qualified Equity Interests" means all Capital Stock of a Person other than Disqualified Stock.

     "Qualified Telecom Personal Indebtedness" has the meaning assigned under
Section 3.09.

     "Receivables and Related Assets" means any account receivable (whether now existing or arising thereafter) of the Borrower or any Restricted Subsidiary, and any assets, related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Regulatory Capital Expenditures" means any capital expenditures made by the Borrower or any of its Restricted Subsidiaries in order to comply with applicable laws and regulations.

     "Related Proceeding" has the meaning assigned to such term in Section 5.10.

     "Related Series of Notes" shall mean the New Notes issued by the Borrower having the same maturity date as the Loan.

     "Reserve Account" has the meaning assigned to such term in Section 3.22.

     "Reserved Excess Cash" has the meaning assigned to such term in Section
2.06.

     "Restricted Payments" has the meaning assigned to such term under Section 3.09.

     "Restricted Subsidiary" means any direct or indirect Subsidiary of the Borrower, other than an Unrestricted Subsidiary.

     "Reviewing Court" has the meaning assigned to such term in the recitals hereof.

     "Sale and Leaseback Transaction" means, with respect to the Borrower or any Restricted Subsidiary, any transaction or series of related transactions (excluding, however, any such transaction between the Borrower and one or more Restricted Subsidiaries or between or among any two or more Restricted Subsidiaries) pursuant to which the Borrower or any Restricted Subsidiary sells or transfers any Property in connection with the leasing, or the resale against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor and which transaction or series of transactions is accounted for as a Capital Lease.

     "Scheduled Payment Amount" has the meaning assigned to such term in Section
2.01 of Schedule 2.02 hereto.

     "Securities" has the meaning assigned to such term in Section 2.08.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Securitization Subsidiary" means a Subsidiary of the Borrower

     (1) that is designated a "Securitization Subsidiary" by the Board of Directors,

     (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

     (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

          (a)  is Guaranteed by the Borrower or any of its Restricted
               Subsidiaries,

          (b) is recourse to or obligates the Borrower or any of its Restricted Subsidiaries in any way, or

          (c) subjects any property or asset of the Borrower or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

     (4) with respect to which neither the Borrower nor any of its Restricted Subsidiaries (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4) above, pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

     "Series" means (a) all of the New Notes having identical maturity date, interest payment dates and other terms and conditions except for the initial principal amount, currency and denomination, and (b) all of the New Loans issued in exchange for such New Notes, as the context may require. Each of the Series A Debt and Series B Debt, or Series A Loans and Series B Loans are referred to in the aggregate as a "Series" of New Debt or of New Loans, respectively.

     "Series A Debt" means any Series A Note and any Series A Loan issued in exchange for a Series A Note pursuant to the Indenture, taken together.

     "Series B Debt" means any Series B Note and any Series B Loan issued in exchange for a Series B Note pursuant to the Indenture, taken together.

     "Series A Loans" has the meaning assigned to such term in the recitals of this Agreement.

     "Series B Loans" has the meaning assigned to such term in the recitals of this Agreement.

     "Series A Note" any Series A Note issued under the Indenture.

     "Series B Note" any Series B Note issued under the Indenture.

     "Series Majority Holders" means at any time, holders of not less than a majority of the U.S. Dollar Amount of the then outstanding principal amount of all Series of New Notes or the New Notes of any Series affected thereby, as the context may require (voting as a single class).

     "Sofora" means Sofora Telecomunicaciones Sociedad Anonima or any successor holding company formed by Telecom Italia as a direct or indirect holding company holding shares of Capital Stock of Nortel.

     "Solicitation Statement" has the meaning set forth in the recitals of this Agreement.

     "Specified Courts" has the meaning assigned to such term in Section 5.10.

     "Subordinated Indebtedness" means any Indebtedness of the Borrower that is subordinated in right of payment to the Loan pursuant to a written agreement to that effect.

     "Subsidiary" means:

     (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Borrower, or

     (b) any other Person (other than a corporation) in which the Borrower, directly or indirectly at the date of determination thereof, has at least a majority ownership interest.

     "TARGET System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

     "Telecom Italia" means Telecom Italia S.p.A.

     "Telecom Personal" means Telecom Personal S.A.

     "Telecom Personal Debt" means new debt instruments entered into by Telecom Personal in connection with its debt restructuring and any refinancings thereof.

     "Telecom Personal EBITDA" means, for any period, the operating profit/loss for Telecom Personal and its Restricted Subsidiaries (excluding Nucleo and its Subsidiaries) on a consolidated basis for such period plus, without duplication and to the extent deducted in determining such operating profit/loss, the sum of
(a) amortization of intangible assets for such period and (b) depreciation of fixed assets for such period.

     "Telecom Personal Net Revenues" means, for any period, the net revenues of Telecom Personal and its Subsidiaries which are Restricted Subsidiaries determined in accordance with Argentine GAAP.

     "Telecom Personal Permitted Capital Expenditures" means the following expenditures by Telecom Personal or any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof) for investment in the business of Telecom Personal and any Restricted Subsidiary (other than Nucleo and any Subsidiary thereof):

     (1) (a) for the fiscal years 2004 through 2011, the greater of (i) 50% of Telecom Personal EBITDA for the prior fiscal year and (ii) U.S.$85 million (or its equivalent in other currencies) for each of fiscal year 2004 and 2005, U.S.$80 million (or its equivalent in other currencies) for each of fiscal year 2006 through 2009, U.S.$85 million (or its equivalent in other currencies) for fiscal year 2010, U.S.$90 million (or its equivalent in other currencies) for fiscal year 2011 and (b) for the fiscal year 2012 and thereafter, 50% of Telecom Personal EBITDA for the prior fiscal year ("Telecom Personal Scheduled Permitted Capital Expenditures"), plus

     (2) for any fiscal year, the amount (if any) by which (a) the aggregate amount of Telecom Personal Permitted Capital Expenditures for the immediately preceding fiscal year exceeds (b) the aggregate amount of capital expenditures actually made during such preceding fiscal year (excluding those made by application of Net Equity Proceeds or Net Cash Proceeds) calculated based on the exchange rate in effect at the end of the most recently completed fiscal quarter of Telecom Personal ("Telecom Personal Carry-over Amount"); provided that for any fiscal year, the maximum amount of the Telecom Personal Carry-over Amount shall be the amount of Telecom Personal Scheduled Permitted Capital Expenditures for the immediately preceding fiscal year, minus

     (3) 50% of capital expenditures that are required by applicable laws or regulations.

     Notwithstanding the foregoing, during the Devaluation Event Cure Period, the amount of Telecom Personal Permitted Capital Expenditures shall be reduced to 50% of the Telecom Personal Permitted Capital Expenditures for the Devaluation Event Cure Period; provided that such reduction in the Telecom Personal Permitted Capital Expenditures shall be applied to increase the Telecom Personal Permitted Capital Expenditures for the succeeding twelve month period.

     "Trustee" has the meaning assigned to such term in the recitals hereof and its successor in such capacity.

     "Unrestricted Subsidiary" means any Subsidiary of the Borrower that at the time of determination has been designated an Unrestricted Subsidiary and has not subsequently been designated a Restricted Subsidiary, in accordance with the provisions set forth under Section 3.19.

     "U.S. Dollar Amount" means, as of any date, (a) with respect to outstanding Dollar Loans, the principal amount of such Dollar Loans, (b) with respect to outstanding Yen Loans, the U.S. Dollar equivalent of the principal amount of such Yen Loans converted at the U.S. Dollar Exchange Rate for such date, (c) with respect to outstanding Peso Loans, the U.S. Dollar equivalent of the principal amount of such Peso Loans converted at the U.S. Dollar Exchange Rate for such date and (d) with respect to outstanding Euro Loans, the U.S. Dollar equivalent of the principal amount of such Euro Loans converted at the U.S. Dollar Exchange Rate for such date.

     "U.S. Dollar Exchange Rate" means, for any date, (a) with respect to Euro, the exchange rate for U.S. Dollars quoted by Bloomberg L.P. at 4:59 p.m. New York City time, on such date (or any successor or substitute service, providing rate quotations comparable to those currently provided by such service, for purposes of providing quotations of exchange rates applicable to U.S. Dollars),
(b) with respect to Yen, the exchange rate for U.S. Dollars quoted by Bloomberg L.P. at 4:59 p.m., New York City time, on such date and (c) with respect to Pesos, the Prevailing Exchange Rate.

     "U.S. Dollars" and the sign "$" or "U.S.$" means the lawful currency of the United States.

     "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States or by any agent or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof.

     "Voluntary Reduction of Capital" means any reduction of capital or optional revaluation of assets undertaken by the Borrower, other than (a) any such action that is required by applicable laws or regulations, including accounting regulations applicable to publicly listed companies in Argentina and (b) any such reduction of capital paid with retained earnings or free reserves.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Working Capital" means, as of any date, the amount equal to the current assets (excluding "cash and banks", "investments", "credits related to income tax" and similar taxes) minus the current liabilities (excluding "current financial debt", "reserves", "liabilities related to income tax" and similar taxes and liabilities related to capital expenditures) of the Borrower and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) prepared in accordance with Argentine GAAP.

     "Yen" or "(Y)" means freely transferable lawful money of Japan.

     "Yen Loan" means any New Loan denominated in Yen.

     Section 1.02. Interpretation. Unless the context otherwise requires or except as otherwise expressly provided,

     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with Argentine GAAP or in accordance with generally accepted accounting principles applicable to the primary financial statements of any Subsidiary of the Borrower;

     (2) "herein," "hereof" and other words of similar import refer to the Agreement as a whole and not to any particular Section, Article or other subdivision;

     (3) all references to Sections or Articles or Exhibits or Schedules refer to Sections or Articles or Exhibits or Schedules of or to this Agreement unless otherwise indicated;

     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Borrower may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                       Amount And Terms Of Loan; Payments

     Section 2.01. Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make the loan (the "Loan") to the Borrower in the aggregate amount specified opposite the Lender's name on Schedule I hereto.

     Section 2.02. Scheduled Payment Terms. The Loan shall be payable in installments, with a final maturity on the Maturity Date as set forth in
Schedule 2.02. On each scheduled payment date, the Borrower shall repay a portion of the outstanding principal amount of the Loan, as specified in
Schedule 2.02 (as adjusted to take into account any prepayments or repurchases) (the "Scheduled Payment Amount"), together with accrued interest thereon.

     Section 2.03. [CER Adjustment of the Loan. The outstanding principal amount of the Loan shall be adjusted by the variation of CER. The interest payment amount due as of each Interest Payment Date shall be calculated based on the outstanding principal amount as of each Interest Payment Date. The principal payment amount due as of each amortization payment date shall be calculated by applying the percentage shown in the relevant amortization schedule to the outstanding principal amount of the Loan as of the date hereof and then adjusting such amount by the variation of CER between the date hereof and each amortization payment date.]/1/

     Section 2.04. Optional Prepayments and Purchases. (a) The Loan may be prepaid at the option of the Borrower, without payment of any premium or penalty, in whole or in part, after the date hereof and prior to the Maturity Date specified in Schedule 2.02 at a prepayment price equal to 100% of the outstanding principal amount thereof (adjusted to take into account any prepayments or repurchases), together with accrued interest, if any, to the date fixed for prepayment and any Additional Amounts ("Optional Prepayment"). Notice of such prepayment will be given in accordance with Section 5.05 hereof and not less than 10 Business Days prior to the date fixed for the prepayment.

     (b) Subject to Section 2.11, the Borrower may at its option prepay the Loan without payment of any premium or penalty, in whole or in part, at any time pursuant to Debt Payments.

     (c) If the Loan is to be prepaid only in part, the notice of prepayment relating to the Loan shall state the portion of the principal amount thereof to be prepaid. A new Note or Acknowledgment of Debt, as applicable, in a principal amount equal to the remaining portion thereof shall be issued in exchange for the surrendered original Note or Acknowledgment of Debt. The Borrower shall make any such prepayment and issue any such amended Note or Acknowledgement of Debt, as applicable, upon presentation and surrender by the Lender of the original Note or Acknowledgement of Debt, as applicable. On and after the prepayment date, interest, if any, shall cease to accrue on the Loan or portions thereof prepaid.

     Section 2.05. Optional Prepayments for Taxation Reasons. (a) The Loan may be prepaid at the option of the Borrower, as a whole, but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice to the Lender (which notice shall be irrevocable and shall be given in the manner described below), at a prepayment price equal to the principal amount thereof, together with accrued interest to the date fixed for prepayment and Additional Amounts payable in respect thereof, if any, if the Borrower determines and certifies to the Lender that:

          (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a

----------
     /1/ Include if Peso Loan.

     court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issuance Date, the Borrower pays or would become obligated to pay Additional Amounts in respect of the Loan in excess of the amounts the Borrower is obligated to pay pursuant to the terms hereof; and

          (ii) such obligation cannot be avoided by the Borrower taking reasonable measures available to it; provided that no such notice of prepayment may be given earlier than 60 days prior to the earliest date on which the Borrower would be obligated to pay such Additional Amounts if a payment in respect of the Loan was due on such date;

provided that any notice of prepayment be given in accordance with Section 5.05.

     (b) Prior to the giving of any notice of prepayment and as a condition to any prepayment of the Loan described in clause (a) above, the Borrower shall deliver to the Lender (i) a certificate signed by two directors of the Borrower stating that the obligation to pay Additional Amounts cannot be avoided by the Borrower by taking reasonable measures available to it and (ii) a written opinion of independent legal counsel to the Borrower to the effect that the Borrower has become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Borrower cannot avoid payment of such Additional Amount by taking reasonable measures available to it.

     Section 2.06. Mandatory Prepayments with Excess Cash. (a) Subject to the authorization of the Central Bank, to the extent required by applicable law, if on the last day of any six month period beginning on July 1 or January 1 (the "Calculation Date"), which period ends after the Issuance Date (the "Excess Cash Period"), there is any Excess Cash, then, no later than the next April 15 or October 15, respectively (each, a "Mandatory Prepayment Date"), the Borrower shall apply such Excess Cash as follows:

          (i) if the Cash Balance as of the Calculation Date is less than U.S.$50 million (or its equivalent in other currencies), the Borrower shall apply up to 30% of the Excess Cash for such Excess Cash Period to increase the Cash Balance as of such Calculation Date up to (but not exceeding) U.S.$50 million (or its equivalent in other currencies);

          (ii) at the Borrower's election, up to 29% of the amount equal to the Excess Cash minus any amount applied pursuant to clause (i) above ("Reserved Excess Cash") shall be deposited in the Reserve Account (as defined below) on such Mandatory Prepayment Date; and

          (iii) any remaining Excess Cash (whether or not the Cash Balance is increased to US$50 million as a result of the application of

     Excess Cash pursuant to clause (i) above), together with any cash that is required to be released from the Reserve Account on such date in accordance with the Agreement, shall be applied (A) at the Borrower's election, to purchase or prepay the New Debt through Market Purchase transactions or Optional Prepayments or Debt Payments and (B) to the extent that any such Excess Cash is not so applied on or before the Mandatory Prepayment Date, such Excess Cash shall be applied to Debt Payments not later than such Mandatory Prepayment Date.

provided, however, that if at any time during such Excess Cash Period, the Borrower makes any Distribution Payment, the aggregate amount of the Excess Cash for such Excess Cash Period applied to prepay the New Debt through Debt Payments (excluding any amounts in respect of accrued interest or Additional Amounts) shall be at least two and a half times such Distribution Payment, notwithstanding any provision to the contrary regarding the application of Excess Cash for such Excess Cash Period.

     (b) If Excess Cash available to purchase or prepay the New Debt through Market Purchase transactions or Optional Prepayments or Debt Payments is less than U.S.$5 million (or its equivalent in other currencies), the amount of such Excess Cash shall, to the extent not applied to purchase or prepay the New Debt as provided in Section 2.06(a), be deposited in the Reserve Account and applied on the next Mandatory Prepayment Date.

     (c) Excess Cash will be calculated in Pesos in accordance with Argentine GAAP (except for the exclusion of the Telecom Personal and its Subsidiaries in the consolidation). For purposes of determining the amount of cash to be applied by the Borrower pursuant to Section 2.06(a)(i), the Cash Balance will be converted into U.S. Dollars using exchange rates in effect as of the relevant Measurement Date. In connection with any Debt Payment, for purposes of determining the amount payable to holders of New Debt (including the Lender) denominated in various currencies, the principal amount of all outstanding New Debt shall be deemed to equal the U.S. Dollar Amount thereof as of the relevant Measurement Date. Payments shall be made to holders of New Debt in the same currency in which the underlying New Debt is denominated. Payments in currencies other than U.S. Dollars will be calculated by converting the applicable amount into Pesos, Euro and Yen, as applicable, using the same rates of exchange as applied in determining the U.S. Dollar Amount of the outstanding New Debt.

     (d) To the extent that any authorization of the Central Bank required to make any such payment is not obtained on or prior to the relevant Mandatory Prepayment Date, the Borrower shall deposit the Excess Cash to be applied pursuant to Section 2.06(a)(iii) in a trust account on the Mandatory Prepayment Date, and such funds will be held by the trustee of such trust for the benefit of the holders of the New Debt until such payment can be made. Any investment income earned by the trust will be added to the Excess Cash amount payable to holders of the New Debt. The Borrower will use its best efforts to obtain any required authorization of the Central Bank within 90 days after such Mandatory Prepayment Date. In the event that the Borrower is unable to receive the authorization of the Central Bank within such 90-day period, the Borrower will, as promptly as practicable thereafter, make such payment by following the procedures as set forth under Section 2.08. In the event of any delay in payments as contemplated herein:

          (i) the determination of the proportion of Excess Cash payable to holders of New Debt denominated in various currencies will be made as of the end of the business on the third Business Day prior to the relevant record date for the Related Series of Notes for such payment to holders;

          (ii) the Borrower shall make payments from the Excess Cash to holders of all New Debt of each tranche on the same date, except for payments made to holders requesting payment in Pesos as set forth under Section 2.08 (which payments may be made using funds held in the trust account referred to above); and

          (iii) the Borrower shall procure the assistance of an investment bank, commercial bank or similar entity nationally recognized in Argentina having experience in obtaining authorization from the Central Bank for access to foreign exchange in order to comply with debt obligations held by creditors outside of Argentina, and will provide to the Lender upon written request copies of any request, application or other documentation submitted to the Central Bank requesting the approvals required in order to make the payment.

     Any such delay in payment contemplated herein within 90 days after such Mandatory Prepayment Date, and any failure to make any payment due to the inability to complete the procedures set forth under Section 2.08 (including any inability to purchase and sell Securities or acquire U.S. Dollars, Euros or Yen, as applicable, through any other legal mechanism), shall not constitute an Event of Default, and no interest will be payable to holders of New Debt in respect of any such amount.

     At the request of the Borrower, the trustee for the trust mentioned above will apply the funds held in the trust account to purchase U.S. Dollars or Euro or Yen and apply such funds to scheduled payments of principal and interest on the New Debt, if permitted by the Central Bank.

     (e) An amended Note or Acknowledgment of Debt, as applicable, in principal amount equal to the unpaid Loan, if any, shall be issued in exchange for the surrendered original Note or Acknowledgment of Debt. The Borrower shall make such prepayment and issue such amended Note or Acknowledgement of Debt, as applicable, upon presentation and surrender by the Lender of the original Note or Acknowledgement of Debt, as applicable.

     (f) The trust account referred to in Section 2.06(d) shall operate as follows:

          (i) The trust account shall be opened in the name of a trustee (the "Collateral Trustee"), for the benefit of the holders of the New Debt under a trust created under Argentine Law 24,441, as amended.

          (ii) The Collateral Trustee shall be any of the following financial entities: [ ] or it shall (x) be an internationally recognized financial
                --
     entity authorized to act as such under Argentine law 21,526 with offices in the City of New York, State of New York, United States of America; and (y) have a rating of at least A granted by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Evaluation of Financial Entities (Evaluacion de Entidades Financieras), or, at any time when such regulations are suspended, the term deposits of such financial entity shall be rated at least A by a rating agency authorized by the Central Bank in accordance with the regulations of the Central Bank in respect of Investments of the Proceeds of Pension Funds
     - Rating of Assets (Inversiones con los Recursos de los Fondos de Jubilaciones y Pensiones - Calificacion de Activos).

          (iii) Any funds deposited in the trust account shall only be released in the following manner and for the following purposes:

               (A) If a default under Section 4.01(a)(i) or (a)(ii) of this Agreement (or equivalent provisions in the Indenture) shall not have occurred and be continuing, and the New Debt has not been accelerated pursuant to Sections 4.01 and 4.02 of the Indenture:

                    (1) in the case of funds deposited pursuant to Section 2.06 or 2.07 of the Agreement (or equivalent provisions in the Indenture), upon the delivery by the Borrower of (a) an Officer's Certificate stating that the authorization of the Central Bank required to make any payments under such sections has been duly obtained and is in full force and (b) a copy of the authorization of the Central Bank, the Collateral Trustee shall deliver the funds to the counterparty of the foreign exchange transaction indicated in writing by an Officer of the

               Borrower, in order to acquire U.S. Dollars, Euro or Yen and apply such U.S. Dollars, Euro or Yen to enable the Borrower to satisfy its obligations under such sections; or

                    (2) in the case of Qualified Telecom Personal Indebtedness deposited pursuant to Section 3.09 of the Agreement (or the equivalent provision in the Indenture), the Collateral Trustee shall deliver the proceeds of the sale of such indebtedness to the Borrower or upon the Borrower's order in order to enable the Borrower to satisfy its obligations under such section of the Indenture and New Loans; or

     (g) if a default under Section 4.01(a)(i) or (a)(ii) of the Agreement (or equivalent provisions in the Indenture) shall have occurred and be continuing or the New Debt shall have been accelerated pursuant to Sections 4.01 and 4.02 of the Agreement, the Collateral Trustee shall apply the funds deposited in the trust account as instructed in writing by the Trustee on behalf of holders of the New Notes (with pro rata payment made to the Lender).

     Section 2.07. Offer to Prepay upon a Change of Control. (a) "Offer to Prepay" means an offer by the Borrower to prepay the Loan as required by Section 3.18.

     (b) An Offer to Prepay shall be in writing and shall include the following as to the terms:

          (i) that the Offer to Prepay is being made pursuant to this provision of the Agreement;

          (ii) the aggregate principal amount of the outstanding New Debt offered to be prepaid by the Borrower;

          (iii) the prepayment price, including the portion thereof representing accrued interest;

          (iv) an expiration date (the "Offer Termination Date") not less than 30 days or more than 60 days after the date of the offer, and a settlement date for prepayment not more than five Business Days after the Offer Termination Date (the "Offer Prepayment Date");

          (v) information concerning the business of the Borrower and its Restricted Subsidiaries which the Borrower in good faith believes will enable the Lender to make an informed decision with respect to the Offer to Prepay; and

          (vi) instructions and materials necessary to enable the Lender to have the Loan prepaid pursuant to the Offer to Prepay.

     (c) The Lender may elect to have all or any portion of the Loan prepaid pursuant to an Offer to Prepay and shall be entitled to withdraw its election to have the Loan prepaid by giving a written notice which must be received by the Borrower not later than the close of business on the Offer Termination Date. On the Offer Prepayment Date, the prepayment price shall become due and payable on the Loan, if accepted for prepayment pursuant to the Offer to Prepay, and interest on the Loan prepaid shall cease to accrue on and after the Offer Prepayment Date. A new Note or Acknowledgment of Debt, as applicable, in a principal amount equal to the unpaid Loan, if any, shall be issued in exchange for the surrendered original Note or Acknowledgment of Debt. The Borrower shall make such prepayment and issue such amended Note or Acknowledgment of Debt, as applicable, upon presentation and surrender by the Lender of the original Note or Acknowledgment of Debt, as applicable.

     Simultaneously with the making of an Offer to Prepay, the Borrower shall make an Offer to Redeem the New Notes. To the extent that any authorization of the Central Bank is required in making such offer to redeem, the Borrower shall deposit the funds for the redemption or prepayment of the New Notes and Loan in a trust as contemplated in Section 2.06(d).

     Section 2.08. Foreign Exchange Restrictions. In the event of any foreign exchange restriction or prohibition in Argentina, the Borrower shall make any and all payments of any Dollar Loan, Euro Loan or Yen Loan in U.S. Dollars, Euro or Yen (including the Loan), respectively, by:

          (i) purchasing, with Pesos, "Bonos Externos Globales de la Republica Argentina" (Global 2008 Bonds) issued by Argentina and payable in U.S. Dollars or any other public or private securities issued in Argentina and denominated in U.S. Dollars or Euro or Yen, as applicable, or any other securities (collectively, the "Securities") and selling such instruments outside Argentina for U.S. Dollars or Euro or Yen, or

          (ii) any other legal mechanism for the acquisition of U.S. Dollars or Euro or Yen, as applicable, in any exchange market.

     In addition, in the event of any foreign exchange restriction or prohibition in Argentina, the Lender may elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for U.S. Dollars, Euro or Yen, as applicable, in an amount equivalent to the sums due and payable under the Loan. Such payment will discharge and satisfy the Borrower's payment obligations to the Lender on such payment date. In each case all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency shall be borne by the Borrower.

     This provision shall not alter the provisions set forth in Section 2.11 with respect to any Major Devaluation Event.

     Section 2.09. Taxation. (a) All payments by the Borrower hereunder or under any Note or Acknowledgement of Debt shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless the Borrower is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Borrower shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts paid by the Borrower after such withholding or deduction shall equal the respective amounts of principal and interest that would have been payable by the Borrower in respect of the Loan in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of the Loan:

          (i) if any such tax, duty, assessment or other governmental charge would not have been so imposed but for the presentation by the Lender (or assignee thereof) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (ii) if any such tax, duty, assessment or other governmental charge would not have been imposed or withheld but for the failure by the Lender (or assignee thereof) or any other Person as required under applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP (whether or not the Lender, assignee or Person is lawfully able to do so) to provide information, documents or other evidence, in the form and conditions as required under applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP concerning the nationality, residence, identity, or connection with Argentina of the Lender or assignee or Person or other significant information which is required or imposed by a law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP as a precondition to exemption from all or part of such tax, duty, assessment or governmental charge;

          (iii) held by or on behalf of the Lender (or assignee thereof) who is liable for taxes, duties, assessments or governmental charges in respect of the Loan by reason of having some connection with Argentina (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of the Loan, or the receipt of principal or interest in respect thereof;

          (iv) for any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or governmental charge;

          (v) for any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments on or in respect of the Loan;

          (vi) if the Borrower is compelled by law to make any withholding or deduction for or on account of, or is obligated to act as "substitute obligor" for the Personal Assets Tax; or

          (vii) any combination of (i), (ii), (iii), (iv), (v) or (vi).

     (b) In any event, the Borrower shall not pay any Additional Amounts with respect to any payment under the Loan to the Lender (or assignee thereof) to the extent any such tax, duty, assessment or other governmental charge is required to be deducted, withheld or otherwise imposed in an amount greater than the deduction or withholding that would be imposed on a person set forth in Section 93(c)(1) of the Argentine Income Tax Law or any amendment to such section./2/

     (c) Nor shall Additional Amounts be paid with respect to any payment under the Loan to any Lender (or assignee thereof) who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Lender (or assignee thereof). For purposes of determining whether Additional Amounts shall be paid, the Borrower shall request the information as provided in
Section 2.09(g).

     (d) The Borrower shall also: (i) make such withholding or deduction compelled by applicable law, and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

     (e) The Borrower shall furnish to the Lender (or assignee thereof), upon written request from the Lender (or assignee thereof), copies of such receipts evidencing the payment of any taxes, duties, assessments or other governmental charges so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such taxes, duties, assessments or other governmental charges and as is reasonably available to the Borrower to the

----------
     /2/ The provision assumes that the Additional Amounts provision will be the same as for unlisted notes.

Lender (or assignee thereof) within 60 days after the date of receipt of such evidence.

     (f) The Borrower shall pay any present or future stamp, or documentary taxes, which arise in Argentina from the execution, delivery or registration of the Loan or any other document or instrument referred to in the Loan (including, without limitation, any Note or Acknowledgement of Debt issued hereunder).

     (g) The Lender (or assignee thereof) shall provide to the Borrower in writing the following information (i) as promptly as practicable upon acquiring the Loan; (ii) no later than fifteen Business Days prior to each scheduled payment date with respect to such information as of such date, provided, in the case of any change with respect to the information so provided prior to the applicable record date for the Related Series of Notes, the Holder shall on such record date resubmit the information as of such record date; (iii) promptly upon any change in the information previously provided; and (iv) such other time as the Borrower shall request:

          (i) name, address, and residence for tax purposes and whether it is an individual or legal person;

          (ii) in case the Lender (or assignee thereof) is a legal person, it shall state whether it is a banking or financial institution, and, if so, it shall also state (a) whether it is located in a country the relevant governmental authority of which has adopted the international standards approved by the Basle Committee on Banking Regulations and Supervisory Practices (the "International Standards"), (b) whether it is located in a jurisdiction not deemed to be a low tax jurisdiction according to the Argentine income tax law and its regulatory decree, or whether it is located in a jurisdiction that has entered into an agreement of exchange of information with Argentina and if, pursuant to the applicable secrecy laws and regulations of such jurisdiction, banks can disclose information upon request of tax authorities and (c) whether such banking or financial institution is under the supervision of the relevant central bank or equivalent agency;

          (iii) if the Lender (or assignee thereof) is a resident of a country that has in force a tax treaty with Argentina, and according to such treaty, an exemption from all or part of the applicable tax, duty, assessment or governmental charge is available, the Lender (or assignee thereof) shall provide the information and documentation that allows the application of such tax treaty. In particular, the Lender (or assignee thereof) shall provide the statement required by General Resolution No. 3497 issued by the Administracion Federal de Ingresos Publicos of Argentina (or any similar rule or provision that may be imposed in the future), duly certified and legalized by the corresponding tax authority, on the terms and conditions set forth in such resolution; and

          (iv) any other information, documents or evidence that may be requested by the Borrower pursuant to applicable law, statute, treaty or regulation of Argentina, or any written administrative instruction of the AFIP, that may allow the Borrower to determine the tax treatment of the payments to the Lender in respect of the Loan.

     The documents to be provided in accordance with Section 2.09 shall be notarized and if executed outside of Argentina, either apostilled in accordance with the Hague convention or consularized by the Argentine consulate of the country of incorporation of such entities.

     If the Lender (or assignee thereof) does not timely provide all or part of the information, documents or evidence that may be required by the Borrower from time to time as described above, the Borrower shall not pay any Additional Amounts and shall withhold or deduct the maximum amount that may be required by Argentine law in the absence of such information, documents or evidence.

     Section 2.10. Change in Increased Costs and Taxes upon an Assignment or Change in Lending Office. (a) If, upon an effective assignment by the Lender (for purposes of this Section 2.10(a), the "Assigning Lender") of its rights and obligations under this Agreement to a new Lender (for purposes of this Section 2.10(a), the "New Lender") pursuant to Section 5.06, the Borrower would be required to pay amounts under Section 2.09 to the New Lender that are greater than the respective amounts it would have been required to pay to the Assigning Lender in respect of the rights and obligations so assigned had such assignment not occurred, the Borrower shall be obligated to pay to such New Lender amounts under each of Section 2.09 not greater than those that the Borrower would otherwise have paid to the Assigning Lender thereunder in respect of the rights and obligations so assigned had such assignment not occurred; provided that if any circumstances that were not occurring on the date of such assignment arise thereafter and would require the Borrower to make payments to the New Lender pursuant to the provisions of Section 2.09, the Borrower shall make all such payments in full to the New Lender pursuant to the provisions thereof.

     (b) If, upon a change in the Lending Office of the Lender, the Borrower would be required to pay amounts under Section 2.09 to the Lender that are greater than the respective amounts it would have been required to pay to the Lender had such change in Lending Office not occurred, the Borrower shall be obligated to pay to the Lender amounts under each of Section 2.09 not greater than those that the Borrower would otherwise have paid to the Lender thereunder had such change in Lending Office not occurred; provided that if any circumstances that were not occurring on the date of the change arise thereafter and would require the Borrower to make payments to the Lender pursuant to the provisions of Section 2.09, the Borrower shall make all such payments in full to the Lender pursuant to the provisions thereof.

     Section 2.11. Devaluation Event. (a) Upon a Major Devaluation Event, the Borrower may, at its option, elect to reschedule one principal amortization payment on the Loan by written notice to the Lender not less than 15 days prior to such payment. The six-month period following the date of the rescheduled payment is referred to as the "Devaluation Event Cure Period". The Borrower may elect to reschedule the principal amortization payment occurring immediately after the Major Devaluation Event, or the next succeeding scheduled principal payment. In such event, the principal payment selected shall be rescheduled in equal installments over the remaining scheduled principal payments on the Loan due after the Devaluation Event Cure Period. The Borrower may exercise its right to reschedule principal payments with respect to the Loan up to two times, but may not elect to reschedule two consecutive payments. The Borrower's right to reschedule any principal payment shall immediately terminate upon the making of any Distribution Payment by the Borrower. In the event that the Borrower makes a Distribution Payment during a Devaluation Event Cure Period, the principal amortization payment deferred under this clause shall become immediately due and payable, and the original amortization schedule shall be reinstated.

     (b) During a Devaluation Event Cure Period, the Borrower shall not be permitted to (i) Incur any Indebtedness other than Permitted Indebtedness (excluding Permitted Indebtedness specified in clauses (iv), (ix) and (x) of
Section 3.03 and (ii) make any Investment under item (14) of the definition of "Permitted Investment".

     Section 2.12. Prepayments and Purchases of the New Debt. In this Agreement and the Loan, the Borrower's obligations to purchase or prepay the New Debt (including the Loan) shall be construed to give effect to the Borrower's concurrent obligation to purchase or prepay the Loan and all other outstanding New Debt of the Series to which this Loan relates, on a pro rata basis. Without limiting the foregoing, reference herein to Optional Prepayment shall be construed to include the Optional Redemption of the Notes on a pro rata basis and reference to Offer to Prepay shall be construed to permit the Offer to Redeem the Notes on a pro rata basis.

                                   ARTICLE 3
                            Covenants of the Borrower

     Section 3.01. Ranking of the Loan. The Loan shall constitute a direct, unconditional and unsubordinated obligation of the Borrower ranking at all times at least pari passu in priority of payment, in right of security and in all other

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respects with all other New Debt and with all other unsecured Indebtedness of the Borrower now or hereafter outstanding, except to the extent that such other Indebtedness may be preferred by mandatory provisions of applicable law.

     Section 3.02. Limitation on Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur, assume or suffer to exist, any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, securing any Indebtedness of any Person, unless the Loan is equally and ratably secured by such Liens, other than the following ("Permitted Liens"):

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or such Restricted Subsidiary, as the case may be, in conformity with generally accepted accounting principles applicable to the primary financial statements of the Borrower or such Restricted Subsidiary;

     (b) Liens incurred in the ordinary course of business on all or part of any assets to secure Indebtedness incurred solely for purposes of financing the acquisition, construction or installation thereof;

     (c) Liens arising in the ordinary course of business which do not secure Indebtedness and are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) security for payment of workers' compensation or other insurance or obligations arising from other social security laws; and (3) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (f) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

     (g) Liens on property at the time the Borrower or any of its Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Borrower or a Restricted Subsidiary of such Person; provided that such Liens were not created in contemplation thereof and do not extend to any other property of the Borrower or any Restricted Subsidiary;

     (h) escrow deposits, trusts or similar accounts for the payment of debt service obligations under the New Debt; provided that such payments are applied to scheduled payments of principal and interest in direct order of maturity;

     (i) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Contracts;

     (j) Liens securing obligations under Hedging Contracts so long as such Hedging Contracts relate to Indebtedness that is permitted under this Agreement;

     (k) Liens on accounts receivable and related assets and proceeds therefrom arising in connection with a Permitted Receivables Financing;

     (l) any interest or title of a lessor under any Capital Lease;

     (m) Liens securing Indebtedness in an aggregate principal amount not in excess of U.S.$20 million (or its equivalent in other currencies) at any time outstanding;

     (n) Liens in existence on the Issuance Date and any renewals or extensions thereof, so long as (A) such renewal or extension Lien does not extend to any property other than that originally subject to the Liens being renewed or extended and (B) the principal amount of the Indebtedness secured by such Lien is not increased; and

     (o) Liens required under this Agreement or permitted or required under the Telecom Personal Debt.

     Section 3.03 . Limitation on Indebtedness. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness unless on the date of the Incurrence of such Indebtedness, after giving effect to such Incurrence and the receipt and application of the proceeds therefrom, the Leverage Ratio does not exceed 2.75 to 1 or, if a Leverage Ratio Adjustment Event has occurred, 2.25 to 1.

     (b) Notwithstanding Section 3.03(a), the Borrower and any of its Restricted Subsidiaries may, to the extent provided below, Incur the following Indebtedness ("Permitted Indebtedness"):

          (i) Indebtedness outstanding on the Issuance Date;

          (ii) Indebtedness issued pursuant to the APE (including the New Debt) and Telecom Personal Debt;

          (iii) Indebtedness of the Borrower or any of its Restricted Subsidiaries constituting Permitted Refinancing Indebtedness;

          (iv) Indebtedness of the Borrower, which may include Capital Leases, Incurred for purposes of financing Permitted Capital Expenditures; provided that the principal amount of any Indebtedness Incurred pursuant to this
     Section 3.03 may not exceed U.S.$50 million (or its equivalent in other currencies) at any time outstanding;

          (v) Hedging Contracts of the Borrower relating to Indebtedness permitted under this Agreement;

          (vi) Indebtedness with respect to letters of credit and bankers' acceptances issued in the ordinary course of business and not supporting Indebtedness, including letters of credit supporting performance bonds;

          (vii) Indebtedness of the Borrower or any of its Restricted Subsidiaries to the Borrower or any of its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries) so long as such Indebtedness continues to be owed to the Borrower or a Restricted Subsidiary (other than Telecom Personal and its Subsidiaries) and which, if the obligor is the Borrower, is subordinated in right of payment to the Loan;

          (viii) Indebtedness of Telecom Personal or any of its Subsidiaries that is permitted under the Telecom Personal Debt;

          (ix) Up to an aggregate of U.S.$30 million (or its equivalent in other currencies) of Attributable Debt under Sale and Leaseback Transactions Incurred by the Borrower during the term of the New Debt; and

          (x) Indebtedness of the Borrower Incurred on or after the Issuance Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed U.S.$60 million (or its equivalent in other currencies); provided, that such Indebtedness is Incurred for purposes relating to the operation of the Borrower's or any of the Restricted Subsidiaries' (other than Telecom Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase transactions or Optional Prepayments or Debt Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital.

     For the purposes of determining compliance with this Section 3.03(b), in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 3.03(b) or is entitled to be Incurred pursuant to Section 3.03(a), the Borrower in its sole discretion shall classify such item of Indebtedness into one or more available categories as of the date of Incurrence.

     (c) Notwithstanding Section 3.03(b), the Borrower shall not permit any of its Restricted Subsidiaries to Guarantee any Indebtedness of any other Person.

     Section 3.04. Limitation on Use of Proceeds of Incurrence of Indebtedness. In the event that the Borrower Incurs any Indebtedness (other than Permitted Indebtedness and Indebtedness relating to Sale and Leaseback Transactions, the use of proceeds from which is addressed separately) (i) at least 50% of the Net Debt Proceeds therefrom shall be applied, within 45 days after such Incurrence, to prepay the New Debt through Debt Payments and (ii) the remainder thereof shall be paid into the Reserve Account to be used by the Borrower during the twelve-month period following the deposit of such funds for purposes relating to the operation of the Borrower's or any of the Restricted Subsidiaries' (other than Telecom Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase transactions or Optional Prepayments or Debt Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital, and any such proceeds remaining in the Reserve Account at the expiration of such twelve-month period shall be applied as set forth under Section 2.06(a)(iii) on or before the next succeeding Mandatory Prepayment Date.

     Section 3.05. Limitation on Asset Sales. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

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

          (i) the Asset Sale is for fair market value, as determined in good faith by the Board of Directors;

          (ii) at least 75% of the value of the consideration therefrom is in the form of cash or Cash Equivalents; and

          (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing.

     (b) Within 45 days of completion of any Asset Sale comprising (i) any sale by the Borrower of Equity Interests of Telecom Personal held by the Borrower on the Issuance Date or Equity Interests of any Operating Subsidiary of the Borrower (other than Telecom Personal or any Subsidiary thereof) or (ii) any sale by the Borrower of Qualified Telecom Personal Indebtedness or (iii) any disposition by the Borrower or any Operating Subsidiary (other than Telecom Personal or any Subsidiary thereof) of all or substantially all of its assets for cash (each such transaction, a "Major Asset Sale"), the Borrower shall, at its election, apply the Net Cash Proceeds of such Asset Sale to purchase or prepay the New Debt through Market Purchase transactions or Optional Prepayments or Debt Payments; provided that if the Net Cash Proceeds are less than U.S.$5 million, the Borrower may elect to pay the Net Cash Proceeds that are not otherwise applied as described above into the Reserve Account.

     (c) Within 270 days after the receipt of the Net Cash Proceeds from an Asset Sale other than a Major Asset Sale, the Borrower shall, at its election, apply the Net Cash Proceeds of such Asset Sale to (i) purchase or prepay the New Debt through Market Purchase transactions or Optional Prepayments or Debt Payments or (ii) acquire all or substantially all of the assets of a Permitted Business, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business, or to make capital expenditures or otherwise acquire long-term assets that are to be used by the Borrower or a Restricted Subsidiary in a Permitted Business. Pending application of the Net Cash Proceeds of any Asset Sale as described in this
Section 3.05(c), any such Net Cash Proceeds shall be paid into the Reserve Account.

     (d) Notwithstanding the foregoing, this Section 3.05 shall not apply to any Asset Sale by Telecom Personal or its Subsidiaries made in compliance with the Telecom Personal Debt.

     Section 3.06. Limitations on Sale and Leaseback Transactions. Within 45 days of completion of any Sale and Leaseback Transaction, the Borrower shall apply any net cash proceeds of such Sale and Leaseback Transaction at the Borrower's election to purchase the New Debt through Market Purchase transactions or to prepay the New Debt through Optional Prepayments or Debt Payments.

     Section 3.07. Limitation on Transactions with Shareholders and Affiliates.
(a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any holder of 10% or more of the Capital Stock of the Borrower, except upon terms not less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower (an "Arm's-Length Transaction").

     (b) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Borrower, except for Arm's-Length Transactions. If any such transaction or series of related transactions has an aggregate value in excess of 1% of the Borrower's net worth as set forth in the Borrower's latest publicly available financial statements, the Borrower shall, prior to such transaction, (i) obtain a favorable written opinion from either (A) the audit committee of the Board of Directors, which committee shall include at least two independent members of the Board of Directors or (B) at least one independent consultant that the terms of the transaction are consistent with those obtained in an Arm's-Length Transaction and (ii) obtain the approval of a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a resolution of the Board of Directors.

     (c) The foregoing clauses (a) and (b) do not apply to:

          (i) any transaction between the Borrower and any of its Restricted Subsidiaries (excluding Telecom Personal and its Subsidiaries) or between Restricted Subsidiaries of the Borrower (excluding Telecom Personal and its Subsidiaries);

          (ii) any transaction between the Borrower and Telecom Personal (or any of its Subsidiaries) that is of the type entered into in the ordinary course of business as of the Issuance Date and the subsequent continuation or renewal thereof on comparable terms including, without limitation, finance, administrative and legal services and interconnection services;

          (iii) any transaction permitted under the Telecom Personal Debt, except for transactions between the Borrower and its Restricted Subsidiaries (other than Telecom Personal and its Subsidiaries), on the one hand, and Telecom Personal and its Subsidiaries, on the other hand, which insofar as the Agreement and the Loan are concerned, are addressed solely in this Section 3.07;

          (iv) any payment of reasonable and customary fees to directors of the Borrower;

          (v) any transaction or payment required pursuant to Argentine laws and regulations;

          (vi) any transaction or payment pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business; or

          (vii) up to U.S.$10 million (or its equivalent in other currencies) in any fiscal year in aggregate payments (including out-of-pocket costs and expenses) relating to technical services, assistance with specified projects undertaken at the request of the Board of Directors and services of highly qualified personnel under the Management Contract dated August 9, 1999, as amended, modified or replaced from time to time so long as the amended, modified or new provisions, taken as a whole, are no less favorable to the Borrower and its Restricted Subsidiaries than those in effect on the Issuance Date.

     Section 3.08. Limitation on Capital Expenditures. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any capital expenditure other than Permitted Capital Expenditures, Telecom Personal Permitted Capital Expenditures and Regulatory Capital Expenditures. Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may apply Net Equity Proceeds, Net Cash Proceeds from any Asset Sale (other than a Major Asset Sale) or amounts expressly permitted to be withdrawn from the Reserve Account for capital expenditures in excess of Permitted Capital Expenditures without regard to this Section 3.08 and the application of such amounts will not reduce the aggregate amount of Permitted Capital Expenditures that may be made in any fiscal year under this covenant.

     (b) This Section 3.08 shall not apply to any capital expenditures made by Nucleo.

     Section 3.09. Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (the payments and other actions described in the following clauses being collectively "Restricted Payments"):

          (i) purchase any Equity Interests of the Borrower;

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

          (ii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Indebtedness except scheduled payments of interest or principal; or

          (iii) make any Investments other than Permitted Investments.

     (b) (i) For so long as any Telecom Personal Debt is outstanding in substantially the same form as issued by Telecom Personal in its restructuring, any Investment by the Borrower in Telecom Personal shall be made solely in the form of debt instruments having the same terms and conditions as the Telecom Personal Debt then outstanding having the shortest maturity (including an amortization schedule matching the remaining amortization schedule of such Telecom Personal Debt), and ranking pari passu with such Telecom Personal Debt (such debt, together with any Investment described in Section 3.09(b)(iv), the "Qualified Telecom Personal Indebtedness"). The Borrower will not permit Telecom Personal to apply the net cash proceeds from any Qualified Telecom Personal Indebtedness for any purpose other than to fund capital expenditures, operational expenses or debt service requirements that Telecom Personal is not able to satisfy with available cash.

          (ii) Any such Qualified Telecom Personal Indebtedness issued to the Borrower by Telecom Personal in accordance with Section 3.09(b)(i) shall be held in trust for the benefit of the holders of the New Debt for so long as it is held by the Borrower.

          (iii) The Borrower shall use its best efforts to sell such Qualified Telecom Personal Indebtedness in the secondary market as promptly as practicable following the issuance date of such Indebtedness; provided that the Borrower shall not be required to sell such Qualified Telecom Personal Indebtedness if it is unable to obtain a sale price providing a yield to maturity for such Indebtedness that is equal to or higher than the yield to maturity for notes issued by the Borrower having terms and conditions most comparable to such Qualified Telecom Personal Indebtedness, less 200 basis points.

          (iv) If no Telecom Personal Debt is outstanding in substantially the same form as issued by Telecom Personal in its restructuring, any Investment by the Borrower in Telecom Personal shall be made solely in the form of (A) secured obligations that rank senior to other Indebtedness of Telecom Personal or (B) debt instruments having the same terms and conditions as outstanding Indebtedness of Telecom Personal for which a secondary market is available; provided that the Borrower shall use its best efforts to sell such Indebtedness in the secondary market as promptly as practicable following the issuance of such Indebtedness. Any such

     Indebtedness issued to the Borrower by Telecom Personal shall be held in trust for the benefit of the holders of New Debt for so long as it is held by the Borrower.

     Section 3.10. Limitations on Payment Restrictions affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to (1) create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to make, or (2) agree to include as an event of default or prepayment event under any debt obligation or other agreement to which any Restricted Subsidiary is a party upon:

          (i) any payment of dividends or making any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary, or

          (ii) any payment of any Indebtedness or other obligation owed to the Borrower or any other Restricted Subsidiary.

     (b) Section 3.10(a) does not apply to any encumbrances or restrictions:

          (i) existing under or by reason of applicable law,

          (ii) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Borrower or any Restricted Subsidiary or with respect to any Unrestricted Subsidiary, at the time it is designated as a Restricted Subsidiary, which encumbrances or restrictions (1) are not applicable to any other Person or the property or assets of any other Person and (2) were not put in place in anticipation of such event and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Lender than the encumbrances or restrictions being extended, renewed, replaced or refinanced,

          (iii) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Restricted Subsidiary that is permitted under Section 3.05,

          (iv) existing pursuant to the terms of the New Debt, or

          (v) existing pursuant to the terms of the Telecom Personal Debt.

     Section 3.11. Limitation on Issuance of Equity Interests of Telecom Personal. The Borrower shall not permit Telecom Personal to issue any Equity Interests if, after giving effect to the issuance, the Borrower, directly or indirectly, would no longer own at least 50.1% of the total voting power of the Voting Stock of Telecom Personal.

     Section 3.12. Restriction on Voluntary Capital Reduction. The Borrower shall not undertake a Voluntary Reduction of Capital without the prior consent of the Series Majority Holders.

     Section 3.13. Reinvestment Of Dividends Paid By Telecom Personal. If Telecom Personal pays any dividend in cash or Cash Equivalents, the Borrower will reinvest any such dividends received by it in Telecom Personal. Such investment shall be made, at the Borrower's option, by the subscription of common stock or non-redeemable shares issued by Telecom Personal or by contribution to Telecom Personal's capital account in the form of irrevocable capital contributions ("aportes irrevocables").

     Section 3.14. Reports by the Borrower. The Borrower shall furnish to the
Lender:

          (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, certified by independent accountants selected by the Borrower and of internationally recognized standing;

          (ii) as soon as available, but in any event within 75 days after the end of each of the first three fiscal quarters of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, certified by the chief financial officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (subject to normal year-end audit adjustments);

          (iii) concurrently with the delivery of the financial statements referred to in Section 3.14(a)(i), a certificate of such independent accountants certifying such financial statements, stating whether in the course of the normal audit procedures anything came to their attention (except for the APE procedure) to cause them to believe that there existed on the date of such statements any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, and if so, specifying the nature and period of existence thereof, it being understood that such independent accountants shall not be obligated to expand the scope of their examination beyond that required by their normal audit procedures (including, if applicable, procedures for companies conducting APE procedures);

          (iv) concurrently with the delivery of the financial statements referred to in Section 3.14(a)(i) and the financial statements for the second fiscal quarter of the Borrower referred to in Section 3.14(a)(ii), a certificate of the Borrower's independent accountants certifying the calculation of Excess Cash; and

          (v) concurrently with the delivery of the financial statements referred to in Section 3.14(a)(i) and (ii), a certificate of the chief financial officer of the Borrower (1) stating whether, to the best of such Officer's knowledge, the Borrower during such period has kept, observed, performed and fulfilled each and every covenant and condition contained herein and whether, to the best of such Officer's knowledge, anything came to his or her attention (except for the APE procedure) to cause him or her to believe that there existed on the date of such statements any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default, and if so, specifying the nature and period of existence thereof and (2) if the Borrower purchased any New Debt in a Market Purchase during the applicable fiscal quarter, (a) the price at which the New Debt was repurchased and (b) the aggregate principal amount of the New Debt that was repurchased.

     All of the financial statements referred to in Section 3.14(a)(i) and (ii) shall be complete and correct in all material respects, shall be prepared in reasonable detail and in accordance with Argentine GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages.

     (b) Whether or not the Borrower is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Borrower shall make publicly available within the time periods specified in those sections with:

          (i) all annual financial information that would be required to be contained in a filing with the Commission on Form 20-F if the Borrower were required to file such forms, including an "Operating and

     Financial Review and Prospects" and an audit report on such annual financial information by the Borrower's certified independent accountants, and

          (ii) all current reports that would be required to be filed with the Commission on Form 6-K if the Borrower were required to file such reports.

     In addition, whether or not required by the Commission, the Borrower shall, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (a)(i) and (ii) with the Commission for public availability within the time periods specified in the Commission's rules and regulations.

     Section 3.15. Notice of Default. The Borrower shall promptly notify the Lender by facsimile or electronic mail (receipt confirmed telephonically or by electronic mail or electronic mail receipt) in accordance with Section 5.05 hereof promptly after it becomes aware of the occurrence of any Event of Default, or any condition or event which with the giving of notice, lapse of time or satisfaction of any other condition or any combination of the foregoing would, unless cured or waived, become an Event of Default. Each notice given pursuant to this paragraph shall be accompanied by a certificate of an Officer setting forth the details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     Section 3.16. Maintenance of Existence. Except as otherwise permitted under
Section 3.05 and Section 3.20, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, at all times continue to maintain its corporate existence and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

     Section 3.17. Line of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except for immaterial operations incidental to acquired businesses.

     Section 3.18. Redemption of Loan upon a Change of Control. Not later than 60 days following a Change of Control, the Borrower shall make an Offer to Prepay all of the outstanding Loan at a prepayment price equal to 100% of the outstanding principal amount thereof plus accrued but unpaid interest to the date of purchase.

     Section 3.19. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if:

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          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation;

          (ii) the Borrower could Incur at least U.S.$1.00 of Indebtedness under
     Section 3.03;

          (iii) such Subsidiary does not own any Capital Stock of the Borrower or any Restricted Subsidiary or hold any Indebtedness of, or any Lien on any Property of, the Borrower or any Restricted Subsidiary; and

          (iv) the Subsidiary is not party to any transaction or arrangement with the Borrower or any Restricted Subsidiary that would not be permitted under Section 3.07.

     If the Subsidiary being designated as an Unrestricted Subsidiary is, at the time of designation, a Restricted Subsidiary, the consequences set forth in
Section 3.20(d) shall apply. Once so designated the Subsidiary shall remain an Unrestricted Subsidiary, subject to Section 3.19(b).

     (b) (i) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 3.19(a) shall be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 3.19(d).

          (ii) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

     (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary:

          (i) all existing Investments of the Borrower and the Restricted Subsidiaries therein valued at the Borrower's proportional share of the fair market value of its assets less liabilities will be deemed made at that time;

          (ii) all existing Indebtedness of the Borrower or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Borrower or a Restricted Subsidiary held by it will be deemed Incurred at that time;

          (iii) all existing transactions between it and the Borrower or any Restricted Subsidiary will be deemed entered into at that time; and

          (iv) it will cease to be subject to the provisions of this Agreement and the Loan as a Restricted Subsidiary.

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

     (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary:

          (i) all of its Indebtedness and Disqualified Stock will be deemed Incurred at that time for purposes of the provisions set forth under
     Section 3.03,

          (ii) Investments therein previously charged under Section 3.09, as adjusted to reflect any change in the Borrower's proportional share of the fair market value of its assets less liabilities, will be credited thereunder; and

          (iii) it will thenceforward be subject to the provisions of this Agreement and the Loan as a Restricted Subsidiary.

     Any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary shall, unless so noted by the Borrower, be deemed to include the designation of all of the Subsidiaries of such Subsidiary.

     (e) Any designation by the Board of Directors of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Lender by delivering a copy of the resolutions of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing provisions not later than the next succeeding delivery of financial statements as required under Section 3.14.

     Section 3.20. Limitations on Mergers, Consolidations, Sales and Conveyances. The Borrower shall not merge into or consolidate with any Person or sell, assign, transfer or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any Person unless:

     (a) the Lender had the opportunity to exercise opposition rights, if any, it may have under Argentine Law No. 11,867, Argentine Law No. 19,550 or any other applicable Argentine law and the Borrower shall have complied with any such opposition rights with respect to such transaction or series of transactions;

     (b) the resulting surviving or transferee person, which we refer to as the "surviving entity" is (i) the Borrower or any of its Argentine Affiliates or (ii) a sociedad anonima organized under the laws of Argentina;

     (c) the surviving entity (if not the Borrower) shall have expressly assumed, by a document executed and delivered to the Lender in form and substance reasonably satisfactory to the Lender all of the obligations of the Borrower under the Loan;

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

     (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of the transaction or series of transactions (a) the surviving entity shall have a Consolidated Net Worth equal to or greater than the Borrower's Consolidated Net Worth immediately prior to such transaction or series of transactions, and (b) either the surviving entity could Incur at least U.S.$1.00 of indebtedness under Section 3.03 or the surviving entity will have a Leverage Ratio (calculated by substituting such surviving entity for the Borrower) equal to or less than the Leverage Ratio immediately prior to such transaction or series of transactions; and

     (f) the surviving entity shall have delivered to the Lender an Officers' Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, assignment, transfer or other conveyance or disposition complies with this Agreement.

     Upon the occurrence of any of the transactions permitted by this Section 3.20, the surviving entity (if not the Borrower) shall succeed to and become substituted for the Borrower, and may exercise every right and power of the Borrower, with the same effect as if it had been named in this Agreement and in the Note or Acknowledgement of Debt, as applicable. Following such transaction, the Borrower shall be released from its liability as obligor on the Loan and under this Agreement.

     This provision shall not apply to the disposition by the Borrower of all or substantially all of its assets for cash, which transaction is governed by
Section 3.05.

     Section 3.21. Limitation of Applicability of Certain Covenants. Notwithstanding the foregoing, the Borrower's obligations to comply with the covenants described in Section 3.03 and Section 3.08 (collectively, the "Extinguished Covenants") shall terminate and cease to have any further effect from and after the first date that the Borrower attains from two internationally recognized statistical rating organizations (including any statistical rating organizations recognized by the Commission as a "nationally recognized statistical rating organization") a rating on its long-term debt denominated in currencies other than Pesos that is Investment Grade; provided that if either of such statistical rating organizations subsequently ceases to provide the Borrower's long-term debt an Investment Grade rating, then, from and after the time the

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

Borrower's long-term debt ceases to be rated Investment Grade by either rating organization, the Borrower and its Restricted Subsidiaries' obligation to comply with the Extinguished Covenants shall be reinstated.

     The Extinguished Covenants shall not, however, be of any effect with regard to actions of the Borrower properly taken while the Borrower's long-term debt was rated Investment Grade, and no Default will be deemed to have occurred solely by reason of any Indebtedness Incurred or capital expenditures made while the covenants were suspended.

     Section 3.22. Reserve Account. (a) The Borrower shall establish one or more segregated bank and securities accounts (collectively, the "Reserve Account") to hold the following funds in the form of cash or Cash Equivalents for the purpose of satisfying its obligations under the New Debt:

          (i) 50% of any Net Debt Proceeds;

          (ii) the Reserved Excess Cash;

          (iii) Net Cash Proceeds from Asset Sales (other than Major Asset Sales); and

          (iv) Excess Cash amounts required to be deposited in the Reserve Account.

     (b) The Borrower shall be entitled to withdraw from the Reserve Account the following funds:

          (i) any Net Debt Proceeds may be withdrawn by the Borrower during the twelve-month period following the deposit of such funds and used for purposes relating to the operation of the Borrower's or any of the Restricted Subsidiaries' (other than Telecom Personal and its Subsidiaries) business, including for Permitted Investments, capital expenditures, purchase of assets, payment of expenses, debt service, purchase or payment of Indebtedness (including through Market Purchase transactions or Optional Prepayments or Debt Payments), refinancing of Indebtedness, funding of intercompany loans and funding of working capital;

          (ii) the deposit of the Reserved Excess Cash generated in any Excess Cash Period may be withdrawn by the Borrower during the six-month period following the deposit of such funds and (A) any and all of such funds may be used by the Borrower for purposes of making Distribution Payments, making Mandatory Investments, or for purchase or payment of New Debt through Market Purchase or Optional Redemption transactions or through Debt Payments and (B) 50% of such funds may be used by the Borrower for purposes of making capital expenditures

     (including capital expenditures in excess of Permitted Capital Expenditures); and

          (iii) Net Cash Proceeds from Asset Sales (other than Major Asset Sales) may be withdrawn and applied as permitted under the terms of the New Debt.

     (c) The funds in the Reserve Account shall, to the fullest extent permitted by Argentine law and regulations of the Central Bank, be denominated in U.S. Dollars and Euro. Any funds held in the Reserve Account (other than funds that the Borrower is entitled to withdraw and use for its own account) as of the Calculation Date shall be applied as set forth under Section 2.06(a)(iii). Notwithstanding the foregoing, the Borrower may apply any amounts remaining in the Reserve Account after the Loan has been paid in full in its sole discretion.

                                    ARTICLE 4
                                Events of Default

     Section 4.01. Events of Default. Each of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an event of default ("Event of Default"):

          (i) default in the payment of principal of the Loan as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, by prepayment or otherwise and continuance of such default for 5 Business Days; provided, however, that any failure to make any principal payment under circumstances provided for, and in compliance with, Section
     2.11 shall not constitute an Event of Default; or

          (ii) default in the payment of any interest or Additional Amounts upon the Loan as and when the same shall become due and payable, and such default continues for 30 days; or

          (iii) any failure to comply with the provisions of Section 3.20; or

          (iv) any failure to make or consummate an offer to purchase the Loan in accordance with the provisions of Section 3.18; or

          (v) any failure to apply the Net Cash Proceeds from an Asset Sale to purchase the Loan in accordance with the provisions of Section 3.05; or

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

          (vi) the Liens incurred for the benefit of the Lender in connection with the pledge of the Qualified Telecom Personal Indebtedness become or are declared to become invalid or ineffective; or

          (vii) any failure to apply Excess Cash to purchase or prepay the Loan in accordance with the provisions of Section 2.06 and continuance of such default for 5 Business Days; or

          (viii) any failure on the part of the Borrower to duly observe or perform any of the covenants or agreements of the Borrower in respect of the Loan (other than those referred to in (i) through (vii) above) for a period of more than 30 days after the date on which written notice thereof requiring the Borrower to remedy the same shall have been given to the Borrower by the Trustee or the holders of at least 25% in aggregate principal amount of the Related Series of Notes; or

          (ix) there occurs with respect to any Indebtedness (including New Debt of the same or another Series) of the Borrower or its Restricted Subsidiaries having a principal amount of U.S.$20 million (or its equivalent in other currencies) or more in the aggregate for all such Indebtedness of all such Persons (A) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or
     (B) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; except
     (1) for any such default existing within 30 days of the Issuance Date of the New Notes under Indebtedness of Telecom Personal or its Subsidiaries Incurred prior to the date of the APE; provided, that the Borrower shall be actively seeking a waiver of this default under the New Debt or under such Indebtedness and (2) that this clause (ix) shall not apply with respect to Indebtedness of Nucleo prior to completion of the Nucleo Refinancing; or

          (x) any event or condition shall occur or exist which results in or is reasonably likely to result in the loss or revocation of the license to operate (or a portion thereof) of the Borrower or any of its Restricted Subsidiaries by any governmental authority or court or other person or entity purporting to act under the authority of the government of Argentina, which loss or revocation of license (or a portion thereof) has or could reasonably be expected to have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole; or

          (xi) there shall have been entered against the Borrower or any of its Restricted Subsidiaries a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be taken or, within

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

     the applicable period to appeal, is taken for the payment of money, or the forfeiture of property with an aggregate value, in excess of U.S.$20 million (or its equivalent in other currencies) and 60 days shall have passed since the entry of the order without it being satisfied, discharged or stayed; or

          (xii) the Borrower or any of its Restricted Subsidiaries shall, after the date hereof:

               (A) apply for or consent to the appointment of a receiver, trustee, liquidator or the like for itself or of its property,

               (B) make a general assignment for the benefit of its creditors,

               (C) admit in writing that it is insolvent or admit in writing its inability to pay its debts generally as they become due,

               (D) be adjudicated bankrupt or insolvent,

               (E) (w) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors pursuant to a "concurso preventivo de acreedores," (x) seek approval of its creditors for an "acuerdo preventivo extrajudicial" through any means, including the distribution of an offering circular or similar disclosure materials to creditors in connection with such "acuerdo preventivo extrajudicial," (y) file for court approval of an "acuerdo preventivo extrajudicial" or (z) make a similar court filing seeking to take advantage of any applicable insolvency law, or

               (F) file any answer admitting the material allegation of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

          (xiii) after the date hereof and without its application, approval or consent, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Borrower or any of its Restricted
     Subsidiaries: adjudication in bankruptcy, reorganization, dissolution, winding-up, liquidation, a composition or arrangement with creditors, the appointment of a trustee, a receiver, liquidator or the like of the Borrower or any of its Restricted Subsidiaries or of all or any asset thereof or other like relief in respect of the Borrower or any of its Restricted Subsidiaries under any applicable bankruptcy or insolvency law, and either (x) such proceeding shall not be actively contested by the Borrower or any of its Restricted Subsidiaries in good faith or (y) any order, judgment or decree

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

     shall be entered by any court of competent jurisdiction to effect any of the foregoing; or

          (xiv) any authorization, consent, approval, license, filing or registration now or hereafter legally necessary to enable the Borrower to perform its obligations under the Loan, or any law, rule or regulation necessary for the Lender to enforce the Borrower's obligations under the Loan in accordance with the terms of the Loan, shall be revoked, withdrawn, withheld or modified or shall cease to remain in full force and effect which revocation, modification or cessation would reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under the Loan, or it shall become unlawful for the Borrower to perform its obligations under the Loan or any governmental agency shall contest the legality or validity of any of the Loan in a formal administrative, legislative or judicial proceeding and, in each such case, such revocation, withdrawal, cessation, illegality or invalidity shall be determined to be final and non-appealable; or

          (xv) any condemnation, seizure, compulsory purchase or expropriation by any governmental authority or agency of assets of the Borrower or its Restricted Subsidiaries which, in the aggregate, would be likely to have a material adverse effect upon the business and results of operations of the Borrower and its Restricted Subsidiaries taken as a whole; or

          (xvi) a general moratorium shall be agreed or declared in respect of the payment or performance of the obligations of the Borrower or any of its Restricted Subsidiaries.

     (b) If an Event of Default shall have occurred and be continuing the Lender may, by notice in writing to the Borrower, declare the principal amount of the Loan to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable upon the date that such written notice is received by or on behalf of the Borrower; provided that no such declaration shall be effective unless the Related Series of Notes shall have been accelerated. Notwithstanding the forgoing, a declaration of acceleration by the Lender shall be effective without the acceleration of the Related Series of Notes if (i) an Event of Default under Section 4.01(a)(i) or
(a)(ii) above shall have occurred and be continuing and (ii) no default in payment of principal or interest shall have occurred and be continuing under the Related Series of Notes.


     Upon an effective declaration of acceleration, the Loan shall become and shall be immediately due and payable. Notwithstanding the foregoing, after an effective declaration or acceleration of the Loan, but before a judgment or decree of the money due in respect of the Loan has been obtained, the Lender may rescind by written notice to the Borrower an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal and interest and any Additional Amounts on the Loan which have become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not

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

conflict with any judgment or decree, and such acceleration and its consequences shall be deemed rescinded upon the recession of a declaration of acceleration of the Related Series of Notes by the Series Majority Holders. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

                                    ARTICLE 5
                                  Miscellaneous

     Section 5.01. Amendments and Waivers. (a) This Agreement, any Note, any Acknowledgment of Debt and any terms hereof or thereof (including those set forth in the Schedules to this Agreement) may be waived, amended, supplemented or modified as between the Borrower and all holders of New Debt of the same Series as the Loan (including the Lender), pursuant to an agreement or agreements in writing entered into by the Borrower and the Series Majority Holders; provided that the consent of the Lender shall be required for any amendment, waiver, supplement or modification that:

          (i) extends the final maturity of the Loan or the date on which any installment of principal is due,

          (ii) reduces the principal amount of the Loan,

          (iii) reduces the rate or extends the time of payment of interest on the Loan,

          (iv) amends, changes or modifies the obligation to make mandatory prepayments in accordance with Section 2.06, in a manner materially adverse to the Lender,

          (v) changes the obligation to pay Additional Amounts,

          (vi) changes the currency of payment of principal of or interest on the Loan (including Additional Amounts),

          (vii) changes the governing law,

          (viii) eliminates or invalidates or amends in a manner materially adverse to the Lender any Liens incurred for the benefit of the Lender,

          (ix) impairs or affects the right of the Lender to institute suit for the payment thereof,

          (x) modifies or changes any provision affecting the ranking of the Loan in a manner adverse to the Lender,

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

          (xi) changes any prepayment provision that would alter the pro rata sharing of payments required hereby,

          (xii) modifies the number of holders necessary to waive an Event of Default,

          (xiii) amends, changes or modifies in any material respect the obligation to make an Offer to Prepay the Loan pursuant to Section 3.18, or

          (xiv) reduces the aforesaid percentage of the New Notes of any Series, the consent of the holders of which is required for any such amendment, waiver, supplement or modification, or amends the aforesaid list of provisions that requires the consent of the Lender to amend, waive, supplement or modify.

     (b) Nothing herein shall limit the ability of the Lender to waive any default arising under the terms of this Agreement, any Note, any Acknowledgment of Debt and any terms hereof or thereof (including those set forth in the Schedules and Exhibits to this Agreement).

     Section 5.02. No Waiver; Cumulative Remedies. (a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under any Note or Acknowledgement of Debt shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein or in any Note or Acknowledgement of Debt are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of the Loan or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 5.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

     Section 5.03. Confidentiality. The Lender agrees to maintain the confidentiality of any Confidential Information provided to it, except that Confidential Information may be disclosed (i) in connection with the transactions contemplated herein, to any of its Affiliates and its directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential),
(ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws, rules or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under any Note or Acknowledgement of Debt any suit, action or proceeding relating to this Agreement or to any Note or Acknowledgement of Debt the enforcement of rights hereunder,

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

(v) subject to an agreement containing provisions substantially the same as (and in any event no less onerous than) those of this paragraph, to any assignee of, insurer or re-insurer of, or any prospective assignee of, insurer or re-insurer of, any of its rights or obligations under this Agreement, (vi) with the consent of the Borrower or (vii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Lender on a non-confidential basis from a source other than the Borrower.

     Section 5.04. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Borrower shall have any liability for any obligations of the Borrower hereunder or for any claim based on, in respect of, or by reason of, such obligations. The Lender, by accepting the Loan, waives and releases all such liability, such waiver and release being part of the consideration for the Loan.

     Section 5.05. Notices. All notices shall be in writing and shall be delivered by hand or overnight courier service, facsimile, electronic mail, telex or mailed by certified or registered first class mail. Each such notice or communication shall be delivered to the relevant party at the facsimile or telex number or address, and marked for the attention of the person(s), from time to time specified in a written notice by that party to the other parties for such purpose. Each such notice shall be effective (i) if given by telex, electronic mail, or facsimile, when such telex, electronic mail, or facsimile is transmitted to the relevant number and receipt is confirmed telephonically or by electronic mail or electronic mail receipt, (ii) if given by mail, the fourth Business Day after such notice is deposited in the mails with certified or registered first class postage prepaid or (iii) if given by any other means, when received at the address specified. The initial notice information for the parties is as set forth on Schedule 5.07.

     Section 5.06. Successors and Assigns; Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns; provided the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior consent of the Lender; and provided further the Lender may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Borrower if, as a result of such assignment, the Borrower would be required to incur increased Additional Amounts in respect of the rights and obligations so assigned (the "Assigned Interest") as compared to those it would have been required to pay in respect of the Assigned Interest had such assignment not occurred.

     (b) The Lender, with the consent of the Borrower (if required) may assign its rights and/or obligations under this Agreement, including, without limitation, the Loan owing to it and any Note(s) or Acknowledgment(s) of Debt,

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

as applicable, held by it, in each case in the amount equal to (i) US$5 million,
(euro)5 million, P$5 million or (Y)500 million and integral multiples of US$1.00, (euro)1.00 P$1.00 or (Y)100, in excess thereof, as applicable or (ii) the outstanding Loan. The parties to any such assignment shall deliver to the Borrower an Assignment and Acceptance, substantially in the form of Exhibit C hereto. Upon such delivery to, and, if required, consent by, the Borrower, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and have the rights and/or obligations of the Lender, as the case may be, hereunder and (ii) the Lender assignor thereunder shall relinquish its rights and/or be released from its obligations, as applicable, under this Agreement and cease to be a party hereto and thereto.

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other as follows:

          (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any other instrument or document furnished pursuant hereto;

          (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by any Borrower of any of its obligations or any other instrument or document furnished pursuant hereunder;

          (iii) the assignee confirms that it has received a copy of this Agreement, together, if requested in writing, with copies of the financial statements referred to under Section 3.14(a)(i) and (ii) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) the assignee will, independently and without reliance upon or such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and

          (v) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

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

     (d) In the case of any assignment by the Lender, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for any surrendered Note or Acknowledgment of Debt, if requested by the new Lender assignee, a new Note or Acknowledgment of Debt, as applicable, to the order of the new Lender assignee in an amount equal to the aggregate principal amount of the Loan assigned to it pursuant to such Assignment and Acceptance. The Borrower shall issue any such new Note or Acknowledgment of Debt, as applicable, upon presentation and surrender by the assignor of the Note or Acknowledgment of Debt, as applicable. Any such new Note or Acknowledgment of Debt shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Acknowledgment of Debt, as applicable, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A or B, respectively, hereto.

     Section 5.07. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     Section 5.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 5.09. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to any rules regarding conflicts of laws; provided, however, that all matters relating to the due authorization, execution, issuance and delivery of the Loan and the capacity of the Borrower, shall be governed by applicable Argentine laws and regulations.

     Section 5.10. Submission to Jurisdiction; Judgment Currency; Waiver of Immunities; Waiver of Jury Trial. (a) The Borrower hereto hereby irrevocably and unconditionally:

          (i) agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement or any Note or Acknowledgement of Debt (a "Related Proceeding") may be brought in the Supreme Court of the State of New York, County of New York; or in the United States of America District Court for the Southern District of

     New York; or in the courts of Argentina that sit in Buenos Aires (collectively, the "Specified Courts"), as the Person bringing such Related Proceeding may elect in its sole discretion,

          (ii) submits to the non-exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding, and

          (iii) waives any objection that it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts and to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such Specified Court.

     (b) The Borrower hereby irrevocably and unconditionally appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 and its successors hereunder (the "Process Agent"), as its agent and true and lawful attorney-in-fact in its name, place and stead to receive on behalf of the Borrower service of copies of all writs, claims, process, and summonses in any Related Proceeding brought against it in the State of New York. The Borrower agrees that the failure of the Process Agent to give notice to the Borrower or failure of the Borrower to receive notice of any such service of process shall not impair or affect the validity of such service on the Process Agent or the Borrower, or of any judgment based thereon. The Borrower covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Agreement shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c) (i) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any Note or Acknowledgement of Debt to the Lender in one currency into another currency, the parties hereto agree, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day which is two Business Days prior to the day on which final judgment is rendered.

          (ii) To the fullest extent permitted by law, the obligation of the Borrower in respect of any sum payable hereunder by it to the Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of the Loan (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the

     Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to such party, the Lender agrees to remit to such first party such excess; provided that the Lender shall have no obligation to remit any such excess as long as the Borrower shall have failed to pay the Lender any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of the Borrower hereunder in accordance with the terms of this Agreement.

     (d) To the extent that the Borrower or any of its revenues, assets or properties has or hereafter may acquire shall be entitled, with respect to any Related Proceeding at any time brought against the Borrower or any of its revenues, assets or properties in any Specified Court, to any immunity (sovereign or otherwise) from suit or proceeding, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Borrower irrevocably agrees not to claim and irrevocably waives such immunity, to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States), it being understood that, should enforcement against the Borrower's assets be sought in Argentina, courts may refuse to grant such enforcement on the basis that the Borrower's assets are subject to the provision of an essential public service or pursuant to applicable provisions of the Argentine Bankruptcy law. The Borrower further agrees that final judgment in any such suit, action or proceeding brought in such a court will be conclusive and binding on it and may be enforced in any court to the jurisdiction of which the Borrower is subject by a suit upon such judgment, provided that service of process is effected upon the Borrower in the manner specified above or as otherwise permitted by law.

     (e) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM HEREIN.

     (f) The Borrower hereby waives, to the fullest extent permitted by applicable laws, in connection with any legal proceeding arising out of or in connection with this Agreement instituted against the Borrower in Argentina, (i) the right to demand that the Lender post a performance bond or guaranty

(excepcion de arraigo) and (ii) the right to challenge without cause the presiding judge or any other member of the court having jurisdiction over any such action or proceeding.

     Section 5.11. Entire Agreement/Construction of the Agreement and Indenture. This Agreement reflects the entire agreement of the Borrower and the Lender with respect to this Agreement and the Loan. This Agreement and the Loan do not provide the Lender with any rights under the Indenture or the New Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                           TELECOM ARGENTINA S.A.,
                                              as Borrower


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           [LENDER],
                                              as Lender


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I

                LENDER AND LENDING OFFICE; INITIAL AMOUNT OF LOAN

 LENDER            LOAN           LENDING OFFICE
--------   --------------------   --------------
[LENDER]   [AMOUNT & CURRENCY]]      [ADDRESS]
                                     [ADDRESS]
                                     [ADDRESS]

PAYMENT INSTRUCTIONS

Payments to be made by wire transfer to the following account:

[WIRE TRANSFER INSTRUCTIONS]

The principal amount of the Loan [SHALL/SHALL NOT] be adjusted by CER as provided in this Agreement.

                                                                  SCHEDULE 2.02A

                             TERMS OF SERIES A LOAN

                                    Article 1
                                   Definitions

     Section 1.01. For the purpose of the provisions set forth below, the following terms shall have the following meanings:

     "Acknowledgment of Debt" has the meaning assigned to such term in Section 2.02(c) of this Schedule 2.02.

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date in the column corresponding to the "Denomination" of the Loan:

                                                            Denomination
                                                    ---------------------------
                                                    Dollar   Euro   Peso    Yen
Date                                                 Loan    Loan   Loan   Loan
-------------------------------------------------   ------   ----   ----   ----
Issuance Date through October 15, 2008...........    5.53%   4.83%  3.23%  1.93%
October 16, 2008 through October 15, 2014........    8.00%   6.89%  3.42%  3.69%

     "Assignment and Acceptance" means an assignment and acceptance entered into by the Lender and an assignee, and delivered to the Borrower, in substantially the form of Exhibit C to the Agreement.

     "Borrower" has the meaning assigned to such term in the introductory paragraph of the Agreement.

     "Lender" means the Person listed on Schedule I to the Agreement on the date hereof, and each Person that shall become a party hereto pursuant to an Assignment and Acceptance.

     "Maturity Date" means October 15, 2014.

     "Note" has the meaning assigned to such term in Section 2.01(c) of this
Schedule 2.02.

     Section 1.02. Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Agreement.

                                    Article 2
                            Amount and Terms of Loan

     Section 2.01. Scheduled Repayment Of Loan. (a) The Borrower hereby unconditionally promises to pay to the Lender on each date set forth below the portion of the outstanding principal of the Loan (as such amount may be reduced from time to time pursuant to Sections 2.04, 2.05 and 2.06 of the Agreement) set forth opposite such date ("Scheduled Payment Amount"):

                                    Percentage of Original
                                   Principal Amount Payable
                         (expressed as a percentage of the principal
                          amount outstanding on the first scheduled
Scheduled Payment Date             principal payment date)
----------------------   -------------------------------------------
October 15, 2004......                       3.20%
April 15, 2005........                       2.80%
October 15, 2005......                       2.80%
April 15, 2006........                       2.40%
October 15, 2006......                       2.40%
April 15, 2007........                       0.80%
October 15, 2007......                       0.80%
April 15, 2008........                       0.40%
October 15, 2008......                       0.40%
April 15, 2009........                       7.14%
October 15, 2009......                       7.14%
April 15, 2010........                       7.14%
October 15, 2010......                       7.14%
April 15, 2011........                       7.14%
October 15, 2011......                       7.14%
April 15, 2012........                       7.14%
October 15, 2012......                       7.14%
April 15, 2013........                       7.14%
October 15, 2013......                       7.14%
April 15, 2014........                       6.30%
October 15, 2014......                       6.30%

provided that the final such installment shall in any event be in an amount to pay the aggregate principal amount of the Loan in full and shall be paid no later than the Maturity Date.

     (b)The Scheduled Payment Amount may be rescheduled upon a Devaluation Event as provided in Section 2.11 of the Agreement.

     (c)Upon request by the Lender, the Borrower will promptly execute and deliver to the Lender, at the Lender's option, either (i) a promissory note of the Borrower in the amount of any Loan owing to the Lender, substantially in the form of Exhibit A (a "Note") or (ii) an acknowledgement of indebtedness under Argentine law evidencing the Loan substantially in the form of Exhibit B (an "Acknowledgment of Debt"). The Lender's election to receive either a Note or an Acknowledgement of Debt shall be irrevocable once the Note or Acknowledgement of Debt has been executed and delivered by the Borrower, and the Lender shall have no right to exchange a Note for an Acknowledgement of Debt (if a Note has been issued) or an Acknowledgement of Debt for a Note (if an Acknowledgement of Debt has been issued).

     Section 2.02. Interest Rates and Payment Dates. (a) Subject to Section 2.02(b) of this Schedule 2.02, the Loan shall bear interest on the unpaid principal amount thereof from and including the Issuance Date to and excluding the date such principal amount shall be paid in full, at a rate per annum equal to the Applicable Fixed Rate. Accrued interest shall be payable in full, semiannually in arrears on each Interest Payment Date.

     (b)The Borrower shall pay interest on, to the fullest extent permitted by law, the amount of any interest or principal payable hereunder or under any Note or Acknowledgment of Debt that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum to be paid pursuant to Section 2.02(a) of this Schedule 2.02.

     Section 2.03. Payments and Computations. (a) The Borrower shall make each payment hereunder and under any Note or Acknowledgment of Debt, as applicable, irrespective of any right of counterclaim or set-off, not later than 1:00 p.m. New York City time on the day when due to the Lender for the account of its respective Lending Office, in same day funds. Upon the execution and delivery to, and, if required, consent to and acceptance by, the Borrower, of an Assignment and Acceptance, the Borrower shall make all payments hereunder and under any Note or Acknowledgment of Debt, as applicable, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b)Interest shall be computed (i) with respect to any Dollar Loan on the basis of a 360-day year of twelve 30-day months and (ii) with respect to any Euro Loan, Yen Loan or Peso Loan on the basis of a year of 365 days (in the case of a leap year, 366 days) and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (c)Payments on Peso Loans will be adjusted, if applicable, in the manner set forth under Section 2.03 of the Agreement.

     (d)In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments of the Loan will be made in accordance with and on the terms of Section 2.08 of the Agreement.

                                                                  SCHEDULE 2.02B

                             TERMS OF SERIES B LOAN

                                    Article 1
                                   Definitions

     Section 1.01. For the purpose of the provisions set forth below, the following terms shall have the following meanings:

     "Acknowledgment of Debt" has the meaning assigned to such term in Section 2.02(c) of this Schedule 2.02.

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date:

Date                                           Applicable Fixed Rate
--------------------------------------------   ---------------------
Issuance Date through October 15, 2005......            9.00%
October 16, 2005 through October 15, 2008...           10.00%
October 16, 2008 through maturity...........           11.00%

     "Assignment and Acceptance" means an assignment and acceptance entered into by the Lender and an assignee, and delivered to the Borrower, in substantially the form of Exhibit C to the Agreement.

     "Borrower" has the meaning assigned to such term in the introductory paragraph of the Agreement.

     "Lender" means the Person listed on Schedule I to the Agreement on the date hereof, and each Person that shall become a party hereto pursuant to an Assignment and Acceptance.

     "Loan" has the meaning assigned to such term in Section 2.01 of the Agreement.

     "Maturity Date" means October 15, 2011.

     "Note" has the meaning assigned to such term in Section 2.01(c) of this
Schedule 2.02.

     Section 1.02. Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Agreement.

                                    Article 2
                            Amount and Terms of Loan

     Section 2.01. Scheduled Repayment Of Loan. (a) The Borrower hereby unconditionally promises to pay to the Lender on each date set forth below the portion of the outstanding principal of the Loan (as such amount may be reduced from time to time pursuant to Sections 2.04, 2.05 and 2.06 of the Agreement) set forth opposite such date ("Scheduled Payment Amount"):

                                    Percentage of Original
                                   Principal Amount Payable
                         (expressed as a percentage of the principal
                          amount outstanding on the first scheduled
Scheduled Payment Date             principal payment date)
----------------------   -------------------------------------------
October 15, 2004......                       4.0%
April 15, 2005........                       5.0%
October 15, 2005......                       5.0%
April 15, 2006........                       6.0%
October 15, 2006......                       6.0%
April 15, 2007........                       7.0%
October 15, 2007......                       7.0%
April 15, 2008........                       7.5%
October 15, 2008......                       7.5%
April 15, 2009........                       7.5%
October 15, 2009......                       7.5%
April 15, 2010........                       7.5%
October 15, 2010......                       7.5%
April 15, 2011........                       7.5%
October 15, 2011......                       7.5%

provided that the final such installment shall in any event be in an amount to pay the aggregate principal amount of the Loan in full and shall be paid no later than the Maturity Date.

     (b)The Scheduled Payment Amount may be rescheduled upon a Devaluation Event as provided in Section 2.11 of the Agreement.

     (c)Upon request by the Lender, the Borrower will promptly execute and deliver to the Lender, at the Lender's option, either (i) a promissory note of the Borrower in the amount of any Loan owing to the Lender, substantially in the form of Exhibit A (a "Note") or (ii) an acknowledgement of indebtedness under Argentine law evidencing the Loan substantially in the form of Exhibit B (an "Acknowledgment of Debt"). The Lender's election to receive either a Note or an Acknowledgement of Debt shall be irrevocable once the Note or Acknowledgement of Debt has been executed and delivered by the Borrower, and the Lender shall have no right to exchange a Note for an Acknowledgement of Debt (if a Note has been issued) or an Acknowledgement of Debt for a Note (if an Acknowledgement of Debt has been issued).

     Section 2.02. Interest Rates and Payment Dates. (a) Subject to Section 2.02(b) of this Schedule 2.02, the Loan shall bear interest on the unpaid principal amount thereof from and including the Issuance Date to and excluding the date such principal amount shall be paid in full, at a rate per annum equal to the Applicable Fixed Rate. Accrued interest shall be payable in full, semiannually in arrears on each Interest Payment Date.

     (b)The Borrower shall pay interest on, to the fullest extent permitted by law, the amount of any interest or principal payable hereunder or under any Note or Acknowledgement of Debt that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum to be paid pursuant to Section 2.02(a) of this Schedule 2.02.

     Section 2.03. Payments and Computations. (a) The Borrower shall make each payment hereunder and under any Note or Acknowledgment of Debt, as applicable, irrespective of any right of counterclaim or set-off, not later than 1:00 p.m. New York City time on the day when due to the Lender for the account of its respective Lending Office, in same day funds. Upon the execution and delivery to, and, if required, consent and acceptance by, the Borrower, of an Assignment and Acceptance, the Borrower shall make all payments hereunder and under any Note or Acknowledgment of Debt, as applicable, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b)Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     (c)In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments of the Loan will be made in accordance with and on the terms of Section 2.08 of the Agreement.

                                                                   SCHEDULE 5.07

                               NOTICE INFORMATION

Notice Information for Borrower:

Telecom Argentina S.A.
Alicia Moreau de Justo 50
C1107AAB - Buenos Aires, Argentina
Attention: [             ]
            -------------
Tel: + 5411-4968-3612
Fax: [             ]
      -------------

Notice Information for Lender:

[LENDER]
[ADDRESS]
[ADDRESS]
Attention: [             ]
            -------------
Tel: [             ]
      -------------
Fax: [             ]
      -------------

                                                                       EXHIBIT A

                                     FORM OF
                                      NOTE

[AMOUNT & CURRENCY] New York, New York

                                                                          , 2004
                                                               -------- --

     FOR VALUE RECEIVED, the undersigned, TELECOM ARGENTINA S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Borrower"),
hereby unconditionally promises to pay to the order of               (the
                                                       -------------
"Lender") at the office of [ADDRESS], in lawful money of the [COUNTRY] and in immediately available funds, the principal amount of [AMOUNT & CURRENCY], or such lesser amount as shall remain outstanding after giving effect to any scheduled payment of principal or any prepayment of the Loan made by the Lender pursuant to the Loan Agreement (as hereinafter defined) on the dates and in the amounts specified in the Loan Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Schedule
2.02 of the Loan Agreement.

     This Note (a) is the Note referred to in the Loan Agreement, dated as of
[            ], 2004 (as amended, supplemented or otherwise modified from time
 --------- --
to time, the "Loan Agreement"), between the Borrower and the Lender, (b) has been entered into in exchange for New Notes designated Series [SPECIFY SERIES] issued by the Borrower under the APE, (c) is subject to the provisions of the Loan Agreement and (d) is subject to optional and mandatory prepayment in whole or in part as provided in the Loan Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note may be declared to be, immediately due and payable, upon the acceleration of the related series of New Notes all as provided in the Loan Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                    TELECOM ARGENTINA, S.A.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                                     FORM OF
                             ACKNOWLEDGEMENT OF DEBT

[CURRENCY & AMOUNT]          City of Buenos Aires

                                                                          , 2004
                                                            ----------- --

     Telecom Argentina S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Borrower"), hereby acknowledges that it owes and
unconditionally promises to pay to the order of              (the "Lender") the
                                                ------------
aggregate principal amount of [CURRENCY & AMOUNT], or such lesser amount as shall remain outstanding after giving effect to any scheduled payment of principal or any prepayment of the Loan made by the Lender (the "Principal Amount") on the dates and in the amounts specified in Annex A hereto. The Borrower further acknowledges that it owes and agrees to pay interest in like money on the unpaid Principal Amount hereof from time to time outstanding at the rates and on the dates specified in Annex A hereto. The Principal Amount (together with accrued interest) is also subject to optional and mandatory prepayment in whole or in part on the terms specified in the Loan Agreement as defined below.

     This Acknowledgment of Debt is the Acknowledgment of Debt referred to in
the Loan Agreement, dated as of [            ], 2004 (as amended, supplemented
                                 --------- --
or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and the Lender.

     1. Payment. The Principal Amount and any interest accrued thereon (together, the "Debt") shall be paid as set forth in Annex I/3/ hereto.

     2. Default Interest. In the event that the Borrower does not pay any amounts under this Acknowledgment of Debt when due, the Borrower shall pay interest on, to the fullest extent permitted by law, the amount of any Principal Amount and interest thereon payable hereunder that is not paid when due, calculated from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal at all times to 2.00% per annum above the rate per annum to be paid pursuant to this Acknowledgment of Debt and Annex I hereto. Such interest shall be payable on demand.

     3. Foreclosure. This Acknowledgement of Debt is executed by an attorney-in-fact of the Borrower before a duly registered notary public who

----------
     /3/ There will be a different annex depending on whether the Acknowledgment of Debt represents a Series A Loan or Series B Loan.

certifies the capacity and identity of such person and registers such certification with its notarial register.

     For purposes of collection of this Acknowledgement of Debt by the Lender, the judicial summary action ("via ejecutiva") is hereby agreed upon, which shall be admitted upon submission of this instrument. The judicial enforcement of this Acknowledgment of Debt by the Lender shall not require any previous notice or demand.

     Since this Acknowledgment of Debt is one of the instruments falling under the scope of Section 523 subsection 2, of the Argentine Code of Civil and Commercial Procedure, and as it transfers the existence of a liquid and enforceable credit (pursuant to Section 520 of the Code of Civil and Commercial Procedure), the Borrower declares that this Acknowledgment of Debt is an executory title suitable and sufficient for the collection of the Acknowledged Debt.

     4. Law and Jurisdiction. The laws of the Republic of Argentina shall govern this Acknowledgement of Debt. To all judicial effects derived herefrom, the Borrower submits to the jurisdiction of the ordinary commercial courts of the City of Buenos Aires, expressly waiving any other venue or jurisdiction that may be applicable.

     5. Domicile. To all effects derived from this Acknowledgment of Debt, the
Borrower sets up domicile at [             ] where all relevant notices and
                              -------------
communications sent will be deemed valid including judicial and/or extra-judicial notices.

                                    TELECOM ARGENTINA, S.A./4/


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

----------
     /4/ The signature of the Borrower shall be notarized in Argentina (certification of both identity and capacity is required).

                                     Annex I
                            to Acknowledgment of Debt

                              [FOR SERIES A LOANS]

1.   Definitions.

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date in the column corresponding to the "Denomination" of the Loan:

                                                        Denomination
                                                ---------------------------
                                                Dollar   Euro   Peso    Yen
Date                                             Loan    Loan   Loan   Loan
---------------------------------------------   ------   ----   ----   ----
Issuance Date through October 15, 2008 ......    5.53%   4.83%  3.23%  1.93%
October 16, 2008 through October 15, 2014 ...    8.00%   6.89%  3.42%  3.69%

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in Buenos Aires, or on which the TARGET System is not operation.

     ["CER" means the Coeficiente de Estabilizacion de Referencia or the reference stabilization coefficient as calculated by the Argentine Central Bank, or any successor thereto, in accordance with the formula set forth in Annex I of Argentine Law No 25,713. If such CER is abrogated, held to be inapplicable or not published, references to "CER" shall refer to any replacement measure adopted under the laws of Argentina or, in the absence of any such replacement measure, any adjustment that shall be necessary, in the sole discretion of the Borrower, to provide a substantially equivalent rate of return in comparison with similar Dollar loans.]/5/

     "Interest Payment Date" means April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

----------
     /5/ Bracketed text only applicable to Peso Loans.

     "Interest Period" means, for the Acknowledgement of Debt, (a) initially, the period commencing on the Issuance Date/6/ and ending on the first Interest Payment Date thereafter and (b) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date.

     "Issuance Date" means [                       ] [to be completed with the
                            -----------------------
original Issuance Date of the Notes exchanged for the Loan evidenced in the Acknowledgement of Debt].

     "Maturity Date" means October 15, 2014.

     2. Principal Payment Dates and Amounts. The Borrower hereby acknowledges to owe and unconditionally promises to pay to the Lender on each date set forth below the portion of the Principal Amount set forth opposite such date/7/:

                                         Percentage of
                         Original Principal Amount Payable (expressed
                            as a percentage of the principal amount
                         outstanding on the first scheduled principal
Scheduled Payment Date                   payment date)
----------------------   --------------------------------------------
October 15, 2004......                      3.20%
April 15, 2005........                      2.80%
October 15, 2005......                      2.80%
April 15, 2006........                      2.40%
October 15, 2006......                      2.40%
April 15, 2007........                      0.80%
October 15, 2007......                      0.80%
April 15, 2008........                      0.40%
October 15, 2008......                      0.40%
April 15, 2009........                      7.14%
October 15, 2009......                      7.14%
April 15, 2010........                      7.14%
October 15, 2010......                      7.14%
April 15, 2011........                      7.14%
October 15, 2011......                      7.14%

----------
     /6/ In case the Acknowledgement of Debt is executed after the date of execution of the Loan, Interests accrued from the date of the Loan through the date of the Acknowledgement of Debt must be included in the principal amount of the Acknowledgement of Debt.

     /7/ An amended Acknowledgment of Debt shall be issued in exchange for the surrendered original Acknowledgment of Debt upon mandatory prepayment with excess cash pursuant to Section 2.06 of the Loan Agreement or any Optional Prepayment pursuant to Section 2.04 of the Loan Agreement.

                                         Percentage of
                         Original Principal Amount Payable (expressed
                            as a percentage of the principal amount
                         outstanding on the first scheduled principal
Scheduled Payment Date                   payment date)
----------------------   --------------------------------------------
April 15, 2012........                      7.14%
October 15, 2012......                      7.14%
April 15, 2013........                      7.14%
October 15, 2013......                      7.14%
April 15, 2014........                      6.30%
October 15, 2014......                      6.30%

provided that the final such installment shall in any event be in an amount to pay the aggregate Principal Amount in full and shall be paid no later than the Maturity Date.

     3. Interest Rates and Payment Dates. The Borrower acknowledges that the Principal Amount shall bear interest on any unpaid Principal Amount thereof from and including the date hereof to and excluding the date such Principal Amount shall be paid in full, at a rate per annum equal to the Applicable Fixed Rate. Accrued interest shall be payable semiannually in arrears on each Interest Payment Date.

     4. Payment of Acknowledged Debt and Computations. The Borrower shall make each payment hereunder, not later than 1:00 p.m. New York City time on the date when due to the Lender for the accounts of its lending office, in the same day funds, with payments being received by the Lender after such time being deemed to have been received on the next succeeding Business Day.

     Interest shall be computed [on the basis of a 360-day year of twelve 30-day months.]/8/ [on the basis of a year of 365 days (in the case of a leap year, 366 days) and paid for the actual number of days elapsed (including the first day but excluding the last day)./9/]

     [The outstanding Principal Amount shall be adjusted by the variation of CER. The interest payment amount due as of each Interest Payment Date shall be calculated based on the outstanding Principal Amount as of each Interest Payment Date. The Principal payment Amount due as of each amortization payment date shall be calculated by applying the percentage shown in the relevant amortization schedule to the outstanding Principal Amount as of the date hereof and then

----------
     /8/ Bracketed text only applicable to Dollar Loans.

     /9/ Bracketed text only applicable to Euro, Yen and Peso Loans.

adjusting such amount by the variation of CER between the date hereof and each amortization payment date.]/10/

     [5. Foreign exchange restrictions/11/. In the event of any foreign exchange restriction or prohibition in Argentina, the Borrower shall make any and all payments under this Acknowledgment of Debt in [U.S. Dollar] [Euro] [Yen] through:

     (i) purchasing, with Pesos, "Bonos Externos Globales de la Republica Argentina" (Global 2008 Bonds) issued by Argentina and payable in U.S. Dollars or any other public private securities issued in Argentina and denominated in [U.S. Dollars][Euro][Yen] or any other securities (collectively, the "Securities") and selling such instruments outside Argentina for [U.S. Dollars][Euro][Yen] or; or

     (ii) any other legal mechanism for the acquisition of [U.S. Dollars]/12/, [Euro]/13/ or [Yen]/14/ in any exchange market.

     In addition, in the event of any foreign exchange restriction or prohibition in Argentina, the Lender may elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for [U.S. Dollars][Euro][Yen] in an amount equivalent to the sums due and payable under the Loan. Such payment will discharge and satisfy the Borrower's payment obligations to the Lender on such payment date. In each case all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Borrower.]

----------
     /10/ Bracketed text only applicable to Peso Loans.

     /11/ Bracketed text only applicable to Dollar, Euro and Yen Loans.

     /12/ Bracketed text only applicable to Dollar Loans.

     /13/ Bracketed text only applicable to Euro loans.

     /14/ Bracketed text only applicable to Yen Loans.

                                     Annex I
                            to Acknowledgment of Debt

                              [FOR SERIES B LOANS]

1.   Definitions

     "Applicable Fixed Rate" means, for any date, the rate set forth below in the row opposite such date:

Date                                           Applicable Fixed Rate
--------------------------------------------   ---------------------
Issuance Date through October 15, 2005......            9.00%
October 16, 2005 through October 15, 2008...           10.00%
October 16, 2008 through maturity...........           11.00%

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized or required by law or regulation to close in New York City or in Buenos Aires, or on which the TARGET System is not operation.

     "Interest Payment Date" means April 15 and October 15 of each year, commencing after the date hereof; provided that if any Interest Payment Date would fall on a day other than a Business Day, such Interest Payment Date shall be the next succeeding Business Day with the same force and effect as if made on such April 15 or October 15, as applicable, with no accrual of interest for the period after such date.

     "Interest Period" means, for the Acknowledgement of Debt, (a) initially, the period commencing on the Issuance Date/15/ and ending on the first Interest Payment Date thereafter and (b) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Interest Payment Date.

     "Issuance Date" means [                      ] [To be completed with the
                            ----------------------
original Issuance Date of the Notes exchanged for the Loan evidenced in the Acknowledgement of Debt].

     "Maturity Date" means October 15, 2011.

     2. Principal Payment Dates and Amounts. The Borrower hereby acknowledges to owe and unconditionally promises to pay to the Lender on each

----------
     /15/ In case the Acknowledgment of Debt is executed after the date of execution of the Loan, Interest accrued from the date of the Loan through the date of the Acknowledgement of Debt must be included in the principal amount of the Acknowledgement of Debt.

date set forth below the portion of the Principal Amount set forth opposite such date/16/:

                                      Percentage of
                            Original Principal Amount Payable
                            (expressed as a percentage of the
                           principal amount outstanding on the
Scheduled Payment Date   first scheduled principal payment date)
----------------------   ---------------------------------------
October 15, 2004......                    4.0%
April 15, 2005........                    5.0%
October 15, 2005......                    5.0%
April 15, 2006........                    6.0%
October 15, 2006......                    6.0%
April 15, 2007........                    7.0%
October 15, 2007......                    7.0%
April 15, 2008........                    7.5%
October 15, 2008......                    7.5%
April 15, 2009........                    7.5%
October 15, 2009......                    7.5%
April 15, 2010........                    7.5%
October 15, 2010......                    7.5%
April 15, 2011........                    7.5%
October 15, 2011......                    7.5%

provided that the final such installment shall in any event be in an amount to pay the aggregate Principal Amount in full and shall be paid no later than the Maturity Date.

     3. Interest Rates and Payment Dates. The Borrower acknowledges that the Principal Amount shall bear interest on any unpaid Principal Amount thereof from and including the date hereof to and excluding the date such Principal Amount shall be paid in full, at a rate per annum equal to the Applicable Fixed Rate. Accrued interest shall be payable semiannually in arrears on each Interest Payment Date.

     4. Payment of Acknowledged Debt and Computations. The Borrower shall make each payment hereunder, not later than 1:00 p.m. New York City time on the date when due to the Lender for the accounts of its lending office, in the same day funds, with payments being received by the Lender after such time being deemed to have been received on the next succeeding Business Day.

----------
     /16/ An amended Acknowledgment of Debt shall be issued in exchange for the surrendered original Acknowledgment of Debt upon mandatory prepayment with excess cash pursuant to Section 2.06 of the Loan Agreement or any Optional Prepayment pursuant to Section 2.04 of the Loan Agreement.

     Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     5. Foreign exchange restrictions. In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments under this Acknowledgment of Debt will be made in U.S. Dollars through:

     (i) purchasing, with Pesos, "Bonos Externos Globales de la Republica Argentina" (Global 2008 Bonds) issued by Argentina and payable in U.S. Dollars or any other public private securities issued in Argentina and denominated in U.S. Dollars or any other securities (collectively, the "Securities") and selling such instruments outside Argentina for U.S. Dollars or; or

     (ii) any other legal mechanism for the acquisition of U.S. Dollar in any exchange market.

     In addition, in the event of any foreign exchange restriction or prohibition in Argentina, the Lender may elect to receive the payment in an amount equivalent to the Peso amount necessary for purchasing Securities and the reasonable and customary cost of transferring and selling such Securities outside Argentina for U.S. Dollars in an amount equivalent to the sums due and payable under the Loan. Such payment will discharge and satisfy the Borrower's payment obligations to the Lender on such payment date. In each case all reasonable and customary costs, including any taxes, relative to such operations to obtain foreign currency will be borne by the Borrower.

                                                                       EXHIBIT C

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Loan Agreement, dated as of [            ], 2004
                                                           --------- --
(as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between Telecom Argentina, S.A. (the "Borrower") and the Lender. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

     The Assignor identified on Schedule l hereto (the "Assignor") and the assignee identified on Schedule l hereto (the "Assignee") agree severally with respect to all information relating to it and its assignment hereunder and on
Schedule 1 hereto as follows:

     (1) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest in and to the Assignor's rights and/or obligations under the Loan Agreement as of the date hereof described on
Schedule I hereto (such assigned interest, the "Assigned Interest"). After giving effect to such sale and assignment, the amount of the Loan owing to the Assignee will be as set forth on Schedule 1 hereto.

     (2) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto; and (c) delivers to the Assignee any Note or Acknowledgment of Debt, as applicable, held by it.

     (3) The Assignee (a) represents and warrants that its name set forth on
Schedule 1 hereto is its legal name and that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to under Section 3.14(a)(i) and (ii) to the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto; and (d) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its respective terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

     (4) Following the execution of this Assignment and Acceptance, it will be delivered to the Borrower, for its consent, if required, and for acceptance and recording by the Borrower or its designee. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of delivery or consent, if required, hereof by the Borrower, unless otherwise specified on
Schedule 1 hereto.

     (5) Upon such delivery and consent, if required, and recording, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, (a) to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement in respect of the interest assigned hereby (other than its rights and obligations under the Loan Agreement that are specified to survive the payment in full of the obligations of the Borrower under the Loan Agreement to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and (b) shall cease to be a party to each such agreement.

     (6) Upon such delivery and consent, if required, by the Borrower, from and after the Effective Date, the Borrower shall make all payments under the Loan Agreement and any Note or Acknowledgment of Debt, as applicable, in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement and any Note or Acknowledgment of Debt, as applicable, for periods prior to the Effective Date directly between themselves.

     (7) This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Assigned Interest:

     [PRINCIPAL AMOUNT & CURRENCY]/17/

[NAME OF ASSIGNEE]                        [NAME OF ASSIGNOR]


By:                                       By:
    -----------------------------------       ----------------------------------
Name:                                     Name:
Title:                                    Title:

Consented to and Accepted by:/18/

Telecom Argentina S.A., as
Borrower


By:
    -----------------------------------
Name:
Title:

----------
     /17/ The Assigned Interest shall be in the amount equal to (i) US$5 million, (euro)5 million, P$5 million or (Y)500 million and integral multiples of US$1.00, (euro)1.00, P$1.00 or (Y)100 in excess thereof, as applicable or
(ii) the outstanding Loan.

     /18/ Consent of the Borrower required in case the Borrower would be required to incur increased Additional Amounts in respect of the Assigned Interest than it would have been required to pay in respect of the Assigned Interest had such assignment not occurred.